As filed with the U.S. Securities and Exchange Commission on May 6, 2020

Registration No. 333-237321

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3 ON

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Greenland Technologies Holding Corporation

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11-F, Building #12, Sunking Plaza, Gaojiao Road

Hangzhou, Zhejiang

People’s Republic of China

Tel: (86) 010-53607082

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10018
(212) 530-2206

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq.

Hunter, Taubman, Fischer & Li LLC

1450 Broadway, 26th Floor,

New York, NY 10018

+1(212) 530-2206

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary shares, no par value per share (the “Ordinary Shares”), to be sold by the Registrant	2,461,000	(2)	$11.50	(3)	$28,301,500	(3)	$3,673.53
Ordinary Shares, no par value per share, to be sold by the selling shareholders	1,420,200	(4)	$1.47	(5)	$2,087,694	(5)	$270.98
Total	3,881,200		-		$30,389,194		$3944.51	(6)

(1)	In accordance with Rule 416 under the Securities Act, as amended, this registration statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Represents up to 2,461,000 ordinary shares of Greenland Technologies Holding Corporation, no par value per share, that may be issued upon the exercise of certain outstanding warrants, each entitling the holder thereof to purchase one-half ordinary share at an exercise price of $11.50 per share, subject to certain adjustments. The warrants include (i) 4,400,000 warrants sold as part of the units in our initial public offering dated as of July 27, 2018 (the “Initial Public Offering”), (ii) 240,000 warrants issued to Chardan Capital Markets, LLC (“Chardan”) underlying a unit purchase option (“UPO”) granted to Chardan in connection with the Initial Public Offering, and (iii) 260,000 warrants underlying the units issued to Greenland Asset Management Corporation (the “Sponsor”) and 22,000 warrants underlying the units issued to Chardan in a private placement in connection with the Initial Public Offering.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act.

(4)	Represents the resale of 1,420,200 ordinary shares currently owned by the selling securityholders named herein. The ordinary shares include (i) 282,000 ordinary shares underlying the units issued to the Sponsor and Chardan in a private placement in connection with the Initial Public Offering, (ii) 26,000 ordinary shares converted from 260,000 rights underlying the units issued to the Sponsor and 2,200 ordinary shares converted from 22,000 rights underlying the units issued to Chardan in a private placement in connection with the Initial Public Offering, (iii) 1,100,000 ordinary shares acquired by the Sponsor prior to the Initial Public Offering, and (iv) 10,000 ordinary shares issued to Skyline Corporate Communications Group, LLC (“SCCG”) in a private placement in connection with a termination agreement entered into and by Greenland and SCGG on February 25, 2020 (the “Termination Agreement”).

(5)

Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices of our ordinary shares on the Nasdaq Capital Market on March 19, 2020.

(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Greenland Technologies Holding Corporation, a British Virgin Islands corporation, filed a Registration Statement on Form S-3 on March 20, 2020 (Registration No. 333-237321) (the “Registration Statement”). This Amendment No. 1 to Form S-3 is being filed to convert the Registration Statement on Form S-3 into a Registration Statement on Form S-1.

Further, this registration statement contains a prospectus to be used in connection with the public offering of 2,461,000 Ordinary Shares of the Company. In addition, the Company is registering the resale of up to 1,420,200 Ordinary Shares by certain selling shareholders set forth herein (the “Selling Shareholders”), and this registration statement contains a second prospectus to cover the Resale Shares (the “Resale Prospectus”).

The Public Offering Prospectus and the Resale Prospectus are substantively identical, except for the following principal points:

●	they contain different front and back covers (including Table of Contents);

●	they contain different Offering sections in the Prospectus Summary;

●	they contain different Use of Proceeds sections;

●	the Dilution section is deleted from the Resale Prospectus; and

●	a Selling Shareholders section is included in the Resale Prospectus.

The Company has included in this Registration Statement, after the financial statements, the Resale Prospectus with alternate pages reflecting the foregoing differences.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 6, 2020

2,461,000 Ordinary Shares

Greenland Technologies Holding Corporation

This prospectus relates to the issuance by Greenland Technologies Holding Corporation (“Greenland,” the “Company,” “we” or “us”) of up to 2,461,000 ordinary shares issuable upon the exercise of warrants, which include (a) 4,400,000 warrants issued to public investors in the Initial Public Offering (“Public Warrants”), (b) 240,000 warrants underlying the UPO issued to Chardan (“UPO Warrants”) in connection with the Initial Public Offering, and (c) 282,000 warrants underlying the units issued to the Sponsor and Chardan in a private placement in connection with the Initial Public Offering (“Private Unit Warrants” and together with Public Warrants and UPO Warrants, the “Warrants”). The Warrants may only be exercised for whole shares at an exercise price of $11.50 per share.

We will receive the proceeds from the cash exercise of the Warrants, but not from any subsequent sale of the underlying ordinary shares by holders of the Warrants. We are registering the issuance of ordinary shares upon exercise of the Warrants.

We are a “controlled company” within the meaning of NASDAQ listing standards and the rules of the SEC. Mr. Peter Zuguang Wang, our Chairman of the Board of Directors (the “Board”) and a director of the Company (“Director”), is currently the beneficial owner of 74.84% of our outstanding Ordinary Shares. If we complete the public offering of our Ordinary Shares, Mr. Peter Zuguang Wang will have the right to vote 60.1% of the Ordinary Shares. Please see “Risk Factors- Since our Directors and Executive Officers will own 70.8% of our Ordinary Shares following this public offering, they will have the ability to elect directors and approve matters requiring shareholder approval by way of resolution of members.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify. This prospectus describes the general manner in which the shares may be offered and sold. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “GTEC.” On May 5, 2020, the closing price of our ordinary shares was $2.01 per share.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 6, 2020.

We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

i

About this Prospectus

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. We have not taken any action to permit a public offering of the Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the British Virgin Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are to Greenland’s subsidiaries;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●

“Greenland,” “we,” “us,” or the “Company,” are to one or more of Greenland Technologies Holding Corporation, an exempted company limited by shares formed under British Virgin Islands law, and its Affiliated Entities, as the case may be;

●	“Hangzhou Greenland” are to Hangzhou Greenland Robotic Co., Ltd., a limited liability company organized under the laws of the PRC, which is under a 100% control of Zhongchai Holding;

●	“Hengyu” are to Shanghai Hengyu Business Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, which is under a 62.5% control of Zhongchai Holding;

●	“Shengte” are to Zhejiang Shengte Transmission Machinery Co., Ltd, a limited liability company organized under the laws of the PRC, which is under a 100% control of Zhejiang Zhongchai;

●	“shares,” “Shares,” or “Ordinary Shares” are to the Ordinary Shares of the Company with no par value.

●	“Zhejiang Zhongchai” are to our PRC operating entity, Zhejiang Zhongchai Machinery Co., Ltd., a limited liability company organized under the laws of the PRC, which is under an 89.47% control of Zhongchai Holding;

●	“Zhongchai Holding” are to Zhongchai Holding (Hong Kong) Limited, Greenland’s wholly-owned-subsidiary, a Hong Kong corporation;

Our business is conducted by Zhejiang Zhongchai Machinery Co., Ltd. and other PRC subsidiaries using Renminbi (“RMB”), the currency of the PRC. Our consolidated financial statements are presented in United States dollars (“US$”). In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in US$) and the value of our assets, including accounts receivable (expressed in US$).

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares. The information in such sources may not be consistent with other information compiled in or outside of China.

Overview

We were incorporated on December 28, 2017 as a British Virgin Islands company with limited liability (the “Company”, “Greenland”). We were incorporated as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses.

Initial Public Offering

On July 27, 2018, we consummated our initial public offering of 4,400,000 units, including a partial exercise by the underwriters of their over-allotment option in the amount of 400,000 units. Each unit consists of one ordinary share, no par value, one warrant to purchase one-half of one ordinary share and one right to receive one-tenth of one ordinary share upon the consummation of our initial business combination, pursuant to a registration statement on Form S-1. Warrants must be exercised in multiples of two warrants, and each two warrants are exercisable for one ordinary share at an exercise price of $11.50 per share.  The units were sold in our initial public offering at an offering price of $10.00 per unit, generating gross proceeds of $44,000,000 (before underwriting discounts and offering expenses).

Simultaneously with the consummation of our initial public offering, we completed a private placement of 282,000 units, issued to Greenland Asset Management Corporation (the “Sponsor”) and Chardan Capital Markets, LLC, generating gross proceeds of $2,820,000.

Business Combination

On October 24, 2019, we consummated our business combination with Zhongchai Holding (the “Business Combination”) following a special meeting of the shareholders where the shareholders of Greenland considered and approved, among other matters, a proposal to adopt a share exchange agreement (the “Share Exchange Agreement”), dated as of July 12, 2019 by and among (i) Greenland, (ii) Zhongchai Holding, (iii) the Sponsor in its capacity as the purchaser representative (the “Purchaser Representative”), and (iv) Cenntro Holding Limited, the sole member of Zhongchai Holding (the “Zhongchai Equity Holder” or the “Seller”).

Pursuant to the Share Exchange Agreement, Greenland acquired from the Seller all of the issued and outstanding equity interests of Zhongchai Holding in exchange for the issuance of 7,500,000 ordinary shares, no par value, of Greenland to the Seller (the “Exchange Shares”). As a result, the Seller became the controlling shareholder of Greenland, and Zhongchai Holding became a directly and wholly owned subsidiary of Greenland.

Following the Business Combination in October 2019, we changed our name from Greenland Acquisition Corporation to Greenland Technologies Holding Corporation.

Current Business Operation

Greenland serves as the parent Company for Zhongchai Holding (Hong Kong) Limited, a holding Company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Through Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”) and other PRC subsidiaries, Greenland develops and manufactures traditional transmission products for material handling machineries in PRC, as well as develop models for robotic cargo carriers, which are expected to be produced in the near future in PRC.

Greenland, through its subsidiaries, is:

●	A leading developer and manufacturer of traditional transmission products for material handling machineries in China; and

●	A developer of robotic cargo carriers, which are expected to be available for commercial use in the near future in China.

Greenland’s transmission products are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfilment centers, shipyards and seaports. Greenland’s transmission products are used in 1-ton to 15-ton forklift trucks, some with mechanical shift and some with automatic shift. Greenland sells these transmission products directly to forklift truck manufacturers. In the fiscal years ended December 31, 2019 and 2018, Greenland sold an aggregate of more than 83,567 and 92,374 sets of transmission products, respectively, to more than 100 forklift manufacturers in total in China.

Through Zhongchai Holding and its subsidiaries, Greenland has leveraged its industry and market experience to develop robotic cargo carriers. Greenland completed a conceptual prototype of a robotic cargo carrier in August 2018. Greenland also completed a production-ready sample in January 2020, which has been extensively tested under the sample-testing phase. Greenland expects its first product to be a robotic cargo carrier with a payload capacity of approximately 500 kilograms. Greenland believes that this new product will be more cost-effective than existing automatic guided vehicles in the market. However, due to the COVID-19 outbreak in China, management is uncertain about the market demand for new robotic carriers. In the short term, the management believes that the market demand for robotic carriers would decrease due to reduced business activities caused by the general downturn of the world’s economy. In the long run, however, the management believes that manufacturing companies would gradually shift towards more use of intelligent robots to reduce their employees’ exposure to global health emergencies such as COVID-19, and this would help expand Greenland’s market in the future. Since our robotic products have yet to enter the mass production stage, the COVID-19 has limited impacts on our financial condition in terms of our robotic carriers’ business operation. Greenland’s management currently is carefully examining the robotic carriers’ market and waiting for the market response.

The outbreak of the COVID-19 has significantly affected business and manufacturing activities within China in general, including travel restrictions, widespread mandatory quarantines, and suspension of business activities within China. Recently, China has shown signs of COVID-19 slowdown and Chinese industries have partially resumed businesses as government officials started to ease the restrictive measures. In late February, our operating subsidiary Zhejiang Zhongchai obtained an operating permit from the local government. It subsequently recovered its business operation by the end of March. Greenland experienced approximately 20% sales decline in transmission products in the first quarter of 2020 and the management expects a decrease in revenues for the Company’s 2020 fiscal year.

Incorporation of Greenland Technologies Corp.

On January 14, 2020, Greenland Technologies Corp. was incorporated under the laws of the state of Delaware (“Greenland Tech”). Greenland Tech is the 100% owned subsidiary of the registrant. We aim to use it as the US operation site of the Company and promote sales of our robotic products for the North American market in the near future. Greenland Tech currently does not conduct any business activities.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

Favorable Market Trends

Greenland believes that a number of key industry trends in PRC will continue to benefit Greenland and its subsidiaries and continue to drive growth, including but not limited to: increasing labor cost, which accelerates labor substitution with machinery in material handling and logistic activities; increasing migration of logistic labor to urban areas, which increases demand for logistic machinery; and increasing government support for logistic mechanization, including in the form of subsidies. Greenland believes that it is well-positioned to capitalize on the increasing market demand for transmission products for small- and medium-sized material handling and logistic machinery in PRC.

Well-Developed Manufacturing Capabilities Leading to High Efficiency

Greenland believes that its manufacturing process is well developed. In addition, Greenland believes that a combination of modern operational and management systems and its advanced manufacturing equipment, together with its manufacturing know-how and the skills of its workforce, contribute to a flexible manufacturing system, which allows Greenland to shorten the “time to market” for its new products and timely adjust its product mix to respond to changes in market demand.

Robust Research and Product Development Capabilities

Research and product development capabilities have been critical to Greenland’s historical growth and current market position. Such capabilities include a strong R&D team, which is experienced in introducing new technology and comprises more than 10% of Greenland’s employees, and advanced research and development facilities, which are highly effective and accredited by the Zhejiang provincial government.

Strategic Service Network

We have established an after-sales service network at strategic locations, with a focus on areas that have more developed economies. Users of Greenland’s products are able to reach the Company through a service line, through which Greenland is able to provide prompt on-site technical services at various locations in PRC.

Experienced Management Team with a Successful Track Record

Greenland’s senior management team combines local operational experience and market knowledge with international management and technical experience. In addition, each member of senior management has a track record of helping build companies into successful enterprises.

Corporate Information

Our principal executive offices and headquarters are located at 11-F, Building #12, Sunking Plaza, Gaojiao Road, Hangzhou, Zhejiang, People’s Republic of China, and our phone number is (86) 010-53607082. Our registered office in the British Virgin Islands is located at Craigmuir Chambers, Road Town, Tortola, VG 1110 British Virgin Islands. We maintain a corporate website at http://www.gtecrobotic.com/#/home. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus.

Greenland was incorporated on December 28, 2017 as a British Virgin Islands Company with limited liability. As a result of the consummation of the Business Combination, Greenland serves as the parent Company for Zhongchai Holding.

Greenland Technologies Corp. was incorporated under the laws of the state of Delaware on January 14, 2020. Greenland Tech is the 100% owned subsidiary of the registrant. We aim to use it as the US operation site of the Company and promote sales of our robotic products for the North American market in the near future. Greenland Tech currently does not conduct any business activities.

Zhongchai Holding was incorporated in Hong Kong on April 23, 2009. From April 23, 2009 to November 1, 2011, Zhongchai Holding was a subsidiary of Equicap, Inc., a Nevada corporation which stock was quoted on the OTC Markets until July 29, 2011.

Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”), an 89.47%-owned subsidiary of Zhongchai Holding, was incorporated in PRC on November 21, 2005 and is engaged in the business of designing, manufacturing and selling transmission products mainly for forklift trucks. The remaining 10.53% of Zhejiang Zhongchai’s capital stock is owned by Xinchang County Jiuxin Investment Management Partnership (LP), an entity owned by Mengxing He, director and general manager of Zhejiang Zhongchai and legal representative, executive director and general manager of Shengte (as defined below).

Hangzhou Greenland Robotic Co., Ltd. (“Hangzhou Greenland”), a wholly owned subsidiary of Zhongchai Holding, was incorporated in PRC on August 9, 2019 and is engaged in the business of research, development and manufacturing of robotics and warehousing equipment and systems.

Shanghai Hengyu Business Management Consulting Co., Ltd. (“Hengyu”), a 62.5%-owned subsidiary of Zhongchai Holding, was incorporated in PRC on September 10, 2005 and holds no assets other than an account receivable owed by Cenntro Holding Limited (“Cenntro Holding”), the sole member of Zhongchai Holding prior to the Closing of the Business Combination. The remaining 37.5% of Hengyu’s capital stock is beneficially owned by our Chairman Peter Zuguang Wang.

Zhejiang Shengte Transmission Machinery Co., Ltd. (“Shengte”), a PRC Company incorporated on February 24, 2006, has been a wholly owned subsidiary of Zhejiang Zhongchai since May 21, 2007. Shengte was engaged in the business of manufacturing and selling of gears used in Zhejiang Zhongchai’s transmission products. In 2019, Shengte ceased its business operation, and most assets of its assets were transferred to Zhejiang Zhongchai. Only the employee social benefit function of Shengte in the local region stays effective.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Ordinary Shares offered by us	2,461,000 Ordinary Shares

Ordinary Shares outstanding prior to completion of this offering	10,021,142 Ordinary Shares

Ordinary Shares outstanding immediately after this offering	12,482,142 Ordinary Shares

Listing	Nasdaq Capital Market.

Nasdaq Capital Market symbol	“GTEC”

Transfer Agent	Continental Stock Transfer & Trust Company

Use of proceeds	We intend to use the proceeds from this offering for working capital and general corporate purposes, including the expansion of our business. See “Use of Proceeds” for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

SUMMARY FINANCIAL DATA

The following tables set forth selected historical statements of operations and balance sheet data for the years ended December 31, 2019 and 2018, which have been derived from our audited financial statements for those periods included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018

(IN U.S. DOLLARS)

	December 31,	December 31,
	2019	2018

ASSETS
Current assets
Cash and cash equivalents	$2,123,485	$5,563,133
Restricted cash	3,593,722	3,405,044
Notes receivables	16,156,692	16,342,689
Accounts receivable, net of allowance for doubtful accounts of $1,037,797 and $906,138, respectively	11,971,889	10,176,069
Inventories (net of provision for slow moving inventory of $134,535 and $178,107, respectively)	9,972,877	12,400,474
Due from related parties-current	36,042,829	-
Advance to suppliers	50,664	32,878
Prepayments and Other current assets	327,555	325,555
Total Current Assets	$80,239,713	$48,245,842

Non-current asset
Property, plant, equipment and construction in progress, net	20,630,251	22,058,453
Land use rights, net	3,862,547	3,888,756
Other intangible assets	5,174	-
Due from related parties-non current	430,034	36,636,262
Deferred tax assets	513,805	578,652
Goodwill	3,890	3,954
Other non-current assets	798,429	2,913
Total non-current assets	$26,244,130	$63,168,990
TOTAL ASSETS	$106,483,843	$111,414,832

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018 (Continued)

(IN U.S. DOLLARS)

	December 31,	December 31,
	2019	2018

Current Liabilities
Short-term bank loans	$16,861,615	$19,620,585
Notes payable-bank acceptance notes	15,050,902	17,120,504
Accounts payable	14,713,008	14,971,444
Taxes payables	12,529	155,346
Customer deposits	132,194	68,588
Due to related parties	3,481,984	7,084,542
Other current liabilities	3,086,859	4,203,881
Long-term payable- current portion	2,654,230	-
Total current liabilities	$55,993,321	$63,224,890

Long-term liabilities
Long-term bank loans	-	6,556,708
Long-term payables	1,349,850	-
Other long-term liabilities	2,178,548	1,994,366
Total long-term liabilities	$3,528,398	$8,551,074
TOTAL LIABILITIES	$59,521,719	$71,775,964
COMMITMENTS AND CONTINGENCIES
EQUITY
Ordinary shares, no par value, 10,006,142 shares authorized; 10,006,142 and 7,500,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018	-	-
Additional paid-in capital	15,226,685	12,301,305
Statutory reserves	3,866,574	3,334,322
Retained earnings	19,863,600	15,931,296
Accumulated other comprehensive income (loss)	(360,981)	173,881
Total shareholders’ equity	$38,595,878	$31,740,804
Non-controlling interest	8,366,246	7,898,064
TOTAL EQUITY	$46,962,124	$39,638,868

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$106,483,843	$111,414,832

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

(IN U.S. DOLLARS)

	For the year ended December 31,
	2019	2018
REVENUES	$52,400,844	$60,213,088
COST OF GOODS SOLD	40,022,243	46,139,858
GROSS PROFIT	12,378,601	14,073,230
Selling expenses	1,187,263	1,215,976
General and administrative expenses	2,231,953	1,647,599
Research and development expenses	2,355,307	2,512,403
Total operating expenses	$5,774,523	$5,375,978
INCOME FROM OPERATIONS	$6,604,078	$8,697,252
Interest income	151,532	304,910
Interest expense	(1,289,133)	(1,554,864)
Loss on disposal of property and equipment	(252,556)	(7,424)
Other income	720,612	576,633
INCOME BEFORE INCOME TAX	$5,934,533	$8,016,507
INCOME TAX	847,367	1,392,956
NET INCOME	$5,087,166	$6,623,551
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	622,610	666,886
NET INCOME ATTRIBUTABLE TO GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES	$4,464,556	$5,956,665
OTHER COMPREHENSIVE LOSS:	(689,290)	(1,897,403)
Unrealized foreign currency translation loss attribute to Greenland technologies holding corporation and subsidiaries	(534,862)	(1,399,351)
Unrealized foreign currency translation loss attribute to Noncontrolling interest	(154,428)	(498,052)
Comprehensive income	3,929,694	4,557,314
Noncontrolling interest	468,182	168,834
WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	7,932,567	7,500,000
NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY:
Basic and diluted	0.56	0.79

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

A disruption, termination or alteration of the supply of aluminum alloy or other critical materials due to natural disasters, political and economic turmoil, and widespread disease or pandemics (such as the recent coronavirus outbreak) could materially adversely affect the sales of our products.

Greenland’s sales and manufacturing processes depend on the supply of basic manufacturing materials and other critical components such as steel, copper, and components from certain parts manufacturers. We are reliant on a consistent supply of materials and parts in order to maintain our efficient manufacturing capability. If these suppliers and manufacturers experience production delays, we may receive a lower allocation of materials and parts than anticipated, or if the quality or design of their materials and parts changes, or if these suppliers and manufacturers implement recalls, we could incur substantive costs or disruptions to our business, which could have a material adverse effect on our net sales, financial condition, profitability and cash flows. We may also decide, from time to time, carry increased inventory to protect against these manufacturing risks, which in turn may negatively affect our results of operations.

In addition, volatility in the financial markets generally could affect the financial viability of our third-party suppliers, or could cause them to exit certain business lines, or change the terms on which they are willing to provide products. Further, any changes in quality or design, capacity limitations, shortages of raw materials or other problems could result in shortages or delays in the supply of certain wheelchair parts to us. Our business, operating results and financial condition could suffer if our suppliers reduce output or introduce new parts that are incompatible with our current wheelchair designs or manufacturing process.

Further, conditions such as public health crises could impair our ability to procure necessary materials or increase the cost of these materials. For example, since December 2019, an outbreak of a new strain of coronavirus in Wuhan, China (“COVID-19”), has resulted in widespread quarantines and travel bans by the Chinese government. Such government measures have imposed a substantial impact on our corporate operations in China. As of the date of this prospectus, China has shown signs of COVID-19 slowdown and Chinese industries have partially resumed businesses as government officials started to ease the restrictive measures. However, management is still uncertain about the exact extent to which COVID-19 affects our supply chain or results of operations, since risk factors such as low employee resumption rate and cessation of international trade still exist, even though our business operations have been recovered since late March. We have experience substantive sales decline in our transmission product during the first quarter. Our management believes that the Company’s overall revenues may decline for the fiscal year of 2020 due to the COVID-19 outbreak. Further, inflationary and other increases in costs of materials have occurred in the past and may recur from time to time. In addition, freight costs associated with shipping and receiving manufacturing materials are impacted by fluctuations in the cost of oil and gas. A reduction in the supply or increase in the cost of the manufacturing materials and parts could affect our ability to manufacture our products and could increase the cost of production, which could negatively impact our revenues and profitability.

Greenland’s revenues, expenses and profits are difficult to predict and vary significantly from quarter to quarter. This could cause the trading price of our Ordinary Shares to decline.

Greenland’s operating results vary significantly from quarter to quarter. Therefore, Greenland believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as an indication of its future performance. It is possible that in the future some of Greenland’s quarterly results of operations may be below the expectations of market analysts and our investors, which could lead to a significant decline in the trading price of our Ordinary Shares. Factors which affect the fluctuation of Greenland’s revenues, expenses and profits include:

●	variations, expected or unexpected, in the duration, size, timing and scope of purchase orders;

●	the acceptance of Greenland’s future autonomous products in the market and Greenland’s ability to develop a profitable line of business from sales of such products;

●	changes in prices of raw materials, with higher prices leading to reduced operating income;

●	changes in Greenland’s pricing policies or those of its competitors;

●	changes in compensation, which may reduce its gross profit for the quarter in which they are effected;

●	Greenland’s inability to manage costs, including those related to its raw materials, personnel, infrastructure and facilities;

●	exchange rate fluctuations; and

●	general economic conditions.

A portion of Greenland’s expenses, particularly those related to personnel and facilities are generally fixed in advance of any particular quarter. As a result, unanticipated variations in the number and timing of Greenland’s purchase orders or prices of its raw materials may cause significant variations in its operating results in any particular quarter.

Greenland’s operations are cash intensive, and its business could be adversely affected if it fails to maintain sufficient levels of liquidity and working capital.

As of December 31, 2019, Greenland had approximately $5,717,207 of cash and cash equivalents (including restricted cash). Historically, Greenland has spent a significant amount of cash on its operational activities, principally to procure raw materials for its products. Greenland’s short-term loans are from Chinese banks and are generally secured by a portion of its fixed assets, land use right and/or guarantees by related parties. The term of a majority of such loans is one year. Historically, Greenland has rolled over such loans on an annual basis. However, it may not have sufficient funds available to pay all of its borrowings upon maturity in the future. Failure to roll over its short-term borrowings at maturity or to service its debt could result in the imposition of penalties, including increases in interest rates, legal actions against Greenland by its creditors, or even insolvency.

Although Greenland has been able to maintain adequate working capital primarily through cash from operations and short-term and long-term borrowings, any failure by its customers to settle outstanding accounts receivable, or Greenland’s inability to borrow sufficient capital from local banks, in the future could materially and adversely affect its cash flow, financial condition and results of operations.

Greenland grants relatively long payment terms for accounts receivable which can adversely affect its cash flow.

As is customary in China, for competitive reasons, Greenland grants relatively long payment terms to most of its customers. The reserves Greenland establishes for its receivables may not be adequate based on the current bad debts. Greenland is subject to the risk that it may be unable to collect accounts receivables in a timely manner. If the accounts receivables cannot be collected in time, or at all, a significant amount of bad debt expense will occur, and Greenland’s business, financial condition and results of operation will likely be materially and adversely affected.

Greenland faces short lead-times for delivery of products to customers. Failure to meet delivery deadlines could result in the loss of customers and damage to its reputation and goodwill.

Most of Greenland’s customers are large manufacturers, who generally place large orders for Greenland’s products and require prompt delivery. Greenland’s product sale agreements typically contain short lead-times for the delivery of products and tight production and manufacturer supply schedules that can reduce its profit margins on the products procured from its suppliers. Greenland’s suppliers may lack sufficient capacity at any given time to meet all of its customers’ demands if orders exceed their production capacity. Greenland strives for rapid response to customer demand which can lead to reduced purchasing efficiency, increased procurement costs and low profit margins. If Greenland is unable to meet the customer demands, it may lose customers. Moreover, failure to meet customer demands may damage its reputation and goodwill.

If existing sources of capital are insufficient to support its business and outstanding obligations, Greenland may issue debt and equity securities that are senior to its ordinary shares as to distributions and in liquidation, which could negatively affect the value of its ordinary shares, or Greenland may not be able to raise additional financing at all.

Greenland has operating and long-term and short-term loan obligations, as well as obligations to related parties. If available liquidity is not sufficient to meet its operating and loan obligations as they come due, Greenland’s plans include considering pursuing alternative financing arrangements, reducing expenditures as necessary, or limiting its plans for expansion to meet its cash requirements. However, there is no assurance that, if required, it will be able to raise additional capital, reduce discretionary spending or efficiently limit its expansion to provide the required liquidity. Currently, the capital markets for small capitalization companies are difficult and banking institutions have become stringent in their lending requirements. Accordingly, Greenland cannot ensure the availability or terms of any third-party financing. If Greenland is unable to raise additional financing, it may be unable to procure the raw materials it needs, implement its long-term business plan, develop or enhance its products, take advantage of future opportunities or respond to competitive pressures on a timely basis.

Alternatively, if the Company raises capital by issuing equity or convertible debt securities, such issuances could result in substantial dilution to its shareholders. In addition, the Company may issue senior notes, subordinated notes or preferred shares that have preference over its ordinary shares. In the event of its liquidation, any such lenders and holders of its debt or preferred securities would receive a distribution of its available assets before distributions to the holders of its ordinary shares. Greenland’s decision to incur debt and issue securities in future offerings will depend on market conditions and other factors beyond its control. The Company cannot predict or estimate the amount, timing or nature of future offerings and debt financings. Future offerings could reduce the value of our Ordinary Shares or dilute your investment.

To remain competitive and stimulate customer demand, Greenland must successfully manage the introduction and transition of its future automated products.

Greenland intends to introduce a new automated product. The success of the new product introduction depends on a number of factors including, but not limited to, timely and successful product development, market acceptance, the ability to manage the risks associated with new product production ramp-up issues, the availability of materials needed for new products, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of products in appropriate quantities and at expected costs to meet anticipated demand and the risk that new products may have quality or other defects or deficiencies in the early stages of introduction. Accordingly, Greenland cannot determine in advance the ultimate effect of the new product introduction and transition.

Greenland faces intense competition, and if it is unable to compete effectively it may not be able to maintain profitability.

Greenland competes with many other companies located in the PRC and internationally that manufacture similar products. Many of its competitors are larger companies with greater financial resources. Intense competition in a challenging economic environment in the PRC has, in the past, put pressure on Greenland’s margins and may adversely affect its future financial performance. Moreover, intense competition may result in potential or actual litigation between Greenland and its competitors relating to such activities as competitive sales practices, relationships with its suppliers and customers or other matters.

While Greenland believes that its manufacturing efficiency and capabilities provide it with a competitive advantage among its competitors, it is likely that its competitors will seek to develop similar competing products in the near future. Greenland intends to continue to expand research and development efforts to advance its transmission and robotic technology even further, including improving the design, application and manufacturing of internal combustion engines. However, there can be no assurance that Greenland’s initial competitive advantage will be retained and that one or more competitors will not develop products that are equal or superior in quality and are better priced than Greenland’s products.

Greenland’s revenues are highly dependent on a limited number of customers and the loss of any one of its major customers could materially and adversely affect its growth and revenues.

During the years ended December 31, 2019 and 2018, Greenland’s five largest customers contributed 43.62% and 40.58%, respectively, of its total revenues. In the same periods, Greenland’s single largest customer, Company A, accounted for 14.03% and 14.66%, respectively, of Greenland’s total revenue. As a result of its reliance on a limited number of customers, Greenland may face pricing and other competitive pressures, which may have a material adverse effect on its profits and its revenues. The volume of products sold for specific customers varies from year to year, especially since Greenland is not the exclusive provider for any customers. In addition, there are a number of factors, other than its performance, that could cause the loss of a customer or a substantial reduction in the products that Greenland provides to any customer and that may not be predictable. For example, Greenland’s customers may decide to reduce spending on its products or a customer may no longer need its products following the completion of a project. Furthermore, such customers do not have long-term contracts with Greenland requiring such customers to purchase a quantified number of products or at all. The loss of any one of its major customers, a decrease in the volume of sales to these customers or a decrease in the price at which Greenland sells its products to customers could materially adversely affect Greenland’s profits and revenues.

In addition, this customer concentration may subject Greenland to perceived or actual leverage that its customers may have in negotiations, given their relative size and importance to Greenland. If Greenland customers seek to negotiate their agreements on terms less favorable to Greenland and Greenland accepts such terms, such unfavorable terms may have a material adverse effect on Greenland’s business, financial condition and results of operations. Accordingly, unless and until it diversifies and expands its customer base, Greenland’s future success will significantly depend upon the timing and volume of business from its largest customers and the financial and operational success of these customers.

As Greenland expands its operations, it may need to establish a more diverse supplier network for its raw materials. The failure to secure a more diverse supplier network could have an adverse effect on its financial condition.

Greenland purchases its raw materials from various suppliers for use in the manufacture of its products. For the years ended December 31, 2019 and 2018, none of Greenland’s suppliers accounted for more than 10% of total procurement costs. In the event that Greenland needs to diversify its supplier network, it may not be able to procure a sufficient supply of raw materials at a competitive price, which could have an adverse effect on its results of operations, financial condition and cash flows. Furthermore, despite its efforts to control its supply of raw materials and maintain good relationships with its existing suppliers, Greenland could lose one or more of its existing suppliers at any time. The loss of one or more suppliers could increase its reliance on higher cost or lower quality supplies, which could negatively affect its profitability. Any interruptions to, or decline in, the amount or quality of its raw materials supply could materially disrupt its production and adversely affect its business, financial condition and financial prospects.

Volatile steel prices can cause significant fluctuations in Greenland’s operating results. Greenland’s revenues and operating income could decrease if steel prices increase or if it is unable to pass price increases on to its customers.

Greenland’s principal raw material are processed metal parts and components which are made of carburizing steel. The steel industry as a whole is cyclical and, at times, pricing and availability of steel can be volatile due to numerous factors beyond Greenland’s control, including general domestic and international economic conditions, labor costs, sales levels, competition, levels of inventory, consolidation of steel producers, higher raw material costs for steel producers, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials.

Greenland’s suppliers, like many other processed metal parts and components manufacturers, maintain substantial inventories of steel to accommodate the short lead times and just-in-time delivery requirements of customers. Accordingly, they purchase steel in an effort to maintain their inventory at levels that they believe to be appropriate to satisfy the anticipated needs of customers based upon historic buying practices, supply agreements with customers and market conditions. When steel prices increase, competitive conditions will influence how much of the price increase suppliers would pass on to Greenland and how much Greenland can pass on to its customers. To the extent Greenland is unable to pass on future price increases in raw materials to its customers, the revenues and profitability of Greenland’s business could be adversely affected.

Greenland is subject to various risks and uncertainties that might affect its ability to procure quality raw materials.

Greenland’s performance depends on its ability to procure low cost, high quality raw materials on a timely basis from its suppliers. Greenland’s suppliers are subject to certain risks, including availability of raw materials, labor disputes, inclement weather, natural disasters, and general economic and political conditions, which might limit the ability of Greenland’s suppliers to provide low cost, high quality merchandise on a timely basis. Furthermore, for these or other reasons, one or more of Greenland’s suppliers might not adhere to Greenland’s quality control standards, and Greenland might not identify the deficiency. Our suppliers’ failure to supply quality materials at a reasonable cost on a timely basis could reduce Greenland’s net sales or profits, damage its reputation and have an adverse effect on its financial condition.

Greenland may lose its competitive advantage, and its operations may suffer, if it fails to prevent the loss or misappropriation of, or disputes over, its intellectual property.

Greenland relies on a combination of patents, trademarks, trade secrets and confidentiality agreements to protect its intellectual property rights. While Greenland is not currently aware of any infringement on its intellectual property rights, its ability to compete successfully and to achieve future revenue growth will depend, in significant part, on its ability to protect its proprietary technology. Despite many laws and regulations promulgated, as well as other efforts made, by China over the past several years in an attempt to protect intellectual property rights, intellectual property rights are not as certain in China as they would be in many Western countries, including the United States. Furthermore, enforcement of such laws and regulations in China has not been fully developed. Neither the administrative agencies nor the court systems in China are as equipped as their counterparts in developed countries to deal with violations or handle the nuances and complexities between compliant technological innovation and non-compliant infringement.

Greenland’s transmission technology is protected through a combination of patents, trade secrets, confidentiality agreements and other methods. However, its competitors may independently develop similar proprietary methodologies or duplicate its products, or develop alternatives, which could have a material adverse effect on Greenland’s business, results of operations and financial condition. The misappropriation or duplication of Greenland’s intellectual property could disrupt its ongoing business, distract its management and employees, reduce its revenues and increase its expenses. Greenland’s may need to litigate to enforce its intellectual property rights. Any such litigation could be time consuming and costly and the outcome of any such litigation cannot be guaranteed.

Greenland has limited insurance coverage and may incur losses resulting from product liability claims, business interruption or natural disasters.

Greenland is exposed to risks associated with product liability claims in the event that the use of its products results in property damage or personal injury. Since its products are ultimately incorporated into forklifts, it is possible that users of forklifts or people installing Greenland’s products could be injured or killed, whether as a result of defects, improper installation or other causes. Because Greenland continues to expand its customer base and because its products are used for long periods of time, Greenland is unable to predict whether product liability claims will be brought against it in the future or to predict the impact of any resulting adverse publicity on its business. The successful assertion of product liability claims against Greenland could result in potentially significant monetary damages and require Greenland to make significant payments. Greenland does not carry product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against it. Any business interruption or natural disaster could result in substantial losses and diversion of Greenland’s resources and materially and adversely affect its business, financial condition and results of operations.

If labor costs in the PRC increase substantially, Greenland’s business and costs of operations may be adversely affected.

In recent years, the Chinese economy has experienced inflation and labor cost increases. Average wages are projected to continue to increase. Further, under PRC law, Greenland’s operating subsidiaries are required to pay various statutory employee benefits, including pensions, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of its employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. Greenland expects that its labor costs, including wages and employee benefits, will continue to increase based on the past trends. If Greenland is unable to control its labor costs or pass such increased labor costs on to Greenland’s customers, its financial condition and results of operations may be adversely affected.

Competition for Greenland’s employees is intense, and it may not be able to attract and retain the highly skilled employees needed to support its business.

As Greenland continues to experience growth, it believes its success depends on the efforts and talents of its employees, including engineers, financial personnel and marketing professionals. Its future success depends on its continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled engineering, sales, technical and financial personnel is extremely intense. Greenland may not be able to hire and retain these personnel at compensation levels consistent with its existing compensation and salary structure. Many of the companies with which Greenland competes for experienced employees have greater resources than Greenland has and may be able to offer more attractive terms of employment.

In addition, Greenland invests significant time and expense in training its employees, which increases their value to competitors who may seek to recruit them. If Greenland fails to retain its employees, it could incur significant expenses in hiring and training their replacements, and the quality of its services and its ability to serve customers could diminish, resulting in a material adverse effect on its business.

Greenland’s business depends on the continued efforts of its senior management. If one or more of its key executives were unable or unwilling to continue in their present positions, its business may be severely disrupted.

Greenland’s business operations depend on the continuing services of its senior management, particularly Raymond Z. Wang, its Chief Executive Officer, and its other executive officers named in this prospectus. While Greenland has provided incentives to its management, it cannot assure you that it can continue to retain its officers and directors’ services. If one or more of Greenland’s key executives were unable or unwilling to continue in their present positions, it may not be able to replace them easily or at all, its future growth may be constrained, its business may be severely disrupted and its financial condition and results of operations may be materially and adversely affected, and it may incur additional expenses to recruit, train and retain qualified personnel. In addition, if any dispute arises between Greenland and its current or former officers, it may have to incur substantial costs and expenses in order to enforce such agreements in China or it may be unable to enforce them at all.

If the status of Zhejiang Zhongchai as a “High and New Technology Enterprise” is revoked or expires, it may have to pay additional taxes or make up any previously unpaid taxes and may be subject to a higher tax rate, which would adversely affect its results of operations.

The PRC Enterprise Income Tax Law generally imposes a uniform income tax rate of 25% on all enterprises, but grants preferential treatment to “High and New Technology Enterprises” (“HNTEs”), pursuant to which HNTEs are instead subject to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. During this three-year period, an HNTE must conduct a qualification self-review each year to ensure it meets the HNTE criteria, and will be subject to the regular 25% income tax rate for any year in which it does not meet the criteria. Zhejiang Zhongchai is qualified as an HNTE and therefore enjoyed 15% preferential income tax rate for the three years starting January 1, 2016 through December 31, 2019. Zhejiang Zhongchai received its renewed HNTE qualification in December 4, 2019 for another three year until December 4, 2022.

There are uncertainties regarding future interpretation and implementation of the PRC Enterprise Income Tax Law and its implementing regulations. It is possible that the HNTE qualification of Zhejiang Zhongchai, or its entitlement to an income tax exemption or refund of their value-added tax, will be challenged by tax authorities and be repealed, or that there will be future implementing regulations that are inconsistent with current interpretation of the PRC Enterprise Income Tax. If Zhejiang Zhongchai cannot qualify for such preferential income tax status, its effective income tax rate will be increased significantly and it may have to pay additional income taxes to make up the previously unpaid taxes, which would reduce Zhongchai Holding’s net income.

Risks Related to Doing Business in the PRC

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy has grown steadily in the past decade, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation that may affect our ability to operate as currently contemplated.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. We cannot assure you that the PRC government will pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body that substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or the “SAT,” issued a circular known as “SAT Circular 82” (partially abolished on December 29, 2017), which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore are located in China. There are, however, no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiaries and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Ordinary Shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Ordinary Shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC and the Notice of the SAT on Issues Regarding the Implementation of Dividend Provisions in Tax Treaties, or the “SAT Circular 81,” issued by the SAT, such rate may be reduced to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to the distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the China-Hong Kong special arrangement and other applicable PRC laws. Furthermore, under the SAT’s Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties effective in August 2015, non-resident taxpayers shall determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. See “Taxation—People’s Republic of China Taxation.” We have determined that we are qualified to enjoy the preferential tax treatment. However, we cannot assure you that our determination will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the China-Hong Kong special arrangement with respect to dividends to be paid by our PRC subsidiaries to our Hong Kong subsidiary.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or “SAT Bulletin 7,” which was partially abolished in 2017. Pursuant to this bulletin, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of SAT Bulletin 7. We face uncertainties as to the reporting and other implications of certain future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our Company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transactions under SAT Bulletin 7. For transfer of shares in our Company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our business, and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

Risks Related to this Offering and the Trading Market

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, upon completion of the offering and the issuance of 2,461,000 Ordinary Shares upon the exercise of warrants, you will incur immediate dilution of $5.47 per share at a public offering price of $11.50. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 10,021,142 Ordinary Shares are outstanding before the consummation of this offering and 12,482,142 Ordinary Shares will be outstanding immediately after the consummation of this offering. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

Since our Directors and Executive Officers will own 70.8% of our Ordinary Shares following the public offering, they will have the ability to elect directors and approve matters requiring shareholder approval by way of resolution of members.

Mr. Peter Zuguang Wang, our Chairman of the Board of Directors and a Director of the Company, is currently the beneficial owner of 7,500,000, or 74.84% of our outstanding Ordinary Shares. Mr. Yanming Liu, a Director of the Company, is currently the beneficial owner of 1,337,000, or 13.34% of our outstanding Ordinary Shares. If we complete the public offering of our Ordinary Shares, Mr. Wang and Mr. Liu will collectively have the right to vote 70.8% of the issued and outstanding Ordinary Shares. They are expected to have the power to elect all directors and approve all matters requiring shareholder approval without the votes of any other shareholder. They are expected to have significant influence over a decision to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of shareholders, regardless of whether or not our other shareholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Ordinary Shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their Ordinary Shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

 The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations nonetheless increases our legal, accounting, and financial compliance costs and investor relations and public relations costs, making some activities more difficult, time-consuming or costly. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition are visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation, and results of operations.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a public company, we are required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases, we are mandated to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S. public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public Company status could affect our results of operations.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the “SEC,” as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future, which will significantly increase our operating expenses.

Under the supervision and with the participation of our Chief Executive Officer, we conducted an evaluation on the effectiveness of our internal control over financial reporting as of December 31, 2019 based on the framework set forth in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on the evaluation under this framework, Greenland’s management concluded that the Company’s internal control over financial reporting was ineffective as of the evaluation date due to the following material weakness: The insufficient number of skilled accounting personnel who are either qualified as Certified Public Accountants in the U.S. or who have received education from U.S. institutions or other educational programs. Based on the above factors, management concluded that our insufficient knowledge of US GAAP and SEC rules represents a material weakness in the Company’s internal control over financial reporting as of December 31, 2019.

We planned to remedy our material weaknesses and other control deficiencies in time to meet the deadline imposed by Section 404 of the Sarbanes-Oxley Act. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an ‘Emerging Growth Company’” on page 4.

The laws of the British Virgin Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our memorandum and articles of association, as amended, by the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors subject to a number of limited exceptions. Decisions of the Privy Council (which is the final Court of Appeal for British Overseas Territories such as the British Virgin Islands) are binding on a court in the British Virgin Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the British Virgin Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2019 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, In which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Taxation—United States Federal Income Taxation—Passive Foreign Investment Company” on page 78.

Recently introduced economic substance legislation of the British Virgin Islands may adversely impact us or our operations.

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union (the “EU”) as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “Substance Law”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands “relevant entities” which are engaged in certain banking, insurance, fund management, financing and leasing, headquarters, shipping, holding company, intellectual property or distribution and service center business (being “relevant activities”) and are in receipt of gross income arising from relevant activities in any relevant financial period. In the case of business companies incorporated before January 1, 2019, the economic substance requirements apply for financial years commencing June 30, 2019.

The economic substance requirements that are imposed include that in-scope companies be directed and managed in the British Virgin Islands, have core income generating activities in the British Virgin Islands, and have an adequate level of employees, expenditures, and premises in the British Virgin Islands. Business companies that carry on holding company business (which means it only holds equity participations in other entities and only earns dividends and capital gains) may be subject to reduced substance requirements.

Based on the Substance Law and announced guidance currently issued, it is anticipated that we will be subject to limited substance requirements applicable to a holding company. At present, it is unclear what we exactly will be expected to do in order to satisfy these requirements, but to the extent we are required to increase our substance in the British Virgin Islands, it could result in additional costs. Although it is presently anticipated that the Substance Law (including the ongoing EU review of the British Virgin Islands’ implementation of such law), will have minimal material impact on us or our operations, as the legislation and guidance are new and remain subject to further clarification, adjustment, interpretation, and the EU review, it is not currently possible to ascertain the precise impact of these developments on us, for example, whether we could also be treated as carrying out “headquarter business” in the British Virgin Islands (despite our headquarters physically being in China). It is therefore possible that we may be subject to additional requirements under the Substance Law in the future. Should that occur, it is our intention to seek appropriate advice and take appropriate steps to ensure that we (to the extent we fall within the scope of the Substance Law) are fully compliant.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with relatively low entry barriers;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the Chinese manufacturing industry;

●	uncertainty about the impact of COVID-19 may have on the Company’s operations, the demand for the Company’s products, global supply chains, and economic activity in general; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the manufacturing industry in the PRC. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The manufacturing industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the Chinese manufacturing industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the British Virgin Islands because there are certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The British Virgin Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, almost all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Hunter Taubman Fischer & Li LLC as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the British Virgin Islands have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Commercial Division of the Eastern Caribbean Supreme Court in the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands. Furthermore, it is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Warrants for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

While we will not receive any proceeds from the sale of the underlying ordinary shares by the holders of the Warrants, we may receive proceeds from the exercise of the Warrants. We will receive up to an aggregate of approximately $28.3 million from the exercise of the Warrants, assuming the exercise in full of all the Warrants for cash.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Subject to the BVI Act and our amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further British Virgin Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Zhongchai Holding (Hong Kong) Limited (“Zhongchai Holding”).

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Zhongchai Holding only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Zhongchai Holding may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Zhongchai Holding may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Taxation.”

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Zhongchai Holding. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. See “There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the public offering price of $11.50 per Ordinary Share, as set forth on the cover page of this prospectus, after deducting the estimated discounts, non-accountable expense allowance and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

The actual and as adjusted information are set forth in the table.

	December 31, 2019
	Actual	As adjusted
	$	$
Equity
Ordinary shares, no par value, 10,006,142 shares issued and authorized as of December 31, 2019
Additional paid-in capital (1)	15,226,685	43,448,185
Statutory reserve	3,866,574	3,866,574
Retained earnings	19,863,600	19,863,600
Accumulated other comprehensive loss	(360,981)	(360,981)
Total shareholders’ equity	38,595,878	66,817,378
Non-controlling interest	8,366,246	8,366,246
Total capitalization	46,962,124	75,183,624

(1)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting the non-accountable expense allowance and other estimated expenses payable by us. We expect to receive net proceeds of approximately $28,221,500 from the offering, with estimated offering amount of approximately $28,301,500, less offering estimated expenses of approximately $80,000.

A $1.00 increase (decrease) in the assumed public offering price of $11.50 per Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $2,461,000 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the non-accountable expense allowance and estimated expenses payable by us.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of December 31, 2019, was $46,962,124, or $4.70 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the public offering price per Ordinary Share and after deducting the non-accountable expense allowance and the estimated offering expenses payable by us.

After giving effect to our sale of 28,221,500 Ordinary Shares offered in this offering based on the public offering price of $11.50 per Ordinary Share, the midpoint of the range set forth on the cover page of this prospectus, after deduction of the non-accountable expense allowance and the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2019 would have been $46,962,124, or $4.70 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $1.33 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $5.47 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution to new investors purchasing ordinary shares in this offering:

Offering Amount Post-Offering (1)
Public offering price per Ordinary Share	$11.50
Net tangible book value per Ordinary Share as of December 31, 2019	$4.70
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$6.03
Pro forma net tangible book value per Ordinary Share immediately after this offering	$6.03
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$5.47

Each $1.00 increase (decrease) in the public offering price of $11.50 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2019 after this offering by approximately $2,461,000, and would increase (decrease) dilution to new investors by $0.20 per ordinary share, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the non-accountable expense allowance and estimated offering expenses payable by us. An increase of 1.0 million ordinary shares in the number of ordinary shares we are offering would increase our pro forma as adjusted net tangible book value as of December 31, 2019 after this offering by approximately $11,500,000, and would increase dilution to new investors by approximately $0.85 per ordinary share, and a decrease of 1.0 million ordinary shares in the number of ordinary shares we are offering would decrease our pro forma as adjusted net tangible book value as of December 31, 2019 after this offering by approximately $11,500,000, and would decrease dilution to new investors by approximately $1.00 per ordinary share, assuming the public offering price per ordinary share remains the same, and after deducting the non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual public offering price and other terms of this offering determined at pricing.

The table and discussion above are based on 10,006,142 Ordinary Shares outstanding as of December 31, 2019.

To the extent that we issue additional ordinary shares in the future, there will be further dilution to new investors participating in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the consolidated financial statements of the Company thereto, which appear elsewhere in this Report, and should be read in conjunction with such financial statements and related notes included in this Report. Except for the historical information contained herein, the following discussion, as well as other information in this Report, contain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the “safe harbor” created by those sections. Actual results and the timing of the events may differ materially from those contained in these forward-looking statements due to many factors, including those discussed in the “Forward-Looking Statements” set forth elsewhere in this Report.

Overview

The registrant was incorporated on December 28, 2017 as a British Virgin Islands company with limited liability. The registrant was incorporated as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Following the Business Combination (as described and defined below) in October 2019, the registrant changed its name from Greenland Acquisition Corporation to Greenland Technologies Holding Corporation (“Greenland”).

On July 27, 2018, we consummated our initial public offering of 4,400,000 units, including a partial exercise by the underwriters of their over-allotment option in the amount of 400,000 units. Each unit consists of one ordinary share, no par value, one warrant to purchase one-half of one ordinary share and one right to receive one-tenth of one ordinary share upon the consummation of our initial business combination, pursuant to a registration statement on Form S-1. Warrants must be exercised in multiples of two warrants, and each two warrants are exercisable for one ordinary share at an exercise price of $11.50 per share. The units were sold in our initial public offering at an offering price of $10.00 per unit, generating gross proceeds of $44,000,000 (before underwriting discounts and offering expenses).

Simultaneously with the consummation of our initial public offering, we completed a private placement of 282,000 units, issued to Greenland Asset Management Corporation (the “Sponsor”) and Chardan Capital Markets, LLC, generating gross proceeds of $2,820,000.

On October 24, 2019, we consummated our business combination with Zhongchai Holding (the “Business Combination”) following a special meeting of the shareholders where the shareholders of Greenland considered and approved, among other matters, a proposal to adopt a share exchange agreement (the “Share Exchange Agreement”), dated as of July 12, 2019 by and among (i) Greenland, (ii) Zhongchai Holding, (iii) the Sponsor in the capacity as the purchaser representative (the “Purchaser Representative”), and (iv) Cenntro Holding Limited, the sole member of Zhongchai Holding (the “Zhongchai Equity Holder” or the “Seller”).

Pursuant to the Share Exchange Agreement, Greenland acquired from the Seller all of the issued and outstanding equity interests of Zhongchai Holding in exchange for the issuance of 7,500,000 ordinary shares, no par value of Greenland, issued to the Seller (the “Exchange Shares”). As a result, the Seller became the controlling shareholder of Greenland, and Zhongchai Holding became a directly and wholly owned subsidiary of Greenland. The Business Combination was accounted for as a reverse merger effected by a share exchange, wherein Zhongchai Holding is considered the acquirer for accounting and financial reporting purposes.

In connection with the Business Combination, all the outstanding rights of the Company were converted into 468,200 ordinary shares on a one-tenth (1/10) ordinary share per right basis if holders of the rights elected to convert their rights into the underlying ordinary shares.

On December 17, 2019, the Company’s warrants, which were trading under the ticker symbol “GTECW,” were delisted from the Nasdaq Capital Market by the Nasdaq Listing Qualifications Staff.

On January 14, 2020, Greenland Technologies Corp. was incorporated under the laws of the state of Delaware (“Greenland Tech”). Greenland Tech is the 100% owned subsidiary of the registrant. We aim to use it as the US operation site of the Company and promote sales of our robotic products for the North American market in the near future. Greenland Tech currently does not conduct any business activities.

Greenland serves as the parent Company for Zhongchai Holding (Hong Kong) Limited, a holding Company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Through Zhejiang Zhongchai Machinery Co,. Ltd. (“Zhejiang Zhongchai”) and other subsidiaries, Greenland develops and manufactures traditional transmission products for material handling machineries in PRC, as well as develop models for robotic cargo carriers, which are expected to be produced in the near future in PRC.

Greenland, through its subsidiaries, is:

●	A leading developer and manufacturer of traditional transmission products for material handling machineries in PRC; and

●	A developer of robotic cargo carriers, which are expected to be available for commercial use in the near future in PRC.

Greenland’s transmission products are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfilment centers, shipyards and seaports. Forklifts play an important role in logistics systems of many enterprises across different industries in PRC and globally. Generally, the industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery and automobile industries.

Greenland has experienced decreased demand for forklifts in the manufacturing industry in the PRC, as its revenue decreased from approximately $60.21 million in the fiscal year 2018 to approximately $52.40 million in the fiscal year 2019. The revenue decline of approximately $7.81 million was primarily due to the reduced output during the opening of the new factory. Based on revenues in the fiscal year ended December 31, 2019 and 2018, Greenland believes that it is one of the major developers and manufacturers of transmission products for small and medium-sized forklift trucks in PRC.

Greenland’s transmission products are used in 1-ton to 15-ton forklift trucks, some with mechanical shift and some with automatic shift. Greenland sells these transmission products directly to forklift truck manufacturers. In the fiscal year ended December 31, 2019 and 2018, Greenland sold an aggregate of more than 83,567 and 92,374 sets of transmission products, respectively, to more than 100 forklift manufacturers in total in China.

Through Zhongchai Holding and its subsidiaries, we have leveraged our industry and market experience to develop robotic cargo carriers. Greenland completed a conceptual prototype of a robotic cargo carrier in August 2018. Greenland also completed a production-ready sample in January 2020, which has been extensively tested under the sample-testing phase. Greenland expects its first product to be a robotic cargo carrier with payload capacity of approximately 500 kilograms. Greenland believes that this product will be more cost effective than existing automatic guided vehicles in the market.

Due to the COVID-19 outbreak, there are uncertainties regarding the market demand on forklift trucks and robotic carriers. The management believes that COVID-19 may harm our overall financial performance in 2020. We have experienced declining market demand for our forklift trucks in the first quarter of 2020. The Company expects a decline in sales of its transmission products. The management expects delays in launching our new robotic cargo carriers. Further, the outbreak significantly limited our suppliers’ ability to provide materials to the Company on a low-cost, high quality, and timely basis. As a result, the Company’s manufacturing capability has been significantly affected during the first quarter of 2020. Subsequently, the Company’s business and results of operations have been significantly impacted during the period. Such conditions may affect the Company’s liquidity and cause negative growth in the Company’s income during the period. Though the Company has experienced a shortage in its cash flow, the PRC government's tax deferral or reduction policies have eased the Company's cash flow pressure during the period. During the first quarter of the fiscal year 2020, there has been no change to the Company's capital source or costs. Thus, the COVID-19 outbreak has not affected the Company’s solvency substantively. In the long run, management expects that the market's demand for our new robotic carrier will likely increase, which will enable our business operations to gradually achieve profitable growth.

Results of Operations

For the fiscal year ended December 31, 2019 and 2018

Overview

	For the fiscal year ended December 31,
	2019	2018	Change	Variance

Revenues	$52,400,844	$60,213,088	$(7,812,244)	(13.0)%
Cost of Goods Sold	40,022,243	46,139,858	(6,117,615)	(13.3)%
Gross Profit	12,378,601	14,073,230	(1,694,629)	(12.0)%
Selling expenses	1,187,263	1,215,976	(28,713)	(2.4)%
General and administrative expenses	2,231,953	1,647,599	584,354	35.5%
Research and development expenses	2,355,307	2,512,403	(157,096)	(6.3)%
Total Operating Expenses	5,774,523	5,375,978	398,545	7.4%
Income from operations	6,604,078	8,697,252	(2,093,174)	(24.1)%
Interest income	151,532	304,910	(153,378)	(50.3)%
Interest expenses, net	(1,289,133)	(1,554,864)	265,731	(17.1)%
Loss on disposal of property and equipment	(252,556)	(7,424)	(245,132)	3,301.9%
Other income	720,612	576,633	143,979	25.0%
Income before income tax	5,934,533	8,016,507	(2,081,974)	(26.0)%
Income tax	847,367	1,392,956	(545,589)	(39.2)%
Net income	5,087,166	6,623,551	(1,536,385)	(23.2)%

Components of Results of Operations

	For the Fiscal Year ended December 31,
Component of Results of Operations	2019	2018

Revenues	$52,400,844	$60,213,088
Cost of Goods Sold	40,022,243	46,139,858
Gross Profit	12,378,601	14,073,230
Operating Expenses	5,774,523	5,375,978
Net Income	5,087,166	6,623,551

Revenue

Greenland’s revenue decreased by approximately $7.81 million, or approximately 13.0%, to approximately $52.40 million for the fiscal year ended December 31, 2019, compared to approximately $60.21 million for the fiscal year ended December 31, 2018. The decrease was primarily attributable to the reduced output of Zhejiang Zhongchai as it was moving into its new factory in Meizhou, Zhejiang, PRC. The new factory was fully completed by the end of April 2019, and the Company started to settle into the new factory in June 2019, which caused production reduction in the third quarter of the fiscal year 2019. The Company fully settled into the new factory by the end of October 2019. On a RMB basis, revenue for the fiscal year ended December 31, 2019 decreased by approximately 8.9%.

Cost of Goods Sold

Greenland’s cost of goods sold consists primarily of material costs, freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs, wages, employee compensation, amortization, depreciation and related costs, which are directly attributable to the production of products. The write down of inventory using the net realizable value (“NRV”) impairment test is also recorded in cost of goods sold. The total cost of goods sold decreased by approximately $6.12 million, or approximately 13.3%, to approximately $40.02 million for the fiscal year ended December 31, 2019, compared to approximately $46.14 million for the fiscal year ended December 31, 2018. Cost of goods sold decreased due to the decrease of sale volume.

Gross Profit

Greenland’s gross profit decreased by approximately $1.69 million, or 12.0%, to approximately $12.38 million for the fiscal year ended December 31, 2019, compared to approximately $14.07 million for the fiscal year ended December 31, 2018. For the fiscal year ended December 31, 2019 and 2018, Greenland’s gross margin was approximately 23.6% and 23.4%, respectively.

Operating Expense

Greenland’s operating expenses consist of selling expenses, general and administrative expenses and research and development expenses

Selling Expense

Selling expenses mainly include operating expenses such as sales staff payroll, traveling expenses and transportation expenses. Selling expenses decreased by $0.03 million or 2.4%, to approximately $1.19 million for the fiscal year ended December 31, 2019, as compared to approximately $1.22 million for the fiscal year ended December 31, 2018.   The decrease of selling expense was primarily due to the decrease in the sales.

General and Administrative Expenses

General and administrative expenses include management and office staff salaries and employee benefits, depreciation for office facility and office furniture and equipment, travel and entertainment, legal and accounting, consulting fees and other office expenses. General and administrative expenses increased by approximately $0.58 million, or approximately 35.5%, to approximately $2.23 million for the fiscal year ended December 31, 2019, as compared to approximately $1.65 million for the fiscal year ended December 31, 2018. The increase of general and administrative expenses was primarily due to administrative and related professional fee expenses regarding to the Business Combination, which was consummated on October 24, 2019.

Research and Development Expenses

R&D expenses consist of R&D personnel compensation, costs of materials used in R&D projects, and depreciation costs for research-related equipment. R&D expenses decreased by approximately $0.15 million, or 6.3%, to approximately $2.36 million for the fiscal year ended December 31, 2019, as compared to approximately $2.51 million for the fiscal year ended December 31, 2018. The R&D expenses decreased primarily because Zhejiang Zhongchai started to settle into the new factory in June 2019, which caused decreased R&D activities.

Income from Operations

As a result of the foregoing, income from operations for the fiscal year ended December 31, 2019 was approximately $6.60 million, a decrease of approximately $2.10 million, as compared to the income from operations of approximately 8.70 million for the fiscal year ended December 31, 2018.

Interest Income and Interest Expenses

Greenland’s interest income was approximately $0.15 million for the fiscal year ended December 31, 2019, a decrease of approximately $0.15 million, or 50.3%, as compared to approximately $0.30 million for the fiscal year ended December 31, 2018. The decrease in interest income was primarily due to the decreased interest income of cash management products.

Greenland’s interest expenses were approximately $1.29 million for the fiscal year ended December 31, 2019, a decrease of approximately $0.26 million, or 17.1%, as compared to approximately $1.55 million for the fiscal year ended December 31, 2018. The decrease was primarily due to the reduction of long-term loans by approximately $6.56 million in the fiscal year 2019, compared to the fiscal year 2018.

Other Income

Greenland’s other income was approximately $0.72 million for the fiscal year ended December 31, 2019, an increase of approximately $0.14 million, or 25.0%, as compared to approximately $0.58 million for the fiscal year ended December 31, 2018.

Income Taxes

Greenland’s income tax was approximately $0.85 million for the fiscal year ended December 31, 2019, compared to approximately $1.39 million for the fiscal year ended December 31, 2018. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. However, Zhejiang Zhongchai, the 89.47%-owned subsidiary of Zhongchai Holding, obtained the “high-tech enterprise” tax status until the end of the fiscal year 2018, which reduced its statutory income tax rate to 15%. Zhejiang Zhongchai is currently applying to extend its “high-tech enterprise” tax status.   During the period prior to receiving a decision on its application, Zhejiang Zhongchai will continue to enjoy the preferential tax rate of 15% for the fiscal years 2019, 2020, and 2021.

Greenland’s other subsidiaries, Shengte and Hengyu, the wholly owned subsidiary of Zhejiang Zhongchai and the 62.5% owned subsidiary of Zhongchai Holding, are subject to the standard income tax rate of 10% for small and micro businesses and 25% for other PRC entities, respectively.

Hangzhou Greenland, the wholly owned subsidiary of Zhongchai Holding, is subject to the standard income tax rate of 25%.

Greenland is a holding Company registered in the British Virgin Islands and is not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividend to its shareholders, the Company will not be subject to any British Virgin Islands withholding tax.

Net Income

As a result of the foregoing, net income was approximately $5.09 million for the fiscal year ended December 31, 2019, a decrease of approximately $1.53 million, as compared to a net income of approximately $6.62 million for the fiscal year ended December 31, 2018.

Liquidity and Capital Resources

Greenland is a holding Company incorporated in the British Virgin Islands. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital.   Our PRC subsidiaries may also allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends.

We have funded working capital and other capital requirements primarily by equity contributions, cash flow from operations, short-term bank loans and bank acceptance notes, and long-term bank loans. Cash is required primarily to purchase raw materials, repay debts and pay salaries, office expenses, income taxes and other operating expenses.

The outbreak of COVID-19, the coronavirus, has grown both in the United States and globally, and related government and private sector responsive actions have adversely affected the Company’s business operations. COVID-19 originated in Wuhan, China, in December 2019. Effective February 3, 2020, the Company announced the temporary closure of its all operating offices in Zhejiang Province, including the manufactory in response to the emergency measures imposed by the local government to slow down the spread of COVID-19. Since the local government has imposed pandemic prevention policy, the subsidiaries were temporary shut down until the end of February 2020. The Company’s launch on robotic cargo carriers are also expected to be delay due to the uncertainty on customer demand. Moreover, the outbreak has significantly limited suppliers’ ability to provide low-cost, high-quality merchandise to the Company on a timely basis. Zhejiang Province, where we conduct a substantial part of our business, is one of the most affected areas in China. The World Health Organization has declared Covid-19 to be a global pandemic, resulting in an economic downturn and changes in global economic policy that will reduce demand for the Company’s products and have an adverse impact on the Company’s business, operating results and financial condition.

For the fiscal year ended December 31, 2019, our PRC subsidiary, Zhejiang Zhongchai, has paid off approximately $47.67 million bank loan, paid off approximately $5.43 million related parties loan, paid off approximately $2.90 million third parties loan, paid off approximately $1.81 million notes payable, and was able to maintain $ 2.12 million cash on hand by the end of the fiscal year 2019. Due to the recent COVID-19 outbreak in PRC, the PRC government has made available financial resources to support local business-related financing conditions. We expect that the loan financing terms and conditions of banks in PRC will be less restrictive and bank loans will be more easily attainable to local business. We plan to maintain the current debt structure and rely on governmentally supported loans with lower cost, if it is necessary.

The government subsidy mainly consists of an incentive granted by the Chinese government to encourage transformation of fixed assets in China and other miscellaneous subsidy from the Chinese government. Government subsidies are recognized when there is reasonable assurance that the subsidy will be received and all attaching conditions will be complied with. Total government subsidies recorded in the long-term liabilities were $2.18 million and $1.99 million at December 31, 2019 and 2018, respectively.

The Company currently plans to fund its operations mainly through cash flow from its operations, renewal of bank borrowings, additional equity financing, and the continuing financial support from its shareholders and affiliates controlled by its principal shareholders, if necessary. The Company might implement a stricter policy on sales to less creditworthy customers and plans to continue to improve its collection efforts on accounts with outstanding balances. The Company is actively working with customers and suppliers and expects to fully collect the remaining balance.

We believe that the Company has sufficient cash, even though with the expected declining revenue consisting of uncertainty in the Company’s anticipated robotic carriers’ sale and decline on sale of transmission products. However, our capital contribution from existing funding sources, to operate for the next 12 months will be sufficient. We remain confident and are expected to generate positive cash flow from our operations.

We may need additional cash resources in the future if the Company experiences failure in collecting receivables, any changed business condition, or other developments. We may also need additional cash resources in the future if the Company wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If the Company’s management and its Board determine that the cash required for specific corporate activities exceed Greenland’s cash and cash equivalents on hand, the Company may issue debt or equity securities to raise cash.

We have expended considerable resources on building a new factory and paid off a considerable amount of debt, resulting in less available cash during past years. However, we anticipate that our cash flow will continue to improve in the fiscal year 2020, given that the construction of Zhejiang Zhongchai’s new factory is now completed and as discussed above we expect financing conditions to be less restrictive as a result of the recent COVID-19 outbreak in PRC. Furthermore, we pledged the deed of the new factory  as a collateral to banks in order to obtain additional loans, refinance expiring loans, and restructure short-term loans to longer periods next year, if necessary, as well as fund other working capital needs to the extent additional funds are available upon terms acceptable to Greenland.

Cash and Cash Equivalents

Cash equivalents refers to all highly liquid investments purchased with original maturity of three months or less. As of December 31, 2019, Greenland had approximately $2.12 million of cash and cash equivalents, a decrease of approximately $3.44 million, or 61.8%, as compared to approximately $5.56 million as of December 31, 2018. The decrease of cash was mainly due to the decrease in positive cash flows from financing activities.

Restricted Cash

Restricted cash represents the amount held by a bank as security for bank acceptance notes and therefore is not available for use until the bank acceptance notes are fulfilled or expired, which typically takes less than twelve months. As of December 31, 2019, Greenland had approximately $3.59 million of restricted cash, an increase of approximately $0.18 million, or 5.5%, as compared to approximately $3.41 million as of December 31, 2018. The increase of restricted cash was due to the increase of bank acceptance notes compared to the balance as of December 31, 2018.

Accounts Receivable

As of December 31, 2019, Greenland had approximately $11.97 million of accounts receivables, an increase of approximately $1.79 million, or 17.6%, as compared to approximately $10.18 million as of December 31, 2018. The increase in accounts receivable was due to the lower turnover on receivable.

Greenland recorded approximately $1.04 million of provision for doubtful accounts as of December 31, 2019. Greenland conducted an aging analysis of each customer’s delinquent payments to determine whether allowance for doubtful accounts is adequate. In establishing the allowance for doubtful accounts, Greenland considers historical experience, the economic environment, and the expected collectability of past due receivables. An estimate of doubtful accounts is recorded when collection of the full amount is no longer probable. When bad debts are identified, such debts are written off against the allowance for doubtful accounts. Greenland will continuously assess its potential losses based on the credit history of and relationships with its customers on a regular basis to determine whether its bad debt allowance on its accounts receivable is adequate. Greenland believes that its collection policies are generally in line with the transmissions industry in PRC.

Due from Related Party

Due from related party was $36.47 million and $36.64 million as of December 31, 2019 and December 31, 2018. The current portion of due from related party was $36.04 million as of December 31, 2019, the non-current portion of due from related party was $36.64 million as of December 31, 2018. We expect the amount due from our equity holder, Cenntro Holding will pay us back by the end of October 2020 as they promised. However, there is no guarantee that the amounts payable by Cenntro Holding will be repaid in whole or in part soon, if at all. Any such failure could have a material negative impact on Greenland’s balance sheet.

Notes Receivable

As of December 31, 2019, Greenland had approximately $16.16 million of notes receivables. These notes receivables will be collected within six months. The decrease was approximately $0.18 million, or 1.1%, as compared to approximately $16.34 million as of December 31, 2018.

Working Capital

Our working capital was approximately $24.25 million as of December 31, 2019, as compared to $(14.98) million at December 31, 2018. The working capital increase of $39.23 million in the fiscal year 2019 as compared with the same period in 2018 was primarily contributed to a recent due from a related party, which we expect to receive on October 2020.

Cash Flow

	For the Fiscal Year Ended December 31,
	2019	2018

Net cash provided by operating activities	$7,999,230	$3,056,102
Net cash (used in) investing activities	$(1,600,288)	$(5,977,672)
Net cash (used in) financing activities	$(9,644,359)	$(157,942)
Net increase (decrease) in cash and cash equivalents and restricted cash	$(3,245,417)	$(3,079,512)
Effect of exchange rate changes on cash and cash equivalents	$(5,553)	$160,772
Cash and cash equivalents and restricted cash at beginning of year	$8,968,177	$11,886,917
Cash and cash equivalents and restricted cash at end of year	$5,717,207	$8,968,177

Operating Activities

Greenland’s net cash provided by operating activities was approximately $8.00 million and $3.06 million for the fiscal years ended December 31, 2019 and 2018, respectively.

In the fiscal year ended December 31, 2019, the main sources of cash inflow from operating activities were net income, change in depreciation and amortization, and inventories, of approximately $5.09 million, $2.30 million and $2.23 million, respectively. The main causes of cash outflow were change in account receivable and other current liability, of approximately $(2.13) million and $(1.65) million, respectively.

In the fiscal year ended December 31, 2018, the main sources of cash inflow from operating activities were net income, change in depreciation and amortization, and other current and noncurrent assets, of approximately $ 6.62 million, $1.58 million, and $2.10 million, respectively. The main causes of cash outflow were change in accounts receivables and inventories, of approximately $(2.74) million and $(4.14) million, respectively.

Investing Activities

Net cash used in investing activities was approximately $(1.60) million for the fiscal year ended December 31, 2019. Cash used in investing activities for the fiscal year ended December 31, 2019 was mainly due to offset by approximately $ (1.28) million and $(0.91) million used for purchases of plant and equipment and equipment construction in process, respectively.

Net cash used in investing activities was approximately $(5.98) million for the fiscal year ended December 31, 2018. Cash provided in investing activities for the fiscal year ended December 31, 2018 was mainly due to offset by approximately $(6.69) million cash used for constructing Zhejiang Zhongchai’s new factory.

Financing Activities

Net cash used in financing activities was approximately $(9.64) million for the fiscal year ended December 31, 2019, mainly attributable to approximately $38.67 million proceeds from short-term bank loans and approximately $5.21 million proceeds from long-term payables, offset by repayments of short-term bank loans for approximately $(41.14) million, repayments of long-term bank loans for approximately $(6.53) million, repayment of loans lent by third parties for approximately $(2.90) million, and repayment of loans lent by related parties for approximately $(5.43) million.

Net cash used in financing activities was approximately $(0.16) million for the fiscal year ended December 31, 2018 mainly attributable to repayment of short-term and long-term bank loans for approximately $(18.04) million and $(0.30) million, respectively, repayment of loans lent by third parties for approximately $(4.09) million, mitigated by additional proceeds from short-term bank loans of approximately $20.30 million.

Credit Risk

Credit risk is one of the most significant risks for Greenland’s business. Accounts receivable are typically unsecured and derived from revenues earned from customers, thereby exposing Greenland to credit risk. Credit risk is controlled by the application of credit approvals, limits, and monitoring procedures. Greenland identifies credit risk collectively based on industry, geography, and customer type. This information is monitored regularly by the Company’s management. In measuring the credit risk of sales to customers, Greenland mainly reflects the “probability of default” by the customer on its contractual obligations and considers the current financial position of the customer and the exposures to the customer and its future development.

Liquidity Risk

Greenland is exposed to liquidity risk when it is unable to provide sufficient capital resources and liquidity to meet its commitments and/or business needs. Liquidity risk is managed by the application of financial position analysis to test if Greenland is in danger of liquidity issues and also by application of monitoring procedures to constantly monitor its conditions and movements. When necessary, Greenland resorts to other financial institutions to obtain additional short-term funding to meet the liquidity shortage.

Inflation Risk

Greenland is also exposed to inflation risk. Inflationary factors, such as increases in raw material and overhead costs, could impair Greenland’s operating results. Although Greenland does not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on its ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenues if the selling prices of its products do not increase with such increased costs.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. In applying accounting principles, it is often required to use estimates. These estimates consider the facts, circumstances and information available, and may be based on subjective inputs, assumptions and information known and unknown to us. Material changes in certain of the estimates that we use could potentially affect, by a material amount, our consolidated financial position and results of operations. Although results may vary, we believe our estimates are reasonable and appropriate. See Note 2 to our consolidated financial statements included in “Item 8 - Financial Statements and Supplementary Data” for a summary of our significant accounting policies. The following describes certain of our significant accounting policies that involve more subjective and complex judgments where the effect on our consolidated financial position and operating performance could be material.

Revenue Recognition

In accordance with ASC Topic 606, “Revenue from Contracts with Customers”, the Company recognizes revenues when goods or services are transferred to customers in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. In determining when and how revenues are recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations, and (v) recognition of revenues when (or as) the Company satisfies each performance obligation. The Company derives revenues from the processing, distribution and sale of its products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which had been levied at the rate of 17% on the invoiced value of sales until April 30, 2018, after which date the rate was reduced to 16%. VAT rate was further reduced to 13% starting from April 1, 2019. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Revenues are recognized at a point in time once the Company has determined that the customer has obtained control over the product. Control is typically deemed to have been transferred to the customer when the performance obligation is fulfilled, usually at the time of customers’ acceptance or consumption, at the net sales price (transaction price) and each of the criteria under ASC 606 have been met. Contract terms may require the Company to deliver the finished goods to the customers’ location or the customer may pick up the finished goods at the Company’s factory. International sales are recognized when shipment clears customs and leaves the port.

The Company has adopted ASC 606 on January 1, 2018, using the transition method of Modified-Retrospective Method (“MRM”). The adoption of ASC 606 had no impact on the Company’s beginning balance of retained earnings.

The Company’s contracts are predominantly short-term in nature with a contract term of one year or less. For those contracts, the Company has utilized the practical expedient in ASC Topic 606 exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less. Receivables are recorded when the Company has an unconditional right to consideration.

Business Combination

On October 24, 2019, we consummated our business combination with Zhongchai Holding (the “Business Combination”) following a special meeting of the shareholders where the shareholders of Greenland considered and approved, among other matters, a proposal to adopt an share exchange agreement (the “Share Exchange Agreement”), dated as of July 12, 2019 by and among (i) Greenland, (ii) Zhongchai Holding, (iii) the Sponsor in the capacity as the purchaser representative (the “Purchaser Representative”), and (iv) Cenntro Holding Limited, the sole member of Zhongchai Holding (the “Zhongchai Equity Holder” or the “Seller”).

Pursuant to the Share Exchange Agreement, Greenland acquired from the Seller all of the issued and outstanding equity interests of Zhongchai Holding in exchange for the issuance of 7,500,000 ordinary shares, no par value of Greenland, to the Seller (the “Exchange Shares”). As a result, the Seller became the controlling shareholder of Greenland, and Zhongchai Holding became a directly and wholly owned subsidiary of Greenland. The Business Combination was accounted for as a reverse merger effected by a share exchange, wherein Zhongchai Holding is considered the acquirer for accounting and financial reporting purposes.

Pursuant to the Finder Agreement, 50,000 newly issued ordinary shares issued to Zhou Hanyi is the finder fee for business combination.

Inventories

Inventories are stated at the lower of cost or net realizable value, which is based on estimated selling prices less any further costs expected to be incurred for completion and disposal. Cost of raw materials is calculated using the weighted average method and is based on purchase cost. Work-in-progress and finished goods costs are determined using the weighted average method and comprise direct materials, direct labor and an appropriate proportion of overhead.

Income Taxes

The Company accounts for income taxes following the liability method pursuant to FASB ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date.

The Company also follows FASB ASC 740, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2019, the Company did not have a liability for unrecognized tax benefits. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. The Company’s historical tax years will remain open for examination by the local authorities until the statute of limitations has passed.

Emerging growth Company

Pursuant to the JOBS Act, an emerging growth Company is provided the option to adopt new or revised accounting standards that may be issued by FASB or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. We intend to continue to take advantage of the exemption for complying with new or revised accounting standards within the same time periods as private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies. We also intend to continue to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as we qualify as an emerging growth Company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

Off Balance Sheet Arrangements

None.

INDUSTRY

Industry Information on Robotic Carrier Market

Greenland has leveraged its industry and market experience to develop robotic cargo carriers. Greenland plans to sell such carriers in the near future. Greenland completed a conceptual prototype of a robotic cargo carrier in August 2018. The first product is expected to be a robotic cargo carrier with payload capacity of 500 kilograms, which Greenland expects to be more cost effective than existing automatic guided vehicles (“AGVs”) in the market. In the future, management expects to offer a robotic cargo carrier with payload capacity ranging from 100 kilograms to 50 metric tons. Greenland believes that its robotic carrier will have a heavier payload capacity than other AGV products currently in the market.

According to research findings of China AGV Industry Alliance and Research Institute of New Strategic AGV Industry, compared with data in 2017, the new increment of market of AGV related products in China in 2018 increased by 35.22%. In 2018, the number of newly added AGVs was 29,600 with the market size reaching to RMB 4.25 billion.

We believe that AGV products have the following operational advantages to traditional transmission products:

●	High degree of automation. Compared to manual forklifts for delivering materials, AGVs are automated. An AGV operator inputs relevant information to the computer terminal and the terminal sends information to AGV’s central control system. The system then sends control commands to the AGV and the AGV executes the commands by delivering the relevant materials to the appropriate location.

●	High flexibility. AGVs can be used in production lines, assembly lines, conveyor lines, platforms, shelves, operating points and other areas as needed. As a result of this flexibility, AGVs can minimize the logistics turnover cycle, reduce the material consumption in turnover, connect incoming materials and processing and maximize the efficiency of production systems.

●	High safety. AGVs have security protection through various intelligent traffic management, safety and collision avoidance, multi-level warning, emergency braking and fault alarm systems. As a result, AGVs can play a unique role in situations that are not as suitable for human to work.

We believe that the robotic carrier market presents a substantial opportunity for Greenland’s future business, for the following reasons:

Fast Growing Market.    The Chinese intelligent warehousing market continues to grow. According to the Gao Gong Industry Institute, in 2017, such market reached RMB 59.47 billion, a year-on-year increase of 15.7%. It is estimated that by 2020, this market is expected to reach RMB 95.47 billion. In 2018, the number of newly added AGVs was 29,600, with a compound growth rate of 70.08% since 2014. In addition, the PRC national government has issued policies under the 13th Five-Year Plan, including the Made in China 2025 plan, whose core is to improve production efficiency and reduce labor dependence by replacing manual labor with machines. Unmanned forklifts, as an extremely important part of intelligent manufacturing, are aligned with these national goals. Consequently, we believe that there is substantial potential and market scale for further AGV development. According to data from the National Bureau of Statistics, in 2017, as for China’s industrial value added per US$100 million, the corresponding number of forklifts in use was 51, which was close to the level of Japan and the United States but far below Europe, reflecting the fact that material handling efficiency needs to be improved. Although the density of forklifts in China is growing rapidly, there is still a sizable gap when compared to other developed countries, and this market is expected to continue to grow in China.

Impact of the Growing E-Commerce Industry. The large number of online orders in the current market requires faster and more accurate logistics. Automated equipment, such as AGVs, improves speed and accuracy. Demand for more efficient logistics is expected to increase as e-commerce continues to grow. As such, we expect that the demand for AGVs in the next few years will continue to increase rapidly.

Highly Fragmented Market.    The AGV market is highly fragmented. In particular, there are few, if any, dominant local market participants. As such, we believe that Greenland has an opportunity to develop a meaningful role in the AGV market. Many of the core components of current AGVs in the domestic PRC market are made by foreign manufacturers of robot components. Very fewer of them are made in China. Although foreign enterprises can use their advantages of key technologies and core components to constrain Chinese enterprises, we believe that Greenland can successfully enter the AGV market due to its advantages of being an experienced, local competitor in the logistics industry as well as its strong research and development (“R&D”) capabilities.

High Technology Barriers for New Entrants. To compete in the AGV market, enterprises need a high-level of core technologies and capabilities in order to successfully develop products containing the necessary sensors and devices that measure accuracy, temperature, response time, stability, reliability and other relevant metrics. We believe that this creates a high barrier for new market entrants. Given Greenland’s existing role in the logistics industry and the research and development milestones achieved to date provide Greenland with the opportunity to successfully compete in the AGV market.

Demand for Efficient Services.    Traditional forklifts are mainly internal combustion forklifts with disadvantages of high emissions and energy consumption, human health risks, low utilization of labor and transport capacity. Furthermore, currently, the primary users of forklifts include manufacturing and logistics companies that are price sensitive. Consequently, we believe that demand for AGV products, which typically improve efficiency and cost-effectives as compared to traditional forklifts, will continue to increase over time. In addition, according to data released by the National Bureau of Statistics, China’s birth rate has recently been at a historically low level, with a downward trend. As an important alternative to human resources, the demand for AGVs is expected to continue to increase in the PRC.

BUSINESS

General

The registrant was incorporated on December 28, 2017 as a British Virgin Islands Company with limited liability. The registrant was incorporated as a blank check Company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Following the Business Combination (as described and defined below) in October 2019, the registrant changed its name from Greenland Acquisition Corporation to Greenland Technologies Holding Corporation (“Greenland”).

Greenland serves as the parent Company for Zhongchai Holding (Hong Kong) Limited, a holding Company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Through Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”) and other subsidiaries, Greenland develops and manufactures traditional transmission products for material handling machineries in PRC, as well as develop models for robotic cargo carriers, which are expected to be produced in the near future in PRC.

Greenland, through its subsidiaries, is:

●	A leading developer and manufacturer of traditional transmission products for material handling machineries in China; and

●	A developer of robotic cargo carrier, which is expected to be available for commercial use in the near future in China.

Greenland’s transmission products are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfilment centers, shipyards and seaports. Forklifts play an important role in logistics systems of many enterprises across different industries in China and globally. Generally, the industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery and automobile industries.

Greenland has experienced decreased demand for forklifts in the manufacturing industry in the PRC, as its revenue decreased from approximately $60.21 million in the fiscal year 2018 to approximately $52.40 million in the fiscal year 2019. The revenue decline of approximately $7.81 million was primarily due to the reduced output during the opening of the new factory. Based on revenues in the fiscal year ended December 31, 2019 and 2018, Greenland believes that it is one of the major developers and manufacturers of transmission products for small and medium-sized forklift trucks in China.

Greenland’s transmission products are used in 1-ton to 15-ton forklift trucks, some with mechanical shift and some with automatic shift. Greenland sells these transmission products directly to forklift truck manufacturers. In the fiscal year ended December 31, 2019 and 2018, Greenland sold an aggregate of more than 83,567 and 92,374 sets of transmission products, respectively, to more than 100 forklift manufacturers in total in China.

Through Zhongchai Holding and its subsidiaries, Greenland has leveraged its industry and market experience to develop robotic cargo carriers. Greenland completed a conceptual prototype of a robotic cargo carrier in August 2018. Greenland also completed a production-ready sample in January 2020, which has been extensively tested under the sample-testing phase. Greenland expects its first product to be a robotic cargo carrier with payload capacity of approximately 500 kilograms. Greenland believes that this product will be more cost effective than existing automatic guided vehicles in the market. Due to the recent COVID-19 outbreak in China, there are uncertainties regarding the demand of new robotic carriers’ market. Greenland’s management expects to delay the robotic cargo carrier production launch and wait for the market response. In the future, Greenland’s management plans to offer a robotic cargo carrier with payload capacity of approximately 100 kilograms.

Significant Activities Since Inception

Initial Public Offering

On July 27, 2018, we consummated our initial public offering of 4,400,000 units, including a partial exercise by the underwriters of their over-allotment option in the amount of 400,000 units. Each unit consists of one ordinary share, no par value, one warrant to purchase one-half of one ordinary share and one right to receive one-tenth of one ordinary share upon the consummation of our initial business combination, pursuant to a registration statement on Form S-1. Warrants must be exercised in multiples of two warrants, and each two warrants are exercisable for one ordinary share at an exercise price of $11.50 per share.  The units were sold in our initial public offering at an offering price of $10.00 per unit, generating gross proceeds of $44,000,000 (before underwriting discounts and offering expenses).

Simultaneously with the consummation of our initial public offering, we completed a private placement of 282,000 units, issued to Greenland Asset Management Corporation (the “Sponsor”) and Chardan Capital Markets, LLC, generating gross proceeds of $2,820,000.

Business Combination

On October 24, 2019, we consummated our business combination with Zhongchai Holding (the “Business Combination”) following a special meeting of the shareholders where the shareholders of Greenland considered and approved, among other matters, a proposal to adopt an share exchange agreement (the “Share Exchange Agreement”), dated as of July 12, 2019 by and among (i) Greenland, (ii) Zhongchai Holding, (iii) the Sponsor in the capacity as the purchaser representative (the “Purchaser Representative”), and (iv) Cenntro Holding Limited, the sole member of Zhongchai Holding (the “Zhongchai Equity Holder” or the “Seller”).

Pursuant to the Share Exchange Agreement, Greenland acquired from the Seller all of the issued and outstanding equity interests of Zhongchai Holding in exchange for the issuance of 7,500,000 ordinary shares, no par value of Greenland, to the Seller (the “Exchange Shares”). As a result, the Seller became the controlling shareholder of Greenland, and Zhongchai Holding became a directly and wholly owned subsidiary of Greenland. The Business Combination was accounted for as a reverse merger effected by a share exchange, wherein Zhongchai Holding is considered the acquirer for accounting and financial reporting purposes.

The Business Combination was accounted for as a reverse recapitalization (the "Recapitalization Transaction") in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations. For accounting and financial reporting purposes, Zhongchai Holding is considered the acquirer based on facts and circumstances, including the following:

●	Zhongchai Holding’s operations comprise the ongoing operations of the combined entity;

●	The officers of the newly combined company consist of Zhongchai Holding’s executives, including the Chief Executive Officer, Chief Financial Officer and General Counsel, and,

●	The former shareholders of Zhongchai Holding own a majority voting interest in the combined entity.

As a result of Zhongchai Holding being the accounting acquirer, the financial reports filed with the SEC by the Company subsequent to the Business Combination are prepared “as if” Zhongchai Holding is the predecessor and legal successor to the Company. The historical operations of Zhongchai Holding are deemed to be those of the Company. Thus, the financial statements included in this report reflect (i) the historical operating results of Zhongchai Holding prior to the Business Combination; (ii) the combined results of Zhongchai Holding and Greenland following the Business Combination in October, 2019; (iii) the assets and liabilities of Zhongchai Holding at their historical cost, and (iv) Greenland’s equity structure for all periods presented. Zhongchai Holding received 7,500,000 shares of Greenland in exchange for all the share capital, which is reflected retroactively to December 31, 2017 and will be utilized for calculating earnings per share in all prior periods. No step-up basis of intangible assets or goodwill was recorded in the Business Combination transaction consistent with the treatment of the transaction as a reverse recapitalization of Zhongchai Holding.

Incorporation of Greenland Technologies Corp.

On January 14, 2020, Greenland Technologies Corp. was incorporated under the laws of the state of Delaware (“Greenland Tech”). Greenland Tech is the 100% owned subsidiary of the registrant. We aim to use it as the US operation site of the Company and promote sales of our robotic products for the North American market in the near future. Greenland Tech currently does not conduct any business activities.

Corporate Structure

The following diagram illustrates the current corporate structure of Greenland, including the jurisdiction of formation and ownership interest of each of its subsidiaries.

Greenland was incorporated on December 28, 2017 as a British Virgin Islands Company with limited liability. As a result of the consummation of the Business Combination, Greenland serves as the parent Company for Zhongchai Holding.

Greenland Technologies Corp. was incorporated under the laws of the state of Delaware on January 14, 2020. Greenland Tech is the 100% owned subsidiary of the registrant. We aim to use it as the US operation site of the Company and promote sales of our robotic products for the North American market in the near future. Greenland Tech currently does not conduct any business activities.

Zhongchai Holding was incorporated in Hong Kong on April 23, 2009. From April 23, 2009 to November 1, 2011, Zhongchai Holding was a subsidiary of Equicap, Inc., a Nevada corporation which stock was quoted on the OTC Markets until July 29, 2011.

Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”), an 89.47%-owned subsidiary of Zhongchai Holding, was incorporated in PRC on November 21, 2005 and is engaged in the business of designing, manufacturing and selling transmission products mainly for forklift trucks. The remaining 10.53% of Zhejiang Zhongchai’s capital stock is owned by Xinchang County Jiuxin Investment Management Partnership (LP), an entity owned by Mengxing He, director and general manager of Zhejiang Zhongchai and legal representative, executive director and general manager of Shengte (as defined below).

Hangzhou Greenland Robotic Co., Ltd. (“Hangzhou Greenland”), a wholly owned subsidiary of Zhongchai Holding, was incorporated in PRC on August 9, 2019 and is engaged in the business of research, development and manufacturing of robotics and warehousing equipment and systems.

Shanghai Hengyu Business Management Consulting Co., Ltd. (“Hengyu”), a 62.5%-owned subsidiary of Zhongchai Holding, was incorporated in PRC on September 10, 2005 and holds no assets other than an account receivable owed by Cenntro Holding Limited (“Cenntro Holding”), the sole member of Zhongchai Holding prior to the Closing of the Business Combination. The remaining 37.5% of Hengyu’s capital stock is beneficially owned by Peter Zuguang Wang.

Zhejiang Shengte Transmission Machinery Co., Ltd. (“Shengte”), a PRC Company incorporated on February 24, 2006, has been a wholly owned subsidiary of Zhejiang Zhongchai since May 21, 2007. Shengte was engaged in the business of manufacturing and selling of gears used in Zhejiang Zhongchai’s transmission products. In 2019, Shengte ceased its business operation, and most assets of its assets were transferred to Zhejiang Zhongchai. Only the employee social benefit function of Shengte in the local region stays effective.

Products

The transmission products of Greenland and its subsidiaries can be broadly divided into two categories: gearboxes and transaxles.

Gearboxes. Greenland specializes in developing and manufacturing gearboxes for small- and medium-sized material handling machineries. There are two series of gearboxes: the JDS series of mechanical gearboxes and the YQX series of hydraulic gearboxes.

Set forth below are the key features of the JDS series of mechanical gearboxes.

Set forth below are the key features of the YQX Series of hydraulic gearboxes.

Transaxles. Greenland produces transaxles that integrate the functions of transmissions and drive axles into one integrated assembly, thereby increasing the products’ transmission ratios and reducing the products’ noise levels and weight and size, leaving additional space for safety and other functions.

Set forth below are the key features of the transaxle products.

Competitive Strengths

Greenland believes that the following strengths enable the Company to compete effectively:

Favorable Market Trends

Greenland believes that a number of key industry trends in PRC will continue to benefit Greenland and its subsidiaries and continue to drive growth, including:

●	Increasing labor cost, which accelerates labor substitution with machinery in material handling and logistic activities;

●	Increasing migration of logistic labor to urban areas, which increases demand for logistic machinery;

●	Increasing government support for logistic mechanization, including in the form of subsidies;

●	Increasing government support for improving efficiency in PRC’s logistics industry, which is a key end market for material handling machinery such as forklifts and loaders;

●	Higher rate of growth in investments in smaller projects (such as subways and urban maintenance projects) compared to those in mega projects (such as highways and bridges), which fosters demand for smaller excavators and other construction machinery for smaller projects; and

●	Increasing competitiveness of PRC branded products in PRC and certain international markets.

As a result of these favorable industry trends, Greenland believes that it is well-positioned to capitalize on the increasing market demand for transmission products for small- and medium-sized material handling and logistic machinery in PRC.

Well-Developed Manufacturing Capabilities Leading to High Efficiency

Greenland believes that its manufacturing process is well developed. In addition, Greenland believes that a combination of modern operational and management systems and its advanced manufacturing equipment, together with its manufacturing know-how and the skills of its workforce, contribute to a flexible manufacturing system, which allows Greenland to shorten the “time to market” for its new products and timely adjust its product mix to respond to changes in market demand.

Robust Research and Product Development Capabilities

Research and product development capabilities have been critical to Greenland’s historical growth and current market position. Such capabilities include the following:

●	Strong R&D team. Greenland’s research and development team, comprising more than 10 professionals, or over 10% of Greenland’s employees, is led by Dr. Lei Chen, who is a former professor at The University of Texas at Austin and has many years of research and development experience in introducing and adopting new technologies.

●	Facilities. Greenland’s research and development facilities consist of a transmission technology center and a robotic technology center. The transmission technology center is accredited by the Zhejiang provincial government. The technology center consists of a product development and design department, a research center, three research departments focused on the design, application and manufacturing of internal combustion engines, and a post-doctoral workstation certified by the PRC Ministry of Human Resource and Social Security.

Strategic Service Network

The ability to provide timely after-sales services is critical to building and maintaining Greenland’s customer base. We have established an after-sales service network at strategic locations, with a focus on areas that have more developed economies. For example, the eastern provinces of PRC generally have significant demand for logistics services. Accordingly, Greenland, through its subsidiaries, has operated an in-house service center and retained service providers predominantly in these regions. Users of Greenland’s products are able to reach the Company through a service line, through which Greenland is able to provide prompt on-site technical services at various locations in PRC.

Experienced Management Team with a Successful Track Record

Greenland’s senior management team combines local operational experience and market knowledge with international management and technical experience. In addition, each member of senior management has a track record of helping build companies into successful enterprises.

●	Peter Zuguang Wang has served as the sole director of Zhongchai Holding since April 2009 and the chairman of Zhejiang Zhongchai since September 2017. He has more than 20 years of experience in technology and management, combining a unique background in each of research and development, operations, finance and management. Mr. Wang was a co-founder of Unitech Telecom (now a part of UTStarcom, Nasdaq: UTSI).

●	Raymond Z. Wang has served as the Chief Executive Officer of Zhongchai Holding since April 2019. He has more than ten years of management and corporate governance experience, and has served as president and vice president of two international companies and vice chairman of the board of a non-profit organization. This gives him a wealth of capabilities and experience in all aspects, including warehousing management, logistics modernization, financial management, organizational management, business process optimization and customer channel acquisition.

●	Jing Jin, Chief Financial Officer, a Certified Public Account, has over 10 years of experience in accounting, budgeting and financial planning across operations in PRC and overseas, including as an executive of public companies.

●	Lei Chen, Chief Scientist, has over 25 years of experience as a scientist in both U.S. and PRC. He is skilful in unconventional solutions by crossing different science and technology disciplines. Dr. Chen has expertise in laser spectroscopy, high-speed data acquisition, atomic and molecular physics, Nano material, software and hardware architecture and design, combustion engine and electrical motor, and livestock husbandry. Dr. Chen’s experience and scientific knowledge is valuable to Zhongchai Holding’s research and development efforts with respect to transmission products and its future robotic products.

Customers

Greenland, through its subsidiaries, sells almost all of its products domestically in PRC. Its customers primarily consist of manufacturers of material handling equipment, primarily forklift trucks. Greenland believes that its customers include some of the leading manufacturers in their respective market segments. Greenland also supplies to the PRC subsidiaries of a number of blue-chip international brands based in Europe and Asia.

During the years ended December 31, 2019 and 2018, Greenland’s five largest customers contributed 43.62% and 40.58%, respectively, of its total revenues. In the same periods, Greenland’s single largest customer, Company A, accounted for 14.03% and 14.66%, respectively, of Greenland’s total revenue. Greenland sells products to Company A based on purchase orders submitted to its subsidiary, Zhongchai Holding.

Suppliers

Greenland purchases its raw materials from various suppliers for use in the manufacture of its products.

The key raw materials used in the manufacture of its products include processed metal-based parts and components, including but not limited to iron castings and gears. Most of such parts and components are purchased from PRC domestic suppliers. Almost all of Greenland’s suppliers are located in close proximity to its facilities, allowing the Company to reduce transportation and inventory costs.

The prices of iron and steel and other raw materials have historically fluctuated significantly in PRC, which in turn has affected the Company’s business and results of operations. Greenland closely monitors changes in raw material prices and seeks to adjust its inventory of raw materials when the prices of such raw materials are expected to rise for a sustained period. In addition, Greenland seeks to minimize the impact of fluctuations in raw material prices by adopting bidding processes in its raw material procurement process and selecting suppliers with the most favourable bids. Greenland also seeks to price its products to reflect the expected fluctuations in raw material prices to the extent possible. However, there can be no assurance that Greenland could precisely estimate increases in raw material prices or effectively pass on such increases to its customers.

Production

Greenland’s products are comprised of a number of major parts and components, including gearbox housing, gears, bearings, oil pumps, gear shafts, hydraulics and electrical components. The gearbox housing and gears parts are processed in-house at its manufacturing facility in Xinchang County, Zhejiang Province, PRC. Components of such products are generally sourced from third parties and are assembled and integrated to form finished products. The finished products undergo further adjustments, fine tuning, testing and quality inspection. After inspection, the finished products are coated and painted before being sent to our warehouses for storage and distribution to its customers.

Inventory and Warehousing

Greenland undertakes inventory control in order to reduce the risks of under and over-stocking. On average, Greenland typically maintains a stock for its production needs of 30 days. It generally increases its inventories toward the end of a year to meet the production needs in anticipation for increased demand for its products in the second quarter of the following year. Greenland maintains higher inventories at year-end because the Chinese New Year typically falls in January or February, which affects the production and transportation of raw materials. Greenland has installed an enterprise resource planning (“ERP”) system which provides it with real-time information about purchases, production schedules and supplies of the raw materials. The ERP system has substantially improved Greenland’s inventory controls, providing the Company with quick access to various data and easy formulation of operating models, and allowing the Company to keep its inventory at an appropriate level to facilitate the manufacturing process. Due to the recent COVID-19 outbreak in PRC, there has been a significant reduction in the Company’s production during the first quarter of the fiscal year 2020; moreover, the outbreak has an adverse impact on the Company’s customer demand at this time.

Research and Development

Greenland’s research and development team selects research and development projects and draws up preliminary project proposals based on various factors, such as industry and market trends, customer feedback and input from other departments, such as the finance and manufacturing departments.

Greenland’s management, including the heads and lead managers of its various internal departments, such as sales and marketing and finance departments, as well as the Chief Executive Officer and Chief Technology Officer of Greenland, reviews the preliminary project proposals and its research and development team formulates a final plan for each approved project after taking into account suggestions and comments by its management. The final plans include detailed schedules and budgets for the projects. Greenland’s finance department monitors budget overruns. Any increase in the original budget must be reviewed and approved by management before the relevant project can continue.

Greenland has also focused on research and development with respect to a new robotic carrier.

Greenland completed a conceptual prototype of a robotic cargo carrier in August 2018. Greenland also completed a production-ready sample in January 2020, which has been extensively tested under the sample-testing phase. Greenland expects its first product to be a robotic cargo carrier with payload capacity of approximately 500 kilograms. Greenland believes that this product will be more cost effective than existing AGVs in the market. Due to the recent COVID-19 outbreak in PRC, Greenland management expects to delay the product launch. In the future, Greenland management plans to offer a robotic cargo carrier with payload capacity of approximately 100 kilograms.

Strategic Growth Opportunity in the Robotic Carrier Market

Through Zhongchai Holding and other subsidiaries, we have leveraged our industry and market experience to develop robotic cargo carriers. Greenland completed a conceptual prototype of a robotic cargo carrier in August 2018. Greenland also completed a production-ready sample in January 2020, which has been extensively tested under the sample-testing phase. Greenland expects its first product to be a robotic cargo carrier with payload capacity of approximately 500 kilograms. Greenland believes that this product will be more cost effective than existing automatic guided vehicles (“AGVs”) in the market. Due to the recent COVID-19 outbreak in China, Greenland management expects to delay the product launch. In the future, Greenland management plans to offer a robotic cargo carrier with payload capacity of approximately 100 kilograms.

We believe that AGV products have the following operational advantages to traditional transmission products:

●	High degree of automation. Compared to manual forklifts for delivering materials, AGVs are automated. An AGV operator inputs relevant information to the computer terminal and the terminal sends information to AGV’s central control system. The system then sends control commands to the AGV and the AGV executes the commands by delivering the relevant materials to the appropriate location.

●	High flexibility. AGVs can be used in production lines, assembly lines, conveyor lines, platforms, shelves, operating points and other areas as needed. As a result of this flexibility, AGVs can minimize the logistics turnover cycle, reduce the material consumption in turnover, connect incoming materials and processing and maximize the efficiency of production systems.

●	High safety. AGVs have security protection through various intelligent traffic management, safety and collision avoidance, multi-level warning, emergency braking and fault alarm systems. As a result, AGVs can play a unique role in situations that are not as suitable for human to work.

We believe that the robotic carrier market presents a substantial opportunity for Greenland’s future business, for the following reasons:

Fast Growing Market. The Chinese intelligent warehousing market continues to grow. According to the Gao Gong Industry Institute, in 2017, such market reached RMB 59.47 billion (approximately US$ 8.44 billion), a year-on-year increase of 15.7%. In 2018, the number of newly added AGVs was 29,600, with a compound growth rate of 70.08% since 2014. In 2019, the number of newly added AGVs was 33,400, with a growth rate of 12.8% compared to 2018. In addition, the PRC national government has issued policies under the 13th Five-Year Plan, including the Made in China 2025 plan, whose core is to improve production efficiency and reduce labor dependence by replacing manual labor with machines. Unmanned forklifts, as an extremely important part of intelligent manufacturing, are aligned with these national goals. Consequently, we believe that there is substantial potential and market scale for further AGV development.

Impact of the Growing E-Commerce Industry. The large number of online orders in the current market requires faster and more accurate logistics. Automated equipment, such as AGVs, improves speed and accuracy. Demand for more efficient logistics is expected to increase as e-commerce continues to grow. As such, we expect that the demand for AGVs in the next few years will continue to increase rapidly.

Highly Fragmented Market. The AGV market is highly fragmented. In particular, there are few, if any, dominant local market participants. As such, we believe that Greenland has an opportunity to develop a meaningful role in the AGV market. Many of the core components of current AGVs in the domestic PRC market are made by foreign manufacturers of robot components. Very fewer of them are made in China. Although foreign enterprises can use their advantages of key technologies and core components to constrain Chinese enterprises, we believe Greenland can successfully enter the AGV market due to its advantages of being an experienced, local competitor in the logistics industry as well as its strong research and development (“R&D”) capabilities.

High Technology Barriers for New Entrants. To compete in the AGV market, enterprises need a high-level of core technologies and capabilities in order to successfully develop products containing the necessary sensors and devices that measure accuracy, temperature, response time, stability, reliability and other relevant metrics. We believe that this creates a high barrier for new market entrants. Given Greenland’s existing role in the logistics industry and the research and development milestones achieved to date provide Greenland with the opportunity to successfully compete in the AGV market.

Demand for Efficient Services.  Traditional forklifts are mainly internal combustion forklifts with disadvantages of high emissions and energy consumption, human health risks, low utilization of labor and transport capacity. Furthermore, the primary users of forklifts include manufacturing and logistics companies are price sensitive. Consequently, we believe that the demand for AGV products, which typically improve efficiency and are more cost-effectives as compared to traditional forklifts, will continue to increase over time. In addition, according to data released by the National Bureau of Statistics, China’s birth rate has recently been at a historically low level, with a downward trend. As an important alternative to human resources, the demand for AGVs is expected to continue to increase in the PRC.

Trademarks and Other Intellectual Property

Greenland relies on a combination of trademark, copyright, patent, software registration and trade secret laws to protect its intellectual property rights. Despite these precautions, it may be possible for third parties to obtain and use the Company’s intellectual property without its authorization.

Patents

As of December 31, 2019, Greenland held 90 registered patents, with the PRC National Intellectual Property Administration (“CNIPA”), 80 of which are utility patents and 10 of which are invention patents. These patents relate to the manufacturing of products.

As of December 31, 2019, Greenland has been granted 2 trademarks registered with the CNIPA.

Greenland’s intellectual property also includes technical data such as test results and operating data from projects, drawings, designs, and machinery and manufacturing techniques it developed in-house.

Sales and Marketing

Greenland sells its products in PRC through its sales and marketing team. To promote Greenland’s brand, sales employees also attend trade shows and exhibitions to showcase the Company’s products.

As of December 31, 2019, Greenland’s sales and marketing team consisted of 15 employees.   Members of its sales and marketing team have extensive experience and knowledge in the material handling equipment manufacturing industry. They are primarily responsible for identifying business opportunities, promoting products, and collecting customer feedback and market information, bidding for or negotiating orders, and collecting payment.

Competition

The transmission industry is fragmented and highly competitive in PRC. At present, domestically produced transmissions account for the largest share of the PRC market. International brand manufacturers equipped with better technology and capital resources are also aiming to expand further into PRC. As a result, it is expected that the PRC transmission market will be increasingly competitive.

The typical competitive criteria are quality, price, technology, after-sales service, product offerings and proven record of performance. The transmissions market is highly capital intensive on both a capital and on operating cost basis. In addition, the manufacturing process requires technical expertise and significant research and development budgets. As a result, companies entering the market must have significant financial and technical resources. Moreover, the time and cost required to establish a proven track record necessary for general market acceptance are substantial. An extensive after-sales service network is also essential for a Company to gain general market acceptance.

Greenland believes that it is able to compete based on its market position, strong research and development capabilities, high quality products, integrated service system and strong relationships with its customers.

Our key competitors are Shaoxing Advance Gearbox Co., Ltd., Changsha Zhongchuan Transmission Machinery Co. Ltd. and Ganzhou Wuhuan Machine Co., Ltd.

The market for automatic guided vehicles (“AGVs”) in PRC is dominated by a small number of companies as a result of significant consolidation that occurred in the past few years. We expect the AGV market in PRC to continue this trend of consolidation in the near future. Given our relationships in the transmission market and our strong technology team, we believe that we can compete successfully in this market. However, there is no guarantee of any success, as many of our competitors are more established in the AGV market and are better capitalized than us.

The existing market players for AGVs in PRC are Shenyang Sisun Robot & Automation Cp., Ltd., Machinery Technology Development Co., Ltd. and Kuming KSEC Logistics Information Industry Co., Ltd.

Employees

As of May 6, 2020, the total number of full-time employees employed at Greenland and its subsidiaries was 269. The following table sets forth the number of its full-time employees by the function as of May 6, 2020:

Function	Number
Management	9
Administration	37
Production	167
Research and development	15
Sales and marketing	13
Other	28
Total	269

Greenland maintains mandatory social security insurance for its employees in China pursuant to Chinese laws. It makes contributions to mandatory social security funds for its employees to provide for retirement, medical, work-related injury, maternity and unemployment benefits.

Greenland has not had any labor strikes or other labor disturbances that have materially interfaced with its operations, and it believes that it has maintained a good work relationship with its employees.

REGULATIONS

As a company with our principal office in China, we are subject to a variety of laws and regulations in China. These laws and regulations are constantly evolving and may be interpreted, implemented or amended in a manner that could harm our business. This section sets forth the summary of material laws and regulations relevant to our business operations, including a summary of most significant rules and regulations that affect our business activities in China.

Policy Relating to the Foreign Invested General Equipment Manufacturing Industry

PRC implements its guidance on foreign investment in different industries through the Catalogue for the Guidance of Foreign Investment Industries jointly amended and promulgated by the National Development and Reform Commission and the Ministry of Commerce from time to time. According to the new catalogue which became effective on July 28, 2017, the business activities that we engage in are classified as “permitted” or “encouraged” foreign invested industries.

Law and Regulation Relating to Product Quality

Pursuant to the Product Quality Law of the PRC which was promulgated on February 22, 1993 and amended on December 29, 2018, it is prohibited to produce or sell products that do not meet the standards or requirement for safeguarding human health and ensuring human and property safety.

Where a defective product causes physical injury to a person or damage to property, the aggrieved party may claim compensation against the producer or the seller of such product. Where the responsibility for product defects lies with the producer, the seller shall, after settling compensation, have the right to recover such compensation from the producer, and vice versa. Violations of the Product Quality Law may result in the imposition of fines. In addition, the seller or the producer may be ordered to suspend operation and its business license may be revoked. Criminal liability may be incurred in serious cases.

Law and Regulation Relating to Production Safety

Pursuant to the Production Safety Law of the PRC (the “Production Safety Law”) promulgated by the Standing Committee of the National People’s Congress on June 29, 2002, amended on August 27, 2009 and August 31, 2014 and effective on December 1, 2014, enterprises and institutions shall be equipped with the conditions for safe production as provided in the Production Safety Law and other relevant laws, administrative regulations, national standards and industrial standards. Any entity that is not equipped with such conditions is not allowed to engage in production and business operation activities.

The law also requires manufacturers to offer education and training programs to their employees regarding production safety and to hire qualified employees who have completed special trainings to engage in specialized operations. Manufacturers are required to provide protection equipment that meets the national or industry standards to employees and to supervise and educate them regarding the use of such equipment. In addition, the design, manufacture, installation, use, inspection and maintenance of safety equipment are required to conform to applicable national or industry standards. Furthermore, emergency measures shall be established by an enterprise to prepare for the occurrence of any accidents threatening safe production.

Law and Regulation Relating to Environmental Protection

The laws and regulations governing the environmental requirements for all units that cause environmental pollution and other public hazards in the PRC include but not limited to the Environmental Protection Law of the People’s Republic of China, the Prevention, the Environmental Impact Assessment Law of the People’s Republic of China and the Administrative Regulations on Environmental Protection for Acceptance Examination Upon Completion of Buildings. Pursuant to these laws and regulations, depending on the impact of the project on the environment, an environmental impact study report, an environmental impact analysis table or an environmental impact registration form shall be submitted by a developer before the relevant authorities will grant approval for the commencement of construction of the property development.

In addition, upon completion of the property development, the relevant environmental authorities and the construction unit will also inspect the property to ensure compliance with the applicable environmental standards and regulations before the property can be delivered to the purchasers.

Law and Regulation Relating to Labor Protection

Pursuant to the Labor Law of the PRC and the Labor Contract Law of the PRC which were promulgated on January 1, 1995 (amended on December 29, 2018) and January 1, 2008 (amended on December 28, 2012), respectively, labor contracts shall be concluded if labor relationships are to be established between the employer and the employees.

Pursuant to the Social Insurance Law of the PRC which was promulgated on October 28, 2010 and last amended on December 29, 2018, employees shall participate in basic pension insurance, basic medical insurance and unemployment insurance. Basic pension, medical and unemployment insurance contributions shall be paid by both employers and employees. Employees shall also participate in work-related injury insurance and maternity insurance. Work-related injury insurance and maternity insurance contributions shall be paid by employers rather than employees. An employer shall make registration with the local social insurance agency in accordance with the provisions of the Social Insurance Law of PRC. Moreover, an employer shall declare and make social insurance contributions in full and on time. Pursuant to the Regulations on Management of Housing Provident Fund which was promulgated on April 3, 1999 and amended on March 24, 2019, employers shall undertake registration at the competent administrative center of housing provident fund and then, upon the examination by such administrative center of housing provident fund, undergo the procedures of opening the account of housing provident fund for their employees at the relevant bank. Enterprises are also obliged to timely pay and deposit housing provident fund for their employees in full amount.

Law and Regulation Relating to Tax

Enterprise Income Tax

On March 16, 2007 and December 6, 2007 respectively, the National People’s Congress of China and the State Council of the PRC enacted the Enterprise Income Tax Law of the PRC and the Implementation Regulations of Enterprise Income Tax Law of the PRC (collectively the “PRC EIT Law”), both of which became effective on January 1, 2008. The PRC EIT Law imposes a uniform enterprise income tax rate of 25% on all residence enterprises, including foreign-invested enterprises, and terminates most of the tax exemptions, reductions and preferential treatments available under previous tax laws and regulations.

However, the PRC EIT Law and its implementation rules permit certain “high-technology enterprises strongly supported by the state” which hold independent ownership of core intellectual property and simultaneously meet a list of other criteria, financial or non-financial, as stipulated in the Implementation Rules, to enjoy a 15% enterprise income tax rate subject to certain new qualification criteria. The SAT, the PRC Ministry of Science and Technology and the MOF jointly issued the Administrative Rules for the Certification of High and New Technology Enterprise delineating the specific criteria and procedures for “high and new technology enterprises” certification.

Under the PRC EIT Law, enterprises are classified as either “resident enterprises” or “non-resident enterprises.” Pursuant to PRC EIT Law and its implementation rules, besides enterprises established within the PRC, enterprises established outside PRC whose “de facto management bodies” are located in PRC are considered “resident enterprises” for PRC enterprise income tax purposes and subject to the uniform 25% enterprise income tax rate for their global income. According to the implementation rules of the PRC EIT Law, “de facto management body” refers to a managing body that exercises, in substance, overall management and control over the manufacture and business, personnel, accounting and assets of an enterprise.

Withholding Tax

The PRC EIT Law removes the prior tax exemption and imposes a 10% withholding tax on dividends paid by foreign-invested enterprises to foreign investors. However, for foreign investors whose home countries or regions have signed bilateral tax agreements with PRC, the withholding tax rate may be reduced to as low as 5% depending on the terms of the applicable tax treaty. In accordance with the Arrangement between Mainland PRC and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income signed on August 21, 2006, the 5% withholding tax rate applies to dividends paid by a PRC Company to a Hong Kong tax resident, provided that the recipient is a Company that holds directly at least 25% of the interest of the PRC Company, otherwise, the applicable withholding tax rate should be 10%. Further, pursuant to the Notice on the Issues concerning the Application of the Dividend Clauses of Tax Agreements issued by the SAT on February 20, 2009, the preferential tax rate under the relevant tax treaties shall only apply to a tax resident from the other side that directly holds at least 25% of the interest of a PRC Company for a period of consecutive 12 months prior to receiving the dividends.

Value Added Tax

The Provisional Regulations of the PRC Concerning Value Added Tax (the “VAT Regulations”), was promulgated on December 13, 1993 and amended by the State Council and became effect on November 19, 2017. Under the VAT Regulations and its implementation regulations, value added tax, or the VAT, is imposed on the sales of goods and provision of processing, repair and replacement services within the PRC and the importation of goods into PRC. The VAT standard rate had been 17% of the gross sale price until April 30, 2018, after which date the rate was reduced to 16%. VAT rate was further reduced to 13% starting from April 1, 2019.

On April 4, 2018, the Ministry of Finance and the State Administration of Taxation issued the Circular on Adjustment of VAT Rates, which became effective as of May 1, 2018. According to the Circular on the Adjustment of VAT Rates, relevant VAT rates have been reduced from May 1, 2018, such that VAT rates of 17% and 11% applicable to the taxpayers who have VAT taxable sales activities or imported goods are adjusted to 13% and 9%, respectively.

Law and Regulation Relating to Intellectual Property Rights

Copyright Law

According to the Copyright Law of the PRC, which was amended on February 26, 2010 and became effective on April 1, 2010, Chinese citizens, legal entities or other organizations shall enjoy the copyright in their works, whether published or not, which include works of literature, art, natural sciences, social sciences, engineering and technology, etc. Copyright owners shall enjoy various kinds of rights, including the right of publication, right of authorship and right of reproduction.

Patent Law

Pursuant to the Patent Law of the PRC which was amended on December 27, 2008 and became effective on October 1, 2009, the patent administration departments of the State Council are responsible for the administration of patents across the nation. The patent administration departments of provincial, autonomous region or municipal governments are responsible for administering patents within their respective jurisdictions. The PRC patent system adopts a “first come, first file” principle, which means where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. Invention patents are valid for 20 years, while utility model patents and design patents are valid for 10 years, commencing from the date of application. The patentee shall pay annual fees commencing from the year when the parent right is granted. If the patentee does not pay annual fees according to the requirements, the patent will be terminated prior to its expiry. Other person must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of the patent rights. The infringer must, in accordance with the applicable regulations, undertake to cease the infringement, take remedial action and/or pay damages.

Trademark Law

Pursuant to the Trademark Law of the PRC which was amended on August 30, 2013 and became effective on May 1, 2014, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to commodities for which the use of trademark has been approved. The period of validity of a registered trademark shall be 10 years, counted from the day the registration is approved. If a trademark registrant wishes to use a trademark after the expiration of the duration of the trademark registration, according to the requirements, a registration renewal application should be filed within 12 months prior to the expiration. Each registration renewal is valid for 10 years. Using a trademark that is identical with a registered trademark on the same commodities without the licensing of the registrant of the registered trademark; or using a trademark that is similar to a registered trademark on the same commodities, or using a trademark that is identical with or similar to the registered trademark on similar commodities without the licensing of the registrant of the registered trademark, which is likely to cause confusion; selling commodities that infringe upon the exclusive right to use a registered trademark; forging, manufacturing a registered trademark which was registered by others without authorization, or selling a registered trademark forged or manufactured without authorization; changing a registered trademark and putting the commodities with the changed trademark into the market without the consent of the registrant of the registered trademark; providing, intentionally, convenience for activities infringing upon others’ exclusive right to use a registered trademark, and facilitating others to commit infringement on the exclusive right to use a registered trademark, constitutes an infringement of the exclusive right to use a registered trademark. The infringer must undertake to cease the infringement, take remedial action and pay damages. The infringer also may be subject to fines or even criminal punishment.

Domain Names

The domain names are protected under the Administrative Measures for Internet Domain Names promulgated by Ministry of Industry and Information Technology, or the MIIT, on August 24, 2017, the effective date of which was November 1, 2017. MIIT is the major regulatory body responsible for the administration of the PRC Internet domain names, under supervision of which PRC Internet Network Information Center, or CNNIC, is responsible for the daily administration of CN domain names and Chinese domain names. On September 25, 2002, CNNIC promulgated the Implementation Rules of Registration of Domain Name, or the CNNIC Rules, which was renewed on June 5, 2009 and May 29, 2012, respectively. Pursuant to the Administrative Measures on the Internet Domain Names and the CNNIC Rules, the registration of domain names adopts the “first to file” principle and the registrant shall complete the registration via the domain name registration service institutions. In the event of a domain name dispute, the disputed parties may lodge a complaint to the designated domain name dispute resolution institution to trigger the domain name dispute resolution procedure in accordance with the CNNIC Measures on Resolution of the Top-Level Domains Disputes, file a suit to the People’s Court or initiate an arbitration procedure.

Law and Regulation Relating to Foreign Currency Exchange

The principal regulations governing foreign currency exchange in the PRC are the Foreign Exchange Administrative Regulations (the “SAFE Regulations”) which was promulgated by the State Council and last amended on August 5, 2008. Under the SAFE Regulations, the RMB is generally freely convertible for current account items, including the distribution of dividends, trade and service related foreign exchange transactions, but not for capital account items, such as direct investment, loan, repatriation of investment and investment in securities outside the PRC, unless the prior approval of the State Administration of Foreign Exchange is obtained.

MANAGEMENT

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position
Peter Zuguang Wang(5)	66	Chairman of the Board
Raymond Z. Wang	36	Chief Executive Officer and President
Jing Jin	36	Chief Financial Officer
Lei Chen	60	Chief Scientist
Yanming Liu(5)	58	Director
Min Zhang(1)(2)(3)(4)	52	Director
Everett Xiaolin Wang(1)(2)(3)(4)	59	Director
Hong Liang Lu(1)(2)(3)(4)	65	Director

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating and corporate governance committee

(4)	Class I director

(5)	Class II director

Mr. Peter Zuguang Wang has served as the chairman of the Board since October 24, 2019. In addition, Mr. Wang has served as Zhongchai Holding’s sole director since its inception in April 2009. He has also served as the Chief Executive Officer of Cenntro Automotive Group, a Company that designs and manufactures all-electric utility vehicles for sale in the United States, Europe and PRC, since February 2014. Mr. Wang co-founded UTStarcom in 1990 and was the Executive Vice President until August 30, 1995. From August 1995 to December 2000, Mr. Wang was the Chairman and Chief Executive Officer of World Communication Group, an international telecommunication Company. From December 2000 to August 2009, Mr. Wang was the Chairman and Chief Executive Officer of PRC Quantum Communication Limited (later changed to Techedge, Inc. and then to PRC Biopharma, Inc.), a telecommunication services Company. Previously, Mr. Wang worked at AT&T Bell Labs and Racal-Milgo Information System. Mr. Wang was also the Co-Chairman of Business Advisory Council of the National Republican Congressional Committee during the period of 1994 to 1995. Mr. Wang earned his dual Bachelor of Science degrees in Mathematics and Computer Science and Master of Science degree in Electrical Engineering from University of Illinois at Urbana-Champaign. He received a Master of Business Administration degree in Marketing from Nova South-eastern University.

Mr. Raymond Z. Wang has served as our Chief Executive Officer and President since October 24, 2019. He has also served as the Chief Executive Officer of Zhongchai Holding since April 2019. From November 2017 to March 2019, Mr. Wang was the President of Devirra Corporation, a warehousing management and logistic Company. From August 2007 to July 2017, Mr. Wang worked as the Vice President at Bank of America Merrill Lynch, developing a client acquisition channel for an online platform. From December 2005 to March 2007, Mr. Wang served as the Financial Advisor at Cowan Financial Group, a full-service financial planning and consulting firm, in New York. Mr. Wang received his Bachelor’s degree in Economics from Rutgers University. Mr. Wang serves as Vice Chairman of the board of ONE Project, a non-profit organization that unifies local communities to collectively tackle social issues such as hunger.

Mr. Jing Jin has served as our Chief Financial Officer since October 24, 2019. He has also served as the Chief Financial Officer of Zhongchai Holding since August 2019. Prior to that, Mr. Jin served as the Chief Financial Officer of Tantech Holdings Ltd. (Nasdaq: TANH), a manufacturer of bamboo-based charcoal products in PRC, from May 2016 to June 2019. From January 2014 to February 2015, Mr. Jin served as Senior Adviser for AAIC (Shanghai) Co., Ltd., a consulting Company in PRC, responsible for overseeing M&A transactions. From September 2011 to November 2013, he worked as a senior financial adviser in CanAccess Int’l Financial Consultants Ltd. in Vancouver, Canada, responsible for small-medium enterprises’ financing both in private and public sectors. From December 2008 to August 2011, Mr. Jin was an audit associate at MaloneBailey LLP, an accounting firm, in its offices in Canada and PRC. Mr. Jin graduated from Simon Fraser University in June 2008 in Burnaby, Canada with a Bachelor of Business Administration degree.

Mr. Lei Chen has served as our Chief Scientist since October 24, 2019. He has also served as the Chief Scientist of Zhongchai Holding since April 2019. Prior to that, he was the Chief Scientist of Cenntro Automotive Group from July 2016 to March 2019 and responsible for technology development. Prior to that, Dr. Chen was a development consultant to Pinnacle Engines, Inc., a technology Company specializing in four-stroke engines from July 2013 to January 2016. He served as a Vice President of KLD Energy Technologies, Inc., a Company that develops sustainable propulsion technologies for the electric vehicle markets, and was in charge of the research and development of electrical motors from June 2009 to July 2013. He also founded GOTOAUTO.COM, a data engine software Company, and served as its Chief Technology Officer from March 1999 to September 2002. Prior to that, he was the principal consultant to E2 Capital Partners, a marketing consulting Company, from 1996 to 1999, and a sales director of PcBX Systems, Inc., a technology Company with PC based-PBX products, from 1994 to 1995. Dr. Chen has a Ph.D. in Physics from the University of Texas at Austin and a Bachelor degree in Physics from Shandong University, PRC.

Mr. Yanming Liu has served as our director since October 24, 2019. He had served as our Chairman and Chief Executive Officer from our inception date to October 23, 2019. Mr. Liu has served as President of CoAdna (Suzhou) Limited, a fiber optics solutions Company in PRC, since March 2013. From December 2012 to May 2015, Mr. Liu was an independent director of Broadex Technologies Co., Ltd. (300548.SZ), a PRC listed Company engaged in research and development, manufacture and sales of integrated optoelectronics. From November 2010 to February 2013, Mr. Liu served as President of two optical access business units of HiSense Broadband and Multimedia Technologies, an optical communications Company. From March to October 2010, Mr. Liu served as a senior advisor to EJ McKay & Co., Inc. with respect to various technology matters. From August 2005 to February 2010, Mr. Liu served as President and Chief Executive Officer of Salira Systems Inc., a producer of optical access products in PRC and the U.S. Previously, Mr. Liu served as an executive of Optovia Corporation and Walsin Management Company. In addition, from 1993 to 2001, Mr. Liu worked in various roles for Corning Incorporated, most recently as Director of Communications Electronics and Integration, where his roles included invention of Corning’s award-winning patented LEAF fiber product and marketing such product in PRC and other markets. Mr. Liu received a bachelor degree from Tianjin University in PRC, a MBA degree from the MIT Sloan School of Management and a Ph.D. and a MA degree from Princeton University.

Mr. Min Zhang has served as our director since October 24, 2019. Mr. Zhang is the Founder and Managing Partner of Empower Investment since 2008, a fund that focuses on early stage investments in the technology, media and telecom industry in the PRC and worldwide. Previously, he was an Investment Director at Morningside Investment Group (“Morningside”), a private equity and venture capital firm, from February 2002 to September 2008, where he was involved in several investment projects, covering industries such as internet, media, transportation and healthcare. Prior to that, Mr. Zhang acted as Chief Executive Officer of Fastlane Media Group, a media Company, from June 2006 to September 2008, and Vice-President of Media Partners International, a Hong Kong listed Company that is a Morningside portfolio Company, from February 2002 to November 2005. Before joining Morningside, Mr. Zhang was a Senior Manager — Global Risk Management Solution of PwC during January 2000 to January 2002. Before that, he was with Royal Dutch Shell International and worked in various functions, including brand management, network planning, mergers and acquisitions and global consultancy in different countries during September 1993 to January 2000. Mr. Zhang holds a Master of Business Administration from Norwegian Business School of Economics and Management, Norway and a Bachelor of Art degree from University of Sichuan, PRC.

Mr. Everett Xiaolin Wang has served as our director since October 24, 2019. Dr. Wang serves as a professor at School of Information Engineering of Guangdong University of Technology in Guangdong, PRC and a distinguished professor under the University 100 Talents Plan. He has served as session or local chairs of IEEE International Conference in 2013, 2015, 2016 and 2018. Since 2014, he has been reviewer for IEEE Transaction on Intelligent Transportation Systems, as well as Journal of Nonlinear Dynamics. From October 1993 to June 2006, Dr. Wang worked as an engineer at Intel Corporation and was responsible for stress modelling, quantum tunnelling, quantum size effect, 3D mesh generation, hydrodynamic simulation, Monte Carlo modelling and photonic IC design. Dr. Wang received his Bachelor of Science degree in Physics from Peking University, his Master of Science degree in Theoretical Physics from Institute of Theoretical Physics, Academy of Sciences of PRC and his Ph.D. degree from the University of Texas at Austin in Electrical and Computer Engineering.

Mr. Hong Liang Lu has served as our director since October 24, 2019. Mr. Lu has served as a director of UTStarcom Holdings Corp., a telecom venture in PRC (NASDAQ: UTSI) (“UTStarcom”) since June 1991, as Chairman of its board from March 2003 to December 2006, as Executive Chairman from July 2008 to August 2009, as its Chief Executive Officer from June 1991 until July 2008, and as its President from June 1991 until July 2007. From March 2008 to August 2015, Mr. Lu was a member of the board of directors of Fortinet, Inc. (NASDAQ: FTNT) and a member of its audit committee. In June 1991, Mr. Lu cofounded UTStarcom under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. (“Kyocera”), which is a manufacturer and distributor of consumer, office and professional, and industrial products. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development Company, from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a Bachelor of Science degree in Civil Engineering from the University of California at Berkeley.

Family Relationships

Mr. Peter Zuguang Wang and Mr. Raymond Z. Wang are father and son, respectively. None of our other directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity

●	Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed Company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed Company’s audit, compensation, and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and that compensation committee members also satisfy heightened independence requirements contained in the Nasdaq Listing Rules as well as Rule 10C-1 under the Exchange Act.

Under Nasdaq Rule 5605(a) (2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of 10A-3 under the Exchange Act, a member of an audit committee of a listed Company may not, other than in his or her capacity as a member of the audit committee, the Board, or any other Board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed Company or any of its subsidiaries or otherwise be an affiliated person of the listed Company or any of its subsidiaries. When determining the independence of the members of our compensation committee under the heightened independence requirements contained in the Nasdaq Listing Rules and Rule 10C-1 under the Exchange Act, our Board is required to consider all factors specifically relevant to determining whether a director has a relationship with us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of that director, including any consulting, advisory, or other compensatory fee paid by us to that director; and (2) whether that director is affiliated with our Company, a subsidiary of our Company, or an affiliate of a subsidiary of our Company.

Our Board has reviewed the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that Mr. Yanming Liu, Mr. Min Zhang, Mr. Everett Xiaolin Wang and Mr. Hong Liang Lu, are “independent directors” as defined under Rule 5605(a) (2) of the Nasdaq Listing Rules.

Our Board also determined that Mr. Min Zhang, Mr. Everett Xiaolin Wang, and Mr. Hong Liang Lu, who comprise our audit committee and our compensation committee, satisfy the independence standards for such committees established by the Securities and Exchange Commission (“SEC”) and the Nasdaq Listing Rules, as applicable. In making such determinations, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Number and Terms of Office of Officers and Directors

The directors of the Board consist of two classes, being the class I directors (the Class I Directors) and the class II directors (the Class II Directors).  The term of office of the first class of directors, consisting of Mr. Min Zhang, Mr. Everett Xiaolin Wang, and Mr. Hong Liang Lu will expire at the first annual general meeting. The term of office of the second class of directors, consisting of Mr. Peter Zuguang Wang and Mr. Yanming Liu, will expire at the second annual general meeting. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second annual meeting following their election. Except as the BVI Business Companies Act, 2004 (the “Act”) or any applicable law may otherwise require, in the interim between an annual general meeting, or general meeting called for the election of directors, and the removal of one or more directors, any vacancy on the Board may be filled by the majority vote of the remaining directors.

Each director holds office for the term, if any, fixed by the Resolution of Members or Resolution of Directors appointing him or pursuant to Regulation 9.1 or 9.8 of our amended and restated Memorandum of Association and Articles of Association, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until his earlier death, resignation or removal.

The minimum number of directors shall be one and there shall be no maximum number of directors.

Board Meetings

The Board held one meeting during the fiscal year ended December 31, 2019. All directors attended at least 75% of the meeting of the Board and of the committees of the Board on which each director served.

Committees of the Company’s Board of Directors

Our Board has three standing committees: an audit committee, a compensation committee, and a corporate governance committee. All the directors consisting of the audit committee, the compensation committee, and the corporate governance committee are independent.

Audit Committee

We have established an audit committee of the Board. Mr. Min Zhang, Mr. Everett Xiaolin Wang, and Mr. Hong Liang Lu serve as members of our audit committee. Mr. Min Zhang serves as chairman of the audit committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Mr. Min Zhang, Mr. Everett Xiaolin Wang, and Mr. Hong Liang Lu are independent.

Each member of the audit committee is financially literate and our Board has determined that Mr. Zhang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The Company’s audit committee will be responsible for, among other things:

●	Selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

●	Helping to ensure the independence and performance of the independent registered public accounting firm;

●	Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, the Company’s interim and year-end financial statements;

●	Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	Reviewing the Company’s policies on and oversees risk assessment and risk management, including enterprise risk management;

●	Reviewing the adequacy and effectiveness of internal control policies and procedures and the Company’s disclosure controls and procedures;

●	Reviewing related person transactions; and

●	Approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Compensation Committee

Subject to the requirement of law or the NASDAQ listing rules, we have established a compensation committee of the Board. The members of our Compensation Committee are Mr. Min Zhang, Mr. Everett Xiaolin Wang, and Mr. Hong Liang Lu. Mr. Min Zhang serves as chairman of the compensation committee. The Company’s compensation committee will be responsible for, among other things:

●	Reviewing, approving and determining the compensation of the Company’s officers and key employees;

●	Reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Board or any committee thereof;

●	Administering the Company’s equity compensation plans;

●	Reviewing, approving and making recommendations to the Board regarding incentive compensation and equity compensation plans; and

●	Establishing and reviewing general policies relating to compensation and benefits of the Company’s employees.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of another entity, one of whose officers served on the Company’s compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on our Board.

Nominating and Corporate Governance Committee

Subject to the requirement of law or the NASDAQ listing rules, we have established a nominating and corporate governance committee of the Board. The members of our nominating and corporate governance Committee are Mr. Min Zhang, Mr. Everett Xiaolin Wang, and Mr. Hong Liang Lu. Mr. Min Zhang serves as chairman of the nominating committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

Each of the members of the nominating and corporate governance committee will meet the requirements for independence under the applicable rules and regulations of the SEC and rules of NASDAQ. The nominating and corporate governance committee is responsible for, among other things:

●	Identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

●	Evaluating the performance of the Board and of individual directors;

●	Considering, and making recommendations to the Board regarding, the composition of the Board and its committees;

●	Reviewing developments in corporate governance practices;

●	Evaluating the adequacy of the corporate governance practices and reporting;

●	Reviewing related person transactions; and

●	Developing, and making recommendations to the Board regarding, corporate governance guidelines and matters.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. Our code of ethics is filed as an exhibit attached to the Form 8-K we filed with the SEC on October 30, 2019. If we amend or grant a waiver of one or more of the provisions of our code of ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our code of ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and greater than 10% beneficial owners of our ordinary shares to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons, the Company believes that all of its officers, directors and greater than 10% beneficial owners, complied with all Section 16(a) filing requirements applicable to them during the Company’s most recently completed fiscal year.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table presents summary information concerning compensation that was paid for services rendered by our named executive officers during the fiscal years ended December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Raymond Z. Wang, Chief Executive Officer and President(1)	2019	108,750	-	-	-	-	-	-	108,750
	-	-	-	-	-	-	-	-	-

Jing Jin, Chief Financial Officer(2)	2019	30,000	-	-	-	-	-	-	30,000
	-	-	-	-	-	-	-	-	-

Lei Chen, Chief Scientist(3)	2019	33,750	-	-	-	-	-	-	33,750
	-	-	-	-	-	-	-	-	-

Yanming Liu(4)	2019	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

River Chi, Chief Financial Officer(4)	2019	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

Jerry Zheng, Chief Operating Officer(5)	2019	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

(1)	Mr. Wang has served as the Chief Executive Officer and President of the Company since October 24, 2019.

(2)	Mr. Jin has served as the Chief Financial Officer of the Company since October 24, 2019.

(3)	Mr. Chen has served as the Chief Scientist of the Company since October 24, 2019.

(4)	Mr. Liu resigned as the Chairman and Chief Executive Officer of the Company on October 24, 2019. He remains as the Director of the Company.

During the period from the date when our ordinary shares were first listed on NASDAQ Capital Market to the consummation of our Business Combination on October 24, 2019, we paid an affiliate of a member of our Sponsor a total of $10,000 per month, which were used to pay for office space, utilities, secretarial and administrative services. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Except as set forth above, no other compensation was paid to our Sponsor, officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of our Business Combination.

Employment Agreements

On October 24, 2019, the Company entered into employment agreements (each an “Employment Agreement,” collectively, the “Employment Agreements”) with Mr. Raymond Z. Wang, Mr. Jing Jin, and Mr. Lei Chen (each an “officer,” collectively, “Officers”), all of which are filed as exhibits to the form 8-K we filed with the SEC on October 30, 2019.

Under the Employment Agreements, each Officer is employed for a specific period. We may terminate the employment with any Officer for cause, at any time, without advance notice or remuneration, for certain acts of the Officer, including, but not limited to, conviction or plea of guilty to a crime, gross negligence, dishonest act that has caused detriment to the Company, or a failure to perform agreed duties. The Company may terminate the employment with the Officer without cause, at any time, upon one-month prior written notice. Upon termination without cause, the Company shall provide certain severance payments and benefits to the executive specified in the Employment Agreements. The Officer may terminate the Employment at any time with a one-month prior written notice to the Company, if (1) there is a material reduction in the Officer’s authority, duties and responsibilities, or (2) there is a material reduction in the Officer’s annual salary.

Each of the Officers agreed, at all times during the term of the employment and after his termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, corporation or other entity without prior written consent of the Company, any confidential information defined therein.

Outstanding Equity Awards at 2019 Fiscal Year-End

Our non-employee directors did not hold any outstanding option awards as of December 31, 2019.

Pension Benefits

We do not offer our executive officers or employees any pension plan or similar plan that provides for payments or other benefits at, following or in connection with retirement.

Compensation of Directors

We did not pay compensation to any non-employee directors during the fiscal year 2019.

We do not pay our directors in connection with attending individual Board meetings, but we reimburse our directors for expenses incurred in connection with such meetings.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 10,021,142 Ordinary Shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Percentage of beneficial ownership of each listed person after this offering is based on 12,482,142 Ordinary Shares outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of this prospectus, we have 11 shareholders of record. Any listing company is required to have at least 300 shareholders at closing in order to satisfy the Nasdaq listing standards.

Title of Class	Name and Address of Beneficial Owner(1)	Amount Beneficially Owned Prior to this Offering	Percent of Class Owned Prior to this Offering	Amount Beneficially Owned After this Offering	Percent of Class Owned After this Offering

Directors and named Executive Officers
Ordinary Shares	Peter Zuguang Wang(2)	7,500,000	74.84%	7,500,000	60.10%

Ordinary Shares	Raymond Z. Wang(2)	-	-

Ordinary Shares	Jing Jin(2)	-	-

Ordinary Shares	Lei Chen(2)	-	-

Ordinary Shares	Yanming Liu(2)	1,337,000	13.34%	1,337,000	10.71%

Ordinary Shares	Min Zhang(2)	-	-

Ordinary Shares	Everett Xiaolin Wang(2)	-	-

Ordinary Shares	Hong Liang Lu(2)	-	-

Ordinary Shares	All Directors and executive officers as a group (8 persons)	8,837,000	88.184%	8,837,000	70.81%

5% Security Holders
N/A

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	The business address of such individual is 11-F, Building #12, Sunking Plaza, Gaojiao Road, Hangzhou, Zhejiang, PRC, 311122.

Securities Authorized for Issuance under Equity Compensation Plan

The following table provides certain information about ordinary shares that may be issued under our 2019 Equity Incentive Plan as of December 31, 2019.

	(a)		(c)
	Number of		Number of securities
	securities	(b)	remaining available
	to be issued upon	Weighted-average	for future issuance
	the exercise of	exercise price	under equity
	outstanding	of outstanding	compensation plans
	options,	options,	(excluding securities
	warrants and	warrants	reflected in column
Plan Category	rights	and rights	(a))
Equity compensation plans approved by security holders	-	$-	-
Equity compensation plans not approved by security holders
Total	-	$-	-

RELATED PARTY TRANSACTIONS

	December 31, 2019
Due to related parties:
	$
Zhejiang Kangchen Biotechnology Co., Ltd[1]		64,505
Zhejiang Zhonggong Machinery Co., Ltd.[2]		207,177
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.[3]		1,773,365
Cenntro Smart Manufacturing Tech. Co., Ltd.[4]		1,981
Zhuhai Hengzhong Industrial Investment Fund (Limited Partnership)[5]		95,302
Cenntro Holding Limited.[6]		1,339,654

Total		$3,481,984

The balance of Due to related parties as of December 31, 2019 consisted of:

1	Temporary borrowings from Zhejiang Kangchen Biotechnology Co., Ltd.,

2	Unpaid balances for purchasing of materials and equipment and temporary borrowing from Zhejiang Zhonggong Machinery Co., Ltd.;

3	Unpaid balances for purchasing of materials from Zhejiang Zhonggong Agricultural Equipment Co., Ltd.;

4.	Prepayment from Cenntro Smart Manufacturing Tech. Co., Ltd.

5	Zhuhai Hengzhong paid audit fee on behalf of Zhongchai Holding

6.	Dividends declared but unpaid to Cenntro Holding Limited

Existing Relationship with the Company
Sinomachinery Holding Limited	Under common control of Peter Zuguang Wang
Cenntro Holding Limited	Controlling shareholder of the Company
Zhejiang Kangchen Biotechnology Co., Ltd.	Under common control of Peter Zuguang Wang
Cenntro Smart Manufacturing Tech. Co., Ltd.	Under common control of Peter Zuguang Wang
Zhejiang Zhonggong Machinery Co., Ltd.	Under common control of Peter Zuguang Wang
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.	Under common control of Peter Zuguang Wang
Jiuxin Investment Management Partnership (LP)[6]	Under control of Mr. Mengxing He, the General Manger and one of the directors of Zhejiang Zhongchai
Zhuhai Hengzhong Industrial Investment Fund (Limited Partnership)	Under common control of Peter Zuguang Wang

A summary of trade transactions with related parties for the year ended December 31, 2019 is listed below:

December 31, 2019
Purchases from related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	Purchase of materials and equipment	4,232

		December 31, 2019
Sales to related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	Sale of goods	-
Cenntro Smart Manufacturing Tech. Co., Ltd.	Provide service and Sale of goods	348,725
Total		348,725

A summary of funds lending with related parties for the year ended December 31, 2019 is listed below:

December 31, 2019
Withdraw funds from related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	2,973,428
Cenntro Holding Limited	2,454,835

December 31, 2019
Deposit funds with related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	2,900,905

Summary of Related Party dividend payment:

A summary of dividend payment to related parties for the year ended December 31, 2019 is listed below:

2019
Dividend payment to related parties:
Xinchang County Jiuxin Investment Management Partnership (LP)	159,612

DESCRIPTION OF SHARE CAPITAL

Below is a description of the material terms of our share capital and provisions of our Articles of Association, as amended, each of which will be effective upon the closing of this offering. This description is not complete. For more detailed information, please review our Articles of Association, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

We are a company incorporated in the British Virgin Islands on December 28, 2017, and our affairs are governed by the provisions of our memorandum of association and articles of association, as amended and restated from time to time, and by the provisions of applicable British Virgin Islands law.

Ordinary Shares

The holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the redemption rights set forth in our Memorandum and Articles of Association.

The rights, preferences and privileges of the holders of ordinary shares are subject to those of the holders of any shares of preferred stock we may issue in the future.

Preferred Shares

Our Memorandum and Articles of Association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Board to amend our Memorandum and Articles of Association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, the Board is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of Greenland’s ordinary shares. However, the underwriting agreement prohibits us, prior to the Business Combination, from issuing preferred shares which participate in any manner in the proceeds of Greenland’s trust account, or which vote as a class with the Greenland’s ordinary shares on the Business Combination. We may issue some or all of the preferred shares to affect the Business Combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our Memorandum and Articles of Association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the British Virgin Islands Business Companies Act, 2004, as amended, or the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of Greenland’s ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above, under the BVI Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the Company.

Warrants

As of the date of this prospectus, there are 4,682,000 warrants outstanding. The number of ordinary shares issuable upon the exercise of the Warrants is 2,461,000. Our warrants are issued under the Warrant Agreement defined herein. The following summary of certain provisions relating to our warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Warrant Agreement. Each of our Warrants is exercisable for one-half ordinary share at a price of $11.50 per share, at any time commencing on the completion of the Business Combination on October 24, 2019, subject to adjustment as discussed below. The Warrants will expire at 5:00 p.m., October 23, 2024, New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of ordinary shares. This means that only an even number of Warrants may be exercised at any given time by a Warrant holder.

However, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of the Warrants is not effective within 90 days from the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. As there had not been a registration statement available within 90 days from the closing of the Business Combination, warrant holders may exercise their Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act until this prospectus becomes effective.

The Private Unit Warrants are identical to the Public Warrants except that such Private Unit Warrants are exercisable for cash (even if a registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of such Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, the Private Unit Warrants may not be exercised after June 24, 2023.

We may call the Warrants for redemption (excluding the Private Unit Warrants but including any outstanding Warrants issued upon exercise of the UPO issued to Chardan and/or its designees), in whole and not in part, at a price of $0.01 per Warrant:

●	at any time while the Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of Greenland’s ordinary shares equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of Greenland’s ordinary shares underlying such Warrants at the time of redemption and for the entire 30-daytrading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Greenland’s ordinary shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the Warrants were offered by us in the Initial Public Offering.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Greenland’s ordinary shares equal to the quotient obtained by dividing (x) the product of the number of such shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Greenland’s ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of Greenland’s ordinary shares at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Greenland’s ordinary shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Greenland’s ordinary shares at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Greenland’s ordinary shares and any voting rights until they exercise their Warrants and receive Greenland’s ordinary shares. After the issuance of Greenland’s ordinary shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such Warrant, a prospectus relating to Greenland’s ordinary shares issuable upon exercise of the Warrants is current, and Greenland’s ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to Greenland’s ordinary shares issuable upon exercise of the Warrants until their expiration.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of Greenland’s ordinary shares outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Greenland’s ordinary shares to be issued to the Warrant holder.

Limitations on the Right to Own Shares

There are no limitations on the right to own our Ordinary Shares.

Disclosure of Shareholder Ownership

There are no provisions in our articles of association, as amended, governing the ownership threshold above which shareholder ownership must be disclosed.

Differences in Corporate Law

The BVI Business Companies Act, or the BVI Act, and the laws of the British Virgin Islands, or the BVI, affecting BVI business companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Shareholders' Suits

There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below:

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, among other things, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the BVI court, bring an action in the name of the company to redress any wrong done to it.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Under our M&A, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover Provisions in Our Memorandum and Articles of Association

Some provisions of our M&A may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Yet, under BVI law, our directors may only exercise the rights and powers granted to them under our M&A, as they believe in good faith to be in the best interests of our company.

Directors' Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under BVI law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our M&A. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our memorandum and articles of association allow our shareholders holding not less than 10% of the votes of the outstanding voting shares to requisition a shareholders' meeting. We are not obliged by law to call shareholders' annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting and we intend to hold annual meetings of shareholders following the completion of this offering. The location of any shareholders' meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under BVI law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with cause, by a resolution of shareholders passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target's outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target's board of directors. BVI law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by BVI, our memorandum and articles of association may be amended by a resolution of shareholders and by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent's address is 1 State St 30th Floor, New York, NY 10004.

TAXATION

The following discussion of material British Virgin Islands, PRC, and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Ogier, our British Virgin Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of T&C Law Firm, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Hunter Taubman Fischer & Li LLC.

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

People’s Republic of China Taxation

We are a holding company incorporated in the British Virgin Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that PRC-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Circular 82, which provides guidance on the determination of the tax residence status of a PRC-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Greenland does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a PRC-controlled offshore incorporated enterprise within the meaning of SAT Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Circular 82 to evaluate the tax residence status of Greenland and its subsidiaries organized outside of China.

According to SAT Circular 82, a PRC-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, the key assets and records of Greenland, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside China. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Greenland and its offshore subsidiary should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Circular 82 were deemed applicable to us. As the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, however, we will continue to monitor our tax status.

If the PRC tax authorities determine that Greenland is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from any dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is also unclear, however, whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises. See “Risk Factors—Risks Relating to Doing Business in the PRC—Under the PRC Enterprise Income Tax Law, or the ‘EIT Law,’ we may be classified as a ‘resident enterprise’ of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Provided that Greenland is not deemed to be a PRC resident enterprise, holders of our Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Bulletin 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7, or to establish that we should not be taxed under this Bulletin. See “Risk Factors—Risks Related to Doing Business in China—We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% for each of the fiscal years ended September 30, 2019 and 2018.

British Virgin Islands Taxation

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the British Virgin Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the British Virgin Islands. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to British Virgin Islands income or corporation tax.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently includes the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including NYSE American. If the Ordinary Shares are regularly traded on NYSE American and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

LEGAL MATTERS

Certain legal matters with respect to British Virgin Island laws in connection with the validity of the securities being offered by this prospectus and other legal matters will be passed upon for us by Ogier. Certain legal matters with respect to United States law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The financial statements of Greenland Technologies Holding Corporation and subsidiaries as of December 31, 2019 and 2018 have been incorporated by reference herein in reliance upon the report of BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accounting firm, incorporated in this prospectus by reference to the financial statements of Greenland Technologies Holding Corporation and subsidiaries as of December 31, 2019 and 2018 filed with the SEC on April 3, 2020, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

GREENLAND TECHNOLOGIES HOLDING CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Greenland Technologies Holding Corporation

British Virgin Islands

Opinion on the Consolidated Financial Statements

We have audited the accompanying  consolidated balance sheets of Greenland Technologies Holding Corporation and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

We have served as the Company’s auditor since 2020.

Shanghai, PRC

April 3rd, 2020

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONTENTS

PAGE	F-4-F-5	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018

PAGE	F-6	CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

PAGE	F-7	CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

PAGE	F-8-F-9	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

PAGE	F-10-F-37	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018

(IN U.S. DOLLARS)

	December 31,	December 31,
	2019	2018

ASSETS
Current assets
Cash and cash equivalents	$2,123,485	$5,563,133
Restricted cash	3,593,722	3,405,044
Notes receivables	16,156,692	16,342,689
Accounts receivable, net of allowance for doubtful accounts of $1,037,797 and $906,138, respectively	11,971,889	10,176,069
Inventories (net of provision for slow moving inventory of $134,535 and $178,107, respectively)	9,972,877	12,400,474
Due from related parties-current	36,042,829	-
Advance to suppliers	50,664	32,878
Prepayments and Other current assets	327,555	325,555
Total Current Assets	$80,239,713	$48,245,842

Non-current asset
Property, plant, equipment and construction in progress, net	20,630,251	22,058,453
Land use rights, net	3,862,547	3,888,756
Other intangible assets	5,174	-
Due from related parties-non current	430,034	36,636,262
Deferred tax assets	513,805	578,652
Goodwill	3,890	3,954
Other non-current assets	798,429	2,913
Total non-current assets	$26,244,130	$63,168,990
TOTAL ASSETS	$106,483,843	$111,414,832

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018 (Continued)

(IN U.S. DOLLARS)

	December 31,	December 31,
	2019	2018

Current Liabilities
Short-term bank loans	$16,861,615	$19,620,585
Notes payable-bank acceptance notes	15,050,902	17,120,504
Accounts payable	14,713,008	14,971,444
Taxes payables	12,529	155,346
Customer deposits	132,194	68,588
Due to related parties	3,481,984	7,084,542
Other current liabilities	3,086,859	4,203,881
Long-term payable- current portion	2,654,230	-
Total current liabilities	$55,993,321	$63,224,890

Long-term liabilities
Long-term bank loans	-	6,556,708
Long-term payables	1,349,850	-
Other long-term liabilities	2,178,548	1,994,366
Total long-term liabilities	$3,528,398	$8,551,074
TOTAL LIABILITIES	$59,521,719	$71,775,964
COMMITMENTS AND CONTINGENCIES
EQUITY
Ordinary shares, no par value, 10,006,142 shares authorized; 10,006,142 and 7,500,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018	-	-
Additional paid-in capital	15,226,685	12,301,305
Statutory reserves	3,866,574	3,334,322
Retained earnings	19,863,600	15,931,296
Accumulated other comprehensive income (loss)	(360,981)	173,881
Total shareholders’ equity	$38,595,878	$31,740,804
Non-controlling interest	8,366,246	7,898,064
TOTAL EQUITY	$46,962,124	$39,638,868

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$106,483,843	$111,414,832

See accompanying notes to the consolidated financial statements

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

(IN U.S. DOLLARS)

	For the year ended December 31,
	2019	2018
REVENUES	$52,400,844	$60,213,088
COST OF GOODS SOLD	40,022,243	46,139,858
GROSS PROFIT	12,378,601	14,073,230
Selling expenses	1,187,263	1,215,976
General and administrative expenses	2,231,953	1,647,599
Research and development expenses	2,355,307	2,512,403
Total operating expenses	$5,774,523	$5,375,978
INCOME FROM OPERATIONS	$6,604,078	$8,697,252
Interest income	151,532	304,910
Interest expense	(1,289,133)	(1,554,864)
Loss on disposal of property and equipment	(252,556)	(7,424)
Other income	720,612	576,633
INCOME BEFORE INCOME TAX	$5,934,533	$8,016,507
INCOME TAX	847,367	1,392,956
NET INCOME	$5,087,166	$6,623,551
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	622,610	666,886
NET INCOME ATTRIBUTABLE TO GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES	$4,464,556	$5,956,665
OTHER COMPREHENSIVE LOSS:	(689,290)	(1,897,403)
Unrealized foreign currency translation loss attribute to Greenland technologies holding corporation and subsidiaries	(534,862)	(1,399,351)
Unrealized foreign currency translation loss attribute to Noncontrolling interest	(154,428)	(498,052)
Comprehensive income	3,929,694	4,557,314
Noncontrolling interest	468,182	168,834
WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	7,932,567	7,500,000
NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY:
Basic and diluted	0.56	0.79

See accompanying notes to the consolidated financial statements

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREREHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

(IN U.S. DOLLARS, EXCEPT FOR SHARE DATA)

	Ordinary Shares		Additional	Accumulated Other			Non-
	No Par Value		Paid-in	Comprehensive	Statutory	Retained	controlling
	Shares	Amount	Capital	Income/(loss)	Reserve	Earnings	Interest	Total
Balance at December 31, 2017	7,500,000	-	12,301,305	1,573,232	2,703,948	10,605,005	7,895,112	35,078,602
Net income	-	-	-	-	-	5,956,665	666,886	6,623,551
Transfer to statutory reserve	-	-	-	-	630,374	(630,374)	-	-
Dividend	-	-	-	-	-	-	(165,882)	(165,882)
Foreign currency translation adjustment	-	-	-	(1,399,351)	-	-	(498,052)	(1,897,403)
Balance at December 31, 2018	7,500,000	-	12,301,305	173,881	3,334,322	15,931,296	7,898,064	39,638,868

Reverse recapitalization	2,506,142	-	2,925,380	-	-	-	-	2,925,380
Net income	-	-	-	-	-	4,464,556	622,610	5,087,166
Transfer to statutory reserve	-	-	-	-	532,252	(532,252)	-	-
Foreign currency translation adjustment	-	-	-	(534,862)	-	-	(154,428)	(689,290)
Balance at December 31, 2019	10,006,142	-	$15,226,685	$(360,981)	3,866,574	$19,863,600	$8,366,246	$46,962,124

See accompanying notes to the consolidated financial statements

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018

(IN U.S. DOLLARS)

	For the year ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,087,166	$6,623,551
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,298,183	1,581,469
Loss on disposal of property and equipment	252,556	7,424
Increase in allowance for doubtful accounts	148,073	296,003
Increase in allowance for notes receivable	(160,998)	(31,794)
Increase in provision for inventory	22,488	163,074
Deferred tax assets	55,357	(76,955)
Changes in operating assets and liabilities:
Increase (Decrease) In:
Accounts receivable	(2,131,986)	(2,737,279)
Notes receivable	(79,654)	(385,096)
Inventories	2,230,666	(4,143,729)
Advance to suppliers	(18,536)	23,480
Other current and noncurrent assets	(4,673)	2,100,533
Increase (Decrease) In:
Accounts payable	(16,118)	709,452
Customer deposits	65,484	(469,800)
Other current liabilities	(1,645,646)	(216,715)
Income tax payable	(141,965)	(790,503)
Due to related parties	1,819,778	142,454
Other long-term liabilities	219,055	260,533
NET CASH PROVIDED BY OPERATING ACTIVITES	$7,999,230	$3,056,102

See accompanying notes to the consolidated financial statements

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2019 AND 2018 (Continued)

(AUDITED, IN U.S. DOLLARS)

	For the year ended December 31
	2019	2018
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment	$(1,284,972)	$(6,687,515)
Proceeds from government grants for construction	633,887	706,072
Proceeds from sale of property, plant and equipment	90,704	3,771
Purchases of construction-in-progress	(908,475)	-
Purchases of land use rights and other intangible assets	(131,432)	-
NET CASH PROVIDED BY INVESTING ACTIVITES	$(1,600,288)	$(5,977,672)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	$38,674,867	$20,299,074
Repayments of short-term bank loans	(41,144,988)	(18,037,927)
Repayments of long-term bank loans	(6,527,036)	(301,200)
Notes payable	(1,813,551)	1,967,251
Proceeds from related parties	2,900,905	2,411,891
Repayment of loans from related parties	(5,428,263)	(2,411,891)
Repayment of loans from third parties	(2,900,905)	(4,085,140)
Dividend paid	(159,612)	-
Proceeds received from financing lease obligation	5,209,155	-
Deposits for the financing lease obligation	(805,001)	-
Payment of principal on financing lease obligation	(575,310)	-
Reverse capitalization	2,925,380	-
NET CASH USED IN FINANCING ACTIVITES	$(9,644,359)	$(157,942)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(3,245,417)	$(3,079,512)
Effect of exchange rate changes on cash	(5,553)	160,772
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	8,968,177	11,886,917
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$5,717,207	$8,968,177
Bank balances and cash	2,123,485	5,563,133
Bank balances and cash included in assets classified as restricted cash	3,593,722	3,405,044

Supplemental Disclosure Of Cash Flow Information
Income taxes paid	791,760	2,645,567
Interest paid	2,223,630	1,769,293

See accompanying notes to the consolidated financial statements

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Greenland Technologies Holding Corporation, formerly known as Greenland Acquisition Corporation (“Greenland” or the “Company”), was incorporated on December 28, 2017 as a British Virgin Islands Company with limited liability. The Company was incorporated as a blank check Company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. On October 24 2019, The Company acquired all of the outstanding shares of Zhongchai Holding (Hong Kong) Limited via a reverse capitalization and changed its name from Greenland Acquisition Corporation to Greenland Technologies Holding Corporation.

Greenland serves as the parent Company for the primary operating Company, Zhongchai Holding (Hong Kong) Limited, a holding Company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Through Zhongchai Holding and other subsidiaries, Greenland develops and manufactures traditional transmission products for material handling machineries in PRC, as well as develop models for robotic cargo carriers, which are expected to be produced in the near future in PRC.

The Company’s Shareholders

As of December 31, 2019, Cenntro Holding Limited owns 74.95% of Greenland’s outstanding ordinary shares. Cenntro Holding Limited is controlled and beneficially owned by Mr. Peter Zuguang Wang, chairman of the Company.

The Company’s Subsidiaries

Zhongchai Holding, the 100% owned subsidiary of the Company, owned 89.47% of Zhejiang Zhongchai Machinery Co., Ltd. (“Zhejiang Zhongchai”) and 100% of Hangzhou Greenland Robotic Co., Ltd (“Hangzhou Greenland”).

Zhejiang Zhongchai, the subsidiary of the Company, is the sole shareholder of Zhejiang Shengte Transmission Co., Ltd. (“Shengte”). It also owned 62.5% of Shanghai Hengyu Enterprise Management Consulting Co., Ltd. (“Hengyu”) until transferred its ownership to Zhongchai Holding on July 15, 2019.

Zhejiang Zhongchai

Zhejiang Zhongchai, a limited liability Company registered on November 21, 2005, is the direct operating subsidiary of Zhongchai Holding in PRC. On April 5, 2007, Usunco Automotive Limited (“Usunco”), a British Virgin Islands limited liability Company incorporated on April 24, 2006, invested $8,000,000 USD into Zhejiang Zhongchai for its approximately 75.47% interest. On December 16, 2009, Usunco agreed to transfer its 75.47% interest in Zhejiang Zhongchai to Zhongchai Holding. On April 26, 2010, Xinchang County Keyi Machinery Co., Ltd. transferred all its 24.528% interest in Zhejiang Zhongchai to Zhongchai Holding for a consideration of US$2.6 million. On November 1, 2017, Xinchang County Jiuxin Investment Management Partnership (LP) (“Jiuxin”), an entity controlled and beneficially owned by Mr. He Mengxing, president of Zhejiang Zhongchai, closed its investment of approximately RMB31,590,000 in Zhejiang Zhongchai for 10.53% of its interest. As of December 31, 2019, Zhongchai Holding owns approximately 89.47% of Zhejiang Zhongchai and Jiuxin owns approximately 10.53% of Zhejiang Zhongchai.

Through Zhejiang Zhongchai, the Company has been engaged in the manufacture and sale of transmission systems mainly for forklift trucks since 2006. These forklift trucks are used in manufacturing and logistics applications, such as factory, workshop, warehouse, fulfilment centers, shipyards and seaports. The transmission systems are the key components for the forklift trucks. The Company supplies transmission systems to forklift truck manufacturers. Its transmission systems fit for forklift trucks ranging from 1 to 15 tons, with either mechanical shift or automatic shift. All the products are currently manufactured at the Company’s facility in Xinchang, Zhejiang Province, PRC and are sold to both domestic and oversea markets. The Company has moved to its new factory in Meizhu, Xinchang, Zhejiang Province, PRC, in October of 2019.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

Shengte

Shengte is a limited liability Company registered on February 24, 2006 in Xinchang High-Tech Industrial Park, Zhejiang, PRC.

Shengte manufactures parts of transmission boxes for Zhejiang Zhongchai. All parts were manufactured in the Company’s Xinchang facility and were sold internally to Zhejiang Zhongchai. In January 2019 Shengte has stopped its business and transferred its most assets to Zhejiang Zhongchai and only maintain its employee social benefit function in the local region.

Hengyu

Hengyu is a limited liability Company registered on September 10, 2015 in Shanghai Free Trade Zone, Shanghai, and PRC. Hengyu holds no assets other than an account receivable owed by Cenntro Holding Limited. Main business of Hengyu are investment management and consulting services.

Hangzhou Greenland

Hangzhou Greenland is a limited liability Company registered on August 9, 2019 in Hangzhou Sunking Plaza, Zhejiang, PRC. Hangzhou Greenland completed a conceptual prototype of a robotic cargo carrier in August 2018.

Details of the Company’s subsidiaries, which are included in these consolidated financial statements as of December 31, 2019, are as follows:

Name	Domicile and Date of Incorporation	Paid-in Capital		Percentage of Effective Ownership	Principal Activities
Zhongchai Holding (Hong Kong) Limited	HongKong April 23, 2009	HKD	10,000	100%	Holding
Zhejiang Zhongchai Machinery Co., Ltd.	PRC November 21, 2005	USD	28,612,943	89.47%	Manufacture, sale of various transmission boxes
Zhejiang Shengte Transmission Co., Ltd.	PRC February 24, 2006	RMB	5,000,000	89.47%	Manufacture and sale of parts of transmission box
Shanghai Hengyu Enterprise Management Consulting Co., Ltd.	PRC September 10, 2015	RMB	251,500,000	62.5%	Investment management and consulting services.
Hangzhou Greenland Robotic Technologies Co., Ltd.	PRC August 8, 2019	RMB	252,862	100%	Manufactures and sales carrier cargo robotics.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Greenland Technologies Holding Corporation and its subsidiaries and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Intercompany accounts and transactions have been eliminated upon consolidation. Certain reclassifications to previously reported financial information have been made to conform to the current period presentation.

The Business Combination was accounted for as a reverse recapitalization (the “Recapitalization Transaction”) in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations. For accounting and financial reporting purposes, Zhongchai Holding is considered the acquirer based on facts and circumstances, including the following:

●	Zhongchai Holding’s operations comprise the ongoing operations of the combined entity;

●	The officers of the newly combined company consist of Zhongchai Holding’s executives, including the Chief Executive Officer, Chief Financial Officer and General Counsel; and,

●	The former shareholders of Zhongchai Holding own a majority voting interest in the combined entity.

As a result of Zhongchai Holding being the accounting acquirer, the financial reports filed with the SEC by the Company subsequent to the Business Combination are prepared “as if” Zhongchai Holding is the predecessor and legal successor to the Company. The historical operations of Zhongchai Holding are deemed to be those of the Company. Thus, the financial statements included in this report reflect (i) the historical operating results of Zhongchai Holding prior to the Business Combination; (ii) the combined results of the Company and Zhongchai Holding following the Business Combination in October 24, 2019; (iii) the assets and liabilities of Zhongchai Holding at their historical cost, and (iv) Greenland’s equity structure for all periods presented. Zhongchai Holding received 7,500,000 shares of Greenland in exchange for all the share capital, which is reflected retroactively to December 31, 2017 and will be utilized for calculating earnings per share in all prior periods. No step-up basis of intangible assets or goodwill was recorded in the Business Combination transaction consistent with the treatment of the transaction as a reverse capitalization of Zhongchai Holding.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from those estimates. Significant estimates in the years ended December 31, 2019 and 2018 include allowance for doubtful accounts, reserve for inventories, useful life of property, plant and equipment, assumptions used in assessing impairment of long-term assets and valuation of deferred tax assets and accruals for taxes due.

Non-controlling Interest

Non-controlling interests in the Company’s subsidiaries are recorded in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 810 Consolidation (“ASC 810”) and are reported as a component of equity, separate from the parent’s equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the non-controlling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“US$” or “$”). The functional currency of the Company is Renminbi (“RMB”).  Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the consolidated statements of operations.

	For the year ended December 31,
	2019	2018
Period end RMB: US$ exchange rate	6.9762	6.8632
Period average RMB: US$ exchange rate	6.8944	6.6338

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions  The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations.

Revenue Recognition

In accordance with ASC Topic 606, “Revenue from Contracts with Customers”, the Company recognizes revenues when goods or services are transferred to customers in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. In determining when and how revenues are recognized from contracts with customers, the Company performs the following five-step analysis: (i) identification of contract with customer; (ii) determination of performance obligations; (iii) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations and (v) recognition of revenues when (or as) the Company satisfies each performance obligation. The Company derives revenues from the processing, distribution and sale of its products. The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which had been levied at the rate of 17% on the invoiced value of sales until April 30, 2018, after which date the rate was reduced to 16%. VAT rate was further reduced to 13% starting from April 1, 2019. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Revenues are recognized at a point in time once the Company has determined that the customer has obtained control over the product. Control is typically deemed to have been transferred to the customer when the performance obligation is fulfilled, usually at the time of customers’ acceptance or consumption, at the net sales price (transaction price) and each of the criteria under ASC 606 have been met. Contract terms may require the Company to deliver the finished goods to the customers’ location or the customer may pick up the finished goods at the Company’s factory. International sales are recognized when shipment clears customs and leaves the port.

The Company has adopted ASC 606 on January 1, 2018, using the transition method of Modified-Retrospective Method (“MRM”). The adoption of ASC 606 had no impact on the Company’s beginning balance of retained earnings.

The Company’s contracts are predominantly short-term in nature with a contract term of one year or less. For those contracts, the Company has utilized the practical expedient in ASC Topic 606 exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less. Receivables are recorded when the Company has an unconditional right to consideration.

Contracts do not offer any price protection, but allow for the return of certain goods if quality problem, which is standard warranty. The Company product returns are minimal and recorded reserve for sales returns for the year ended December 31, 2019 and 2018. The total rebates amount is accounting for around 0.54% and 0.56% of the total revenue of Zhejiang Zhongchai.

The following table sets forth disaggregation of revenue:

	For the year ended December 31,
Major Product	2019	2018
Transmission boxes for Forklift	52,140,258	59,837,256
Transmission boxes for Non-Forklift (EV, etc.)	260,586	375,832
Total	52,400,844	60,213,088

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, freight charges, purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs, wages, employee compensation, amortization, depreciation and related costs, which are directly attributable to the production of products. Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

Selling Expenses

Selling expenses include operating expenses such as payroll and traveling and transportation expenses.

General and Administrative Expenses

General and administrative expenses include management and office salaries and employee benefits, depreciation for office facility and office equipment, travel and entertainment, legal and accounting, consulting fees and other office expenses.

Research and Development

Research and development costs are expensed as incurred and totalled approximately $2,355,307 and $2,512,403 for the year ended December 31, 2019 and 2018, respectively. Research and development costs are incurred on a project specific basis.

Government subsidies

Government subsidies are recognized when there is reasonable assurance that the subsidy will be received and all attaching conditions will be complied with. When the subsidy relates to an expense item, it is recognized as income over the periods necessary to match the subsidy on a systematic basis to the costs that it is intended to compensate. Where the subsidy relates to an asset, it is recognized as other long-term liabilities and is released to the income statement over the expected useful life in a consistent manner with the depreciation method for the relevant asset. Total government subsidies recorded in the other long-term liabilities were $2.18 million and $1.99 million at December 31, 2019 and 2018, respectively.

Income Taxes

The Company accounts for income taxes following the liability method pursuant to FASB ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company also follows FASB ASC 740, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of December 31, 2019, the Company did not have a liability for unrecognized tax benefits. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of other expense and interest expense, respectively, as necessary. The Company’s historical tax years will remain open for examination by the local authorities until the statute of limitations has passed.

Value-Added Tax

Enterprises or individuals, who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with PRC Laws. The VAT standard rate had been 17% of the gross sale price until April 30, 2018, after which date the rate was reduced to 16%. VAT rate was further reduced to 13% starting from April 1, 2019. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products.

Statutory Reserve

In accordance with the PRC Regulations on Enterprises with Foreign Investment, an enterprise established in the PRC with foreign investment is required to provide for certain statutory reserves, namely (i) General Reserve Fund, (ii) Enterprise Expansion Fund and (iii) Staff Welfare and Bonus Fund, which are appropriated from net profit as reported in the enterprise’s PRC statutory accounts. A wholly-owned foreign enterprise is required to allocate at least 10% of its annual after-tax profit to the General Reserve Fund until the balance of such fund has reached 50% of its respective registered capital. A non-wholly-owned foreign invested enterprise is permitted to provide for the above allocation at the discretion of its board of directors. Appropriations to the Enterprise Expansion Fund and Staff Welfare and Bonus Fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income consists of foreign currency translation. The Company presents comprehensive income (loss) in accordance with ASC Topic 220, “Comprehensive Income”.

Earnings per share

The Company calculates earnings per share in accordance with ASC Topic 260 “Earnings per Share.” Basic earnings per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential ordinary shares equivalents had been issued and if the additional common shares were dilutive. On October 24, 2019, the Company completed a reverse merger with Greenland Acquisition Corp. whereby the Company received 7,500,000 shares in exchange for all the share capital, which is reflected retroactively to December 31, 2017 and will be utilized for calculating earnings per share in all prior periods. The per share amounts have been updated to show the effect of the exchange on earnings per share as if the exchange occurred at the beginning of both years for the annual financial statements of the Company. The impact of the stock exchange is also shown on the Company’s Statements of Shareholders’ Equity.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank account in the United States of America. The Company maintains its bank accounts in PRC. Balances at financial institutions or state-owned banks within PRC are not covered by insurance.

Restricted Cash

Restricted cash represents amounts held by a bank as security for bank acceptance bills and therefore is not available for the Company’s use until such time as the bank acceptance notes have been fulfilled or expired, normally within a twelve-month period.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, to the financial instruments that are required to be carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs that prioritizes the information used to develop our assumptions regarding fair value. Fair value measurements are separately disclosed by level within the fair value hierarchy.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●	Level 1—defined as observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2—defined as inputs other than quoted prices in active markets, that are either directly or indirectly observable; and

●	Level 3—defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments primarily consist of cash and cash equivalents, restricted cash, accounts receivable, notes receivable, accounts payable, other payables and accrued liabilities, short-term bank loans, and notes payable.

The carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and other current assets and liabilities approximate fair value because of the short-term nature of these items. The estimated fair values of short-term bank loans were not materially different from their carrying value as presented due to the short maturities and that the interest rates on the borrowing approximate those that would have been available for loans of similar remaining maturity and risk profile. As the carrying amounts are reasonable estimates of the fair value, these financial instruments are classified within Level 1 of the fair value hierarchy.

Accounts Receivable

Accounts receivable are carried at net realizable value. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current creditworthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. The Company only grants credit terms to established customers who are deemed to be financially responsible. Credit periods to customers are within 60 days after customers received the purchased goods. If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses. Balance of allowance of doubtful accounts was $1.04 million and $0.91 million as of December 31, 2019 and December 31, 2018, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value, which is based on estimated selling prices less any further costs expected to be incurred for completion and disposal. Cost of raw materials is calculated using the weighted average method and is based on purchase cost. Work-in-progress and finished goods costs are determined using the weighted average method and comprise direct materials, direct labor and an appropriate proportion of overhead. As of December 31, 2019 and December 31, 2018, the Company had reserves for inventories of $0.13 million and $0.18 million, respectively. The Company records inventory reserves for excess or obsolete inventories based upon assumptions about our current and future demand forecasts.

Advance to Suppliers

Advance to suppliers represents interest-free cash paid in advance to suppliers for purchases of parts and/or raw materials. The balance of advance to suppliers was $0.05 million and $0.03 million as of December 31, 2019 and 2018.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation, and include expenditure that substantially increases the useful lives of existing assets. Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred.

Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives are as follows:

Plant, buildings and improvements	20 years
Machinery and equipment	2~10 years
Motor vehicles	4 years
Office Equipment	3~5 years
Fixed Assets decoration	5 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Land Use Rights

According to the PRC laws, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. The land use rights granted to the Company are being amortized using the straight-line method over the lease term of fifty years.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with FASB ASC 360, “Property, Plant and Equipment”.

In evaluating long-lived assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with FASB ASC 360-10-15. To the extent that estimated future, undiscounted cash inflows attributable to the asset, less estimated future, undiscounted cash outflows, are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value. Assets to be disposed of and for which there is a committed plan of disposal, whether through sale or abandonment, are reported at the lower of carrying value or fair value less costs to sell.

There was no impairment loss recognized for the year ended December 31, 2019 and 2018.

Segments and Related Information

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. All of the Company’s operations are considered by the chief operating decision maker to be aggregated in one reportable operating segment.

The Company is engaged in the business of manufacturing and selling various transmission boxes. The Company’s manufacturing process is essentially the same for the entire Company and is performed in-house at the Company’s facilities in PRC. The Company’s customers primarily consist of entities in the automotive, construction machinery or warehousing equipment industries. The distribution of the Company’s products is consistent across the entire Company. In addition, the economic characteristics of each customer arrangement are similar in that the Company maintains policies at the corporate level.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and environmental claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Company records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. The Company’s management has evaluated all such proceedings and claims that existed as of December 31, 2019 and 2018. Normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Company records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. The Company’s management has evaluated all such proceedings and claims that existed as of December 31, 2019 and 2018.

Related Party

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favourable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Company discloses all significant related party transactions.

 Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the PRC, and none of these deposits are covered by insurance. The Company has not experienced any losses in such accounts. A portion of the Company’s sales are credit sales which are primarily to customers whose abilities to pay are dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk

Exchange Risk

The Company cannot guarantee that the current exchange rate will remain steady. Therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and yet, because of a fluctuating exchange rates, record higher or lower profit depending on exchange rate of PRC Renminbi (RMB) converted to U.S. dollars on the relevant dates. The exchange rate could fluctuate depending on changes in the political and economic environment without notice.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or may be required to adopt in the future are summarized below:

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” This guidance supersedes current guidance on revenue recognition in Topic 605, “Revenue Recognition.” In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. In August 2015, the FASB issued ASU No. 2015-14 to defer the effective date of ASU No. 2014-09 for all entities by one year. For public business entities that follow U.S. GAAP, the deferral results in the new revenue standard are being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for interim and annual periods beginning after December 15, 2016. We applied the new revenue standard beginning January 1, 2018. We have analyzed the Company’s revenue from contracts with customers in accordance with the new revenue standard. The impact of adoption on the Company’s Consolidated Financial Statements for any period presented is not material.

In June 2016, the FASB issued ASU 2016-13,” Measurement of Credit Losses on Financial Instruments”, to require financial assets carried at amortized cost to be presented at the net amount expected to be collected based on historical experience, current conditions and forecasts. Subsequently, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, in April 2019. To clarify that receivables arising from operating leases are within the scope of lease accounting standards. The ASUs are effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. Adoption of the ASUs is modified retrospective. The Company is currently evaluating the impact of the adoption of ASU 2016-13 on the Company’s consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers Other than Inventory, which requires companies to recognize the income-tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs, rather than when the asset has been sold to an outside party. The Company started adoption of ASU 2016-16 for the fiscal year ended December 31, 2017. The impact of adoption on the Company’s Consolidated Financial Statements for any period presented is not material.

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. Operating leases result in straight-line expense (similar to operating leases under the prior accounting standard) while finance leases result in a front-loaded expense pattern (similar to capital leases under the prior accounting standard). The amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years for a public business entity.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Codification Improvements to Topic 842, Leases (“ASU 2018-10”) and ASU 2018-11, Leases (Topic 842), Targeted Improvements (“ASU 2018-11”). The amendments in ASU 2018-10 affect only narrow aspects of the guidance issued in the amendments in ASU 2016-02, including but not limited to lease residual value guarantee, rate implicit in the lease and lease term and purchase option. The amendments in ASU 2018-11 provide an optional transition method for adoption of the new standard, which will allow entities to continue to apply the legacy guidance in ASC 840, including its disclosure requirements, in the comparative periods presented in the year of adoption.

Effective January 1, 2019 we adopted the new standard using the modified retrospective approach and implemented internal controls to enable the preparation of financial information upon adoption. We elected to adopt both the transition relief provided in ASU 2018-11 and the package of practical expedients which allowed us, among other things, to retain historical lease classifications and accounting for any leases that existed prior to adoption of the standard. Additionally, we elected the practical expedients allowing us not to separate lease and non-lease components and not record leases with an initial term of twelve months or less (“short-term leases”) on the balance sheet across all existing asset classes.

Adoption of the new standard resulted in the recording of right use asset and lease liability of $0 million as of January 1, 2019. The standard did not materially impact our condensed consolidated statements of operations or cash flows. Adopting the new standard did not have a material impact on the accounting for leases under which we are the lessee.

In January 2017, the FASB issued ASU No. 2017-04 (Topic 350) Intangibles—Goodwill and Other: Simplifying the Test for Goodwill Impairment, which removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under the amended guidance, a goodwill impairment charge will now be recognized for the amount by which the carrying value of a reporting unit exceeds its fair value, not to exceed the carrying amount of goodwill. This ASU will be applied on a prospective basis and is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted for any impairment tests performed after January 1, 2017. The Company does not expect the adoption will have a material impact on the Consolidated Financial Statements.

In August 2018, the FASB issued ASU 2018-13 Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates, adds, and modifies certain disclosure requirements for fair value measurements under ASC 820. This ASU is to be applied on a prospective basis for certain modified or new disclosure requirements, and all other amendments in the standard are to be applied on a retrospective basis. The new standard is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact of adoption on the Consolidated Financial Statements.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – CONCENTRATION ON REVENUES AND COST OF GOODS SOLD

Concentration of major customers and suppliers:

	For the year ended December 31,
	2019		2018
Major customers representing more than 10% of the Company’s revenues
Company A	$7,349,893	14.03%	$8,826,142	14.66%
Company B	5,753,587	10.98%	5,293,967	8.79%
Total Revenues	$13,103,480	25.01%	$14,120,109	23.45%

	As of
	December 31, 2019		December 31, 2018
Major customers of the Company’s accounts receivable, net
Company A	1,662,078	13.88%	892,651	8.77%
Company B	1,106,955	9.25%	1,276,086	12.54%
Company C	1,061,972	8.87%	1,147,108	11.27%
Total	$3,831,005	32.00%	$3,315,845	32.58%

Accounts receivable from the Company’s major customers accounted for 32.00% and 32.58% of total accounts receivable balances as of December 31, 2019 and December 31, 2018, respectively.

There were no suppliers representing more than 10% of the Company’s total purchases for the year ended December 31, 2019 and 2018, respectively.

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable is net of allowance for doubtful accounts.

	As of
	December 31, 2019	December 31, 2018
Accounts receivable	$13,009,686	$11,082,207
Less: allowance for doubtful accounts	(1,037,797)	(906,138)
Accounts receivable, net	$11,971,889	$10,176,069

Changes in the allowance for doubtful accounts are as follows:

	For the year ended December 31,
	2019	2018
Beginning balance	$906,138	$651,248
Provision for doubtful accounts	131,659	254,890
Ending balance	$1,037,797	$906,138

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – INVENTORIES

	As of
	December 31, 2019	December 31, 2018
Raw materials	$3,626,104	$5,055,940
Revolving material	744,887	573,907
Consigned processing material	63,608	33,470
Work-in-progress	1,465,767	2,020,295
Finished goods	3,084,128	3,752,899
Goods in transit	1,122,918	1,142,070
Less: reserve for inventories	(134,535)	(178,107)
Inventories, net	$9,972,877	$12,400,474

NOTE 6 – NOTES RECEIVABLE

	As of
	December 31, 2019	December 31, 2018
Bank notes receivable:	$15,865,267	$14,048,004
Commercial notes receivable	291,425	1,021,226
Endorsed but undue notes	-	1,273,459
Total	$16,156,692	$16,342,689

Bank notes and commercial notes are means of payment from customers for the purchase of the Company’s products and are issued by financial institutions or business entities, respectively, that entitle the Company to receive the full nominal amount from the issuer at maturity, which bears no interest and generally ranges from three to six months from the date of issuance.  As of December 31, 2019, the Company pledged notes receivable for an aggregate amount of $11.17 million to Bank of Communications as a means of security for issuance of bank acceptance notes for an aggregate amount of $8.98 million As of December 31, 2018, the Company pledged notes receivable for an aggregate amount of $9.19 million to Bank of Communications as a means of security for issuance of bank acceptance notes for an aggregate amount of $7.71 million. The Company expects collection of notes receivable within 6 months.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT AND CONSTRUCTION IN PROGRESS

(a) At December 31, 2019 and 2018, property, plant and equipment consisted of the following:

	As of
	December 31, 2019	December 31, 2018
Buildings	$11,188,399	$10,330,265
Machinery	19,416,746	18,753,984
Motor vehicles	254,456	258,646
Electronic equipment	177,153	106,542
Fixed assets decoration*	-	198,085
Total property plant and equipment, at cost	31,036,754	29,647,522

Less: accumulated depreciation	(10,650,893)	(9,196,393)
Property, plant and equipment, net	$20,385,861	$20,451,129
Construction in process	244,390	1,607,324
Total	$20,630,251	$22,058,453

For the years ended December 31, 2019 and 2018, depreciation expense amounted to $2.21 million and $1.49 million, respectively, of which $1.67 million and $1.16 million, respectively, was included in cost of revenue and inventories, and the remainder was included in general and administrative expense, respectively.

For the years ended December 31, 2019 and 2018, $2.26 million and $17.43 million of construction in progress were converted into fixed assets.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT AND CONSTRUCTION IN PROGRESS (CONTINUED)

Restricted assets consist of the following:

	As of
	December 31, 2019	December 31, 2018
Buildings, net	$11,188,399	$-
Machinery, net	9,264,345	-
Total	20,452,744	-

As of December 31, 2019, the Company pledged its Buildings ownership of buildings for net book value of RMB72.97 million ($10.46 million) as security with ABC Xinchang and Rural commercial bank, for its loan facility with maximum exposure of RMB106.58 million.

On January 3, 2019, the Company sold a set of manufacturing equipment to third parties for aggregate proceeds of $3.08 million (RMB21.25 million) and the Company entered into lease agreements under which the Company agreed to lease back each of the properties for an initial term of 3 years. On April 26, 2019, the Company sold various equipment including the general assembly line and the differential assembly line to third parties for aggregate proceeds of $2.12 million (RMB14.66 million) and the Company entered into lease agreements under which the Company agreed to lease back each of the properties for an initial term of 2 years. The Company determined it did not relinquish control of the assets to the buyer-lessor. Therefore, the Company accounted for the transaction as a failed sale-leaseback whereby the Company continues to depreciate the assets and recorded a financing obligation for the consideration received from the buyer-lessor.

As of December 31, 2018, the Company had no restricted assets.

NOTE 8 – LAND USE RIGHTS

Land use rights consisted of the following:

	As of
	December 31, 2019	December 31, 2018
Land use rights, cost	$4,410,224	$4,356,216
Less: Accumulated amortization	(547,677)	(467,460)
Land use rights, net	$3,862,547	$3,888,756

As of December 31, 2019, there was land use rights with net book value of $3.86 million, which approximately were used as collateral for the Company’s short-term bank loans. As of December 31, 2018, there was land use rights with net book value of $3.89 million, out of which approximately $3.74 million were used as collateral for the Company’s short-term bank loans.

Estimated future amortization expense is as follows as of December 31, 2019:

Years ending December 31,	Amortization expense
2020	$89,251
2021	89,251
2022	89,251
2023	89,251
2024	89,251
Thereafter	3,416,292
Total	$3,862,547

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – NOTES PAYABLE

	As of
	December 31, 2019	December 31, 2018
Bank acceptance notes	$15,050,902	$17,120,504
Total	$15,050,902	$17,120,504

The interest-free notes payable, ranging from nine months to one year from the date of issuance, were secured by $3.59 million and $3.41million restricted cash, $11.17 million and $9.19 million notes receivable, and $1.95 million and $0 land use rights, as of December 31, 2019 and December 31, 2018, respectively.

All the notes payable are subject to bank charges of 0.05% of the principal amount as commission, included in the financial expenses in the statement of operations, on each loan transaction. The interest charge of notes payable is free.

NOTE 10 – ACCOUNTS PAYABLE

Accounts payable are summarized as follow:

	As of
	December 31, 2019	December 31, 2018
Procurement of Materials	$14,248,095	$13,531,408
Infrastructure& Equipment	381,843	1,335,054
Freight fee	83,070	104,982
Total	$14,713,008	$14,971,444

NOTE 11 – SHORT TERM BANK LOANS

Short-term loans are summarized as follow:

	As of
	December 31, 2019	December 31, 2018
Collateralized bank loans	$16,144,892	$7,766,057
Guaranteed bank loans	716,723	11,854,528
Total	$16,861,615	$19,620,585

Short-term loans as of December 31, 2019 are as follow:

Maturity Date	Type	Bank Name	Interest Rate per Annum (%)	December 31, 2019
Nov.26, 2020	Operating Loans	Agricultural bank of PRC	4.57	$5,848,455
Dec.24, 2020	Operating Loans	Agricultural bank of PRC	4.70	$6,999,513
Dec.16, 2020	Operating Loans	Rural commercial bank of XinChang	5.45	$2,150,168
Dec.16, 2020	Operating Loans	Rural commercial bank of XinChang	4.40	$1,146,756
Dec.16, 2020	Operating Loans	Rural commercial bank of XinChang	4.80	$716,723
Total				$16,861,615

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – SHORT TERM BANK LOANS (CONTINUED)

Short-term loans as of December 31, 2018 are as follow:

Maturity Date	Type	Bank Name	Interest Rate per Annum (%)	December 31, 2018
Jul.04, 2019	Operating Loans	Bank of Communications	4.79	$1,165,636
Mar.05, 2019	Operating Loans	Agricultural bank of PRC	5.00	$2,185,569
Mar.07, 2019	Operating Loans	Agricultural bank of PRC	5.00	$2,914,093
Mar.12, 2019	Operating Loans	Agricultural bank of PRC	5.00	$2,185,569
Nov.08, 2019	Operating Loans	Agricultural bank of PRC	4.57	$1,602,751
Nov.12, 2019	Operating Loans	Agricultural bank of PRC	4.57	$1,282,201
Nov.20, 2019	Operating Loans	Agricultural bank of PRC	4.57	$1,311,342
Nov.26, 2019	Operating Loans	Agricultural bank of PRC	4.79	$489,568
Dec.04, 2019	Operating Loans	Agricultural bank of PRC	4.57	$3,569,763
Apr.001, 2020	Operating Loans	Bank of Hangzhou	5.66	$2,914,093
Total				$19,620,585

All short term bank loans are obtained from local banks in PRC and are repayable within one year.

The average annual interest rate of the short-term bank loans was 4.900% and 5.119% for the year ended December 31, 2019 and 2018, respectively. The Company was in compliance with their financial covenants at December 31, 2019 and 2018, respectively. The average annual interest rate of the short-term bank loans was 4.900% and 5.119% for the year ended December 31, 2019 and 2018, respectively. The Company was in compliance with their financial covenants at December 31, 2019 and 2018, respectively.

NOTE 12 – OTHER CURRENT LIABILITIES

Other current liabilities are summarized as follow:

	For the year ended December 31,
	2019	2018
Employee payables	476,859	565,280
Other tax payables	439,398	52,289
Borrowing from third party	2,170,602	3,586,312
Total	$3,086,859	$4,203,881

NOTE 13 – LONG-TERM BANK LOANS

Long-term loans are summarized as follow:

	For the year ended December 31,
	2019	2018
Guaranteed bank loans - Bank of Hangzhou	$-	$6,556,708
Total	$-	$6,556,708

The following table set forth is long-term loans as of December 31, 2018:

Maturity Date	Type	Bank Name	Interest Rate per Annum (%)	December 31, 2018
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.88	$3,642,616	(1)
Dec.20, 2020	Project Loans	Bank of Hangzhou	5.88	$2,914,092	(2)
Total				$6,556,708

(1)	Repaid on June 17, 2019.
(2)	Repaid on December 3, 2019.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – OTHER LONG-TERM LIABILITIES

Other long-term liabilities are summarized as follow:

	For the year ended December 31,
	2019	2018
Subsidy	2,178,548	1,994,366
Total	$2,178,548	$1,994,366

The subsidy mainly consists of an incentive granted by the Chinese government to encourage transformation of fixed assets in China and other miscellaneous subsidy from the Chinese government. For the year ended December 31, 2019, grant income increased by $0.18 million, as compared to the year ended December 31, 2018. The change was mainly due to timing of incurring qualifying expenses.

NOTE 15 –LONG TERM PAYABLES

	For the year ended December 31,
	2019	2018
Long-term payables current portion	$2,654,230	$-
Long-term payables– non-current portion	1,349,850	-
Total	$4,004,080	$-

On January 3, 2019, the Company sold a set of manufacturing equipment to third parties for aggregate proceeds of $3.08 million (RMB21.25 million) and the Company entered into lease agreements under which the Company agreed to lease back each of the properties for an initial term of 3 years. On April 26, 2019, the Company sold its equipment including the general assembly line and the differential assembly line to third parties for aggregate proceeds of $2.12 million (RMB14.66) million and the Company entered into lease agreements under which the Company agreed to lease back each of the properties for an initial term of 2 years. The Company determined it did not relinquish control of the assets to the buyer-lessor. Therefore, the sale of the goods does not qualify for sale-leaseback accounting. As a result, the aggregate proceeds have been recorded as a financing obligation and the assets related to the sold and leased manufacturing equipment remain on the Company’s Consolidated Balance Sheet and continue to be depreciated. The current and long-term portions of the financing obligation are included within long-term payables-current portion and long-term payables-non-current portion, respectively.

NOTE 16 – STOCKHOLDER’S EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At December 31, 2019 and December 31, 2018, there were no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At December 31, 2019 and December 31, 2018, there were 10,006,142 and 7,500,000 ordinary shares issued and outstanding.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – STOCKHOLDER’S EQUITY (CONTINUED)

On July 27, 2018, the Company consummated its initial public offering of 4,400,000 units, including a partial exercise by the underwriters of their over-allotment option in the amount of 400,000 units. Each unit consists of one ordinary share, no par value, one warrant to purchase one-half of one ordinary share and one right to receive one-tenth of one ordinary share upon the consummation of its initial business combination.

Simultaneously with the consummation of its initial public offering, the Company completed a private placement of 282,000 units, issued to Greenland Asset Management Corporation (the “Sponsor”) and Chardan Capital Markets, LLC.

In 2019, in connection with the Business Combination 3,875,458 redeemable shares have been redeemed and 81,400 redeemable shares have been converted into ordinary shares, 1,906,542 ordinary shares left upon consummation of the reverse recapitalization.

Pursuant to the Share Exchange Agreement, Greenland acquired from the Seller all of the issued and outstanding equity interests of Zhongchai Holding in exchange for 7,500,000 newly issued ordinary shares, no par value of Greenland, issued to the Seller (the “Exchange Shares”). As a result, the Seller became the controlling shareholder of Greenland, and Zhongchai Holding became a directly and wholly owned subsidiary of Greenland. The Business Combination was accounted for as a reverse merger effected by a share exchange, wherein Zhongchai Holding is considered the acquirer for accounting and financial reporting purposes. The recapitalization of the number of shares of common stock attributable to the purchase of Zhongchai Holding in connection with the Business Combination is reflected retroactively to December 31, 2017 and will be utilized for calculating earnings per share in all prior periods presented. The impact of the stock exchange is also shown on the Company’s Statements of Stockholders’ Equity

Pursuant to the Finder Agreement, 50,000 newly issued ordinary shares issued to Zhou Hanyi is the finder fee for business combination.

In connection with the Business Combination, all the outstanding rights of the Company were converted into 468,200 ordinary shares on a one-tenth (1/10) ordinary share per right basis if holders of the rights elected to convert their rights into the underlying ordinary shares.

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all Public Shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement provides for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 of one share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

As of December 31, 2019, all of the existing Rights were converted into 468,200 Ordinary Shares as a result of the Business Combination.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – STOCKHOLDER’S EQUITY (CONTINUED)

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) July 24, 2019. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	At any time while the Public Warrants are exercisable,

●	Upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	If, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	If, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. Accordingly, the warrants may expire worthless.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants are not transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Unit Purchase Option

On July 27, 2018, the Company sold to Chardan (and its designees), for $100, an option to purchase up to 240,000 Units exercisable at $11.50 per Unit (or an aggregate exercise price of $2,760,000) commencing on the later of July 24, 2019 and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires July 24, 2023. The Units issuable upon exercise of the option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The option and such units purchased pursuant to the option, as well as the ordinary shares underlying such units, the rights included in such units, the ordinary shares that are issuable for the rights included in such units, the warrants included in such units, and the shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g) (1) of FINRA’s NASDAQ Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – EARNINGS PER SHARE

The Company reports earnings per share in accordance with the provisions of the FASB’s related accounting standard. This standard requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution, but includes vested restricted stocks and is computed by dividing income available to shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. On   October 24, 2019, the Company completed a reverse merger with Zhongchai Holding. The recapitalization of the number of shares of common stock attributable to the purchase of Zhongchai Holding in connection with the Business Combination is reflected retroactively to December 31, 2017 and will be utilized for calculating earnings per share in all prior periods presented.

The following is a reconciliation of the basic and diluted (loss) earnings per share computation:

	Year ended December 31,
	2019	2018
Net income	$4,464,556	$5,956,665
Weighted average basic and diluted computation shares outstanding:
Shares issued in reverse recapitalization	7,932,567	7,500,000
Shares outstanding post-recapitalization
Weighted average basic and diluted shares outstanding	7,932,567	7,500,000
Basic and diluted net income (loss) per share	$0.56	$0.79

NOTE 18 – GEOGRAPHICAL SALES AND SEGMENTS

All of the Company’s operations are considered by the chief operating decision maker to be aggregated in one reportable operating segment.

Information for the Company’s sales by geographical area for the year ended December 31, 2019 and 2018 are as follows:

	For the year ended December 31,
	2019	2018
Domestic Sales	$52,272,434	$60,016,626
International Sales	128,410	196,462
Total	$52,400,844	$60,213,088

NOTE 19 – INCOME TAXES

British Virgin Islands

Greenland Technologies Holding Corporation is incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong SAR

Zhongchai Holding (Hong Kong) Limited is registered in the Hong Kong Special Administrative Region of the People’s Republic of PRC and is subject to 16.5% income tax for locally earned income, but is exempt from income tax for income or gains earned outside of Hong Kong. The Company had no sales revenue in Hong Kong for the year ended December 31, 2019 and 2018.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 – INCOME TAXES (CONTINUED)

The PRC

According to the relevant laws and regulations in the PRC, foreign invested enterprises established prior to January 1, 2008 are entitled to full exemption from income tax for two years beginning with the first year in which such enterprise is profitable and a 50% income tax reduction for the subsequent three years. Zhejiang Zhongchai Machinery Co., Ltd. was entitled to an exemption during the two years ended December 31, 2007 and was subject to a 50% income tax reduction during the three years ended December 31, 2010. Starting from January 1, 2013, Zhejiang Zhongchai has been enjoying a tax rate of 15% as it is considered as a High and New Technology Enterprise (“HNTE”) by the PRC government, which may be renewable every three years if Zhejiang Zhongchai continues to obtain this award. Between January 1, 2016 and December 31, 2018, the Company continue enjoyed this preferential tax rate. Between January 1, 2016 and December 31, 2018, Zhejiang Zhongchai continued enjoying this preferential tax rate. Zhejiang Zhongchai under the re-application process of the HNTE. In condition of approval, Zhejiang Zhongchai would continue enjoying the preferential tax rate of 15% for the fiscal year of 2019 to 2021.

Shengte, the wholly owned subsidiary of Zhejiang Zhongchai and Hengyu, the 62.5% owned subsidiary of Zhongchai Holding incorporated in the PRC, are imposed at the standard income tax rate of 10% and 25%, respectively.

Hangzhou Greenland, the wholly owned subsidiary of Zhongchai Holding incorporated in the PRC, are imposed at the standard income tax rate of 25%.

Enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise. As of December 31, 2019 no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of December 31, 2019, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax The Company has analysed the applicability of this law, as of December 31, 2019, and the Company has not accrued for PRC tax on such basis. The Company will continue to monitor changes in the interpretation or guidance of this law.

PRC tax law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding Company outside PRC. Such dividends were exempted from PRC tax under the previous income tax law and regulations. The foreign invested enterprise is subject to the withholding tax starting from January 1, 2008.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 – INCOME TAXES (CONTINUED)

The Company adopted the guidance in ASC 740 related to uncertain tax positions. The guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

As of December 31, 2019 and December 31, 2018, the Company did not have any liability for unrecognized tax benefits, and no interest related to unrecognized tax benefits and penalties as income tax expense was recognized for these years.

The Company files income tax returns with the annual settlement and payment of enterprise income tax system of PRC and is subject to examinations by the tax authorities in PRC for years after the establishment.

As of December 31, 2019 and December 31, 2018, the Company was not aware of any pending income tax examinations by PRC tax authorities and no accrued interest or penalties related to uncertain tax positions was recognized.

The tax years from December 31, 2015 to December 31, 2019 are subject to examination by the tax authorities according to the tax regulations of PRC. With few exceptions, as of December 31, 2019, the Company is no longer subject to examinations by PRC tax authorities for years before December 31, 2015.

As of December 31, 2019 and December 31, 2018, there was approximately US$8.5 and US$8.0 million retained earnings at the Company’s PRC subsidiary, Zhejiang Zhongchai’s account. Zhejiang Zhongchai’s two subsidiaries in PRC, Shengte and Hengyu, had retained earnings of approximately US$0.5 million and accumulated deficits of US$0.03 million, respectively, in their balance sheets as of December 31, 2019. Neither do they intend to distribute any current or future earnings, if any. Accordingly, the Company did not provide for the 10% PRC withholding tax on retained earnings as of December 31, 2019, which would be imposed on dividends distributed to the holding Company outside PRC.

(I) Income Tax Provision

(i) The Income tax provision of the Company for the years ended December 31, 2019 and 2018 consists

	For the year ended December 31,
	2019	2018
Current:
Federal	-	-
State	-	-
Foreign	784,343	1,469,911
	784,343	1,469,911
Deferred:
Federal	-	-
State	-	-
Foreign	63,024	(76,955)
	63,024	(76,955)
Provision for income taxes	$847,367	$1,392,956

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 – INCOME TAXES (CONTINUED)

(ii) Temporary differences and carry forwards of the Company that created significant deferred tax assets and liabilities are as follows:

	For the year ended December 31,
	2019	2018
Deferred tax assets:
Allowance for doubtful accounts	164,950	252,780
Inventories	20,180	26,716
Loss carried forward	7,851	6,924
Deferred Income	326,782	299,155
Total deferred tax assets	519,763	585,575
Deferred tax liabilities:
Others	-	-
Total deferred tax liabilities	-	-
Less: Valuation Allowance	(5,958)	(6,923)
Net deferred tax assets	$513,805	$578,652

(II) Tax Rate Reconciliation

Reconciliations of the statutory income tax rate to the effective income tax rate are as follows:

	For the year ended
	December 31, 2019
profit before taxation		5,934,533
PRC Statutory tax rate		25%
Expected taxation at statutory tax rate	25.00%	1,483,633
Non-deductible expenses	0.42%	24,632
R&D Super-deduction	(4.46)%	(264,972)
Under-accrued CIT for previous year	1.90%	112,884
Effect of differing tax rates in different jurisdictions	(9.46)%	(561,599)
Addition to Valuation Allowance	(0.02)%	(965)
Others	0.91%	53,754
Effective tax rate	14.28%	847,367

	For the year ended
	December 31, 2018
profit before taxation		8,016,507
PRC Statutory tax rate		25%
Expected taxation at statutory tax rate	25%	2,004,127
Non-deductible expenses	1.10%	88,540
R&D Super-deduction	(3.53)%	(282,645)
Under-accrued CIT for previous year	2.90%	232,429
Effect of differing tax rates in different jurisdictions	(10.37)%	(830,913)
Addition to Valuation Allowance	0.09%	6,923
Others	2.18%	174,495
Effective tax rate	17.38%	1,392,956

(III) Unrecognized tax benefit

The Company recorded net unrecognized tax benefits of $0 and $0 as of December 31, 2019 and 2018. It is our policy to classify accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes.

Audit periods remain open for review until the statute of limitations has passed, which in the PRC is usually 5 years as the Company’s most significant tax jurisdiction. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period.

As of December 31, 2019 and December 31, 2018, the estimated net operating loss carry forwards for BVI income tax purposes amounted to $0 and $0, which may be available to reduce future years’ taxable income. These carry forwards will expire if not utilized by 2032.  As of December 31, 2019 and December 31, 2018, the estimated net operating loss carry forwards for Hong Kong income tax purposes amounted to $0 and $0, which may be available to reduce future years’ taxable income. As of December 31, 2019 and December 31, 2018, the estimated net operating loss carry forwards for China income tax purposes amounted to $7,851 and $6,923, which may be available to reduce future years’ taxable income. These carry forwards will expire if not utilized in the next five years.

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 – COMMITMENTS AND CONTINGENCIES

Guarantees and pledged collateral for bank loans to other parties:

(1) Provided Guarantees for bank loans to other parties

	For the year ended December 31,
	2019	2018

Zhejiang Xinchai Co., Ltd.*	$-	$14,497,610
Total	$-	$14,497,610

*	On December 6, 2019, the Guarantees to Zhejiang Xinchai Co., Ltd have been removed due to the payback bank loan.

(2) Pledged collateral for bank loans

On December 06, 2019, Zhejiang Zhongchai signed a Maximum Amount Pledge Contract with Agricultural Bank of PRC Co., Ltd. Xinchang County Sub-Branch (ABC Xinchang), pledging its land use rights for original book value of RMB11.08 million and property ownership for original book value of RMB35.12 million as security with ABC Xinchang, for its loan facility with maximum exposure of RMB48.83 million during the period from December 06, 2020 to December 06, 2022. As of December 31, 2019, outstanding amount of the short-term bank loan under this Pledge Contract was RMB48.83 million.

On November 28, 2019, Zhejiang Zhongchai signed a Maximum Amount Pledge Contract with Agricultural Bank of PRC Co., Ltd. Xinchang County Sub-Branch (ABC Xinchang), pledging its land use rights for original book value of RMB9.84 million and property ownership for original book value of RMB27.82 million, as security with ABC Xinchang, for its loan facility with maximum exposure of RMB40.80 million during the period from November 28, 2019 to November 26, 2022. As of December 31, 2019, outstanding amount of the short-term bank loan under this Pledge Contract was RMB40.80 million.

On December 17, 2019, Zhejiang Zhongchai signed a Maximum Amount Pledge Contract with Rural Commercial Bank of PRC Co., Ltd., pledging its land use rights for original book value of RMB4.75 million and property ownership for original book value of RMB11.28 million as security, for its loan facility with maximum exposure of RMB16.95 million during the period from December 17, 2019 to December 16, 2022. As of December 31, 2019, outstanding amount of the short-term bank loan under this Pledge Contract was RMB15.00 million.

On December 18, 2019, Zhejiang Zhongchai signed a Maximum Amount Pledge Contract with Rural Commercial Bank of PRC Co., Ltd., pledging its land use rights for original book value of RMB4.17 million as security, for its loan facility with maximum exposure of RMB8.00 million during the period from December 18, 2019 to December 17, 2022. As of December 31, 2019, outstanding amount of the short-term bank loan under this Pledge Contract was RMB8.00 million.

In November and December, 2018, Zhejiang Zhongchai signed a Maximum Amount Pledge Contract with Agricultural Bank of PRC Co., Ltd. Xinchang County Sub-Branch (ABC Xinchang), pledging its land use rights for original book value of RMB28.99 million. As security with ABC Xinchang, for its loan facility with maximum exposure of RMB53.30 million. As of December 31, 2018, outstanding amount of the short-term bank loan under this Pledge Contract was RMB53.30 million.

(3) Litigation

On October 14, 2019, the plaintiff, the Company and all other named defendants in the Action entered into a confidential memorandum of understanding (the “MOU”), pursuant to which a Stipulation and Order of Dismissal (“Stipulation of Dismissal”) of the Action was filed on October 14, 2019. The Stipulation of Dismissal was approved and entered by the District Court on October 15, 2019.  Among other things, the Stipulation of Dismissal acknowledged that the Definitive Proxy Statement mooted the plaintiff’s claims regarding the sufficiency of disclosures, dismissed all claims asserted in the Action, with prejudice as to the plaintiff only, permits the plaintiff to seek an award of attorneys’ fees in connection with the mooted claims, and reserves the defendants’ rights to oppose such an award, if appropriate.  Pursuant to the MOU, the parties have engaged in discussions regarding the amount of attorneys’ fees, if any, to which the plaintiff’s counsel is entitled in connection with the Action. Those discussions remain ongoing.

Facility Leases

The Company entered into a failed sale-leaseback transaction in August 2019. See further discussion in NOTE 15 –LONG TERM PAYABLES.

Rent expense is recognized on a straight-line basis over the terms of the operating leases accordingly and the Company records the difference between cash rent payments and the recognition of rent expense as a deferred rent liability.

The following are the aggregate non-cancellable future minimum lease payments under operating and financing leases as of December 31, 2019:

Years ending December 31,
2020	2,685,721
2021	1,684,828
2022	101,416
Total	$4,471,965

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 – RELATED PARTY TRANSACTIONS

(a) Names and Relationship of Related Parties:

Existing Relationship with the Company
Sinomachinery Holding Limited	Under common control of Peter Zuguang Wang
Cenntro Holding Limited	Controlling shareholder of the Company
Zhejiang Kangchen Biotechnology Co., Ltd.	Under common control of Peter Zuguang Wang
Cenntro Smart Manufacturing Tech. Co., Ltd.	Under common control of Peter Zuguang Wang
Zhejiang Zhonggong Machinery Co., Ltd.	Under common control of Peter Zuguang Wang
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.	Under common control of Peter Zuguang Wang
Jiuxin Investment Management Partnership (LP)[6]	Under control of Mr. Mengxing He, the General Manger and one of the directors of Zhejiang Zhongchai
Zhuhai Hengzhong Industrial Investment Fund (Limited Partnership)	Under common control of Peter Zuguang Wang

(b) Summary of Balances with Related Parties:

	For the year ended December 31,
	2019	2018
Due to related parties:
Sinomachinery Holding Limited	$-	$1,775,869
Zhejiang Kangchen Biotechnology Co., Ltd[2]	64,505	65,567
Zhejiang Zhonggong Machinery Co., Ltd.[3]	207,177	1,276,691
Xinchang County Jiuxin Investment Management Partnership (LP)[4]	-	160,337
Zhejiang Zhonggong Agricultural Equipment Co., Ltd.[5]	1,773,365	11,135
Cenntro Smart Manufacturing Tech. Co., Ltd.[6]	1,981	20,399
Zhuhai Hengzhong Industrial Investment Fund (Limited Partnership)[7]	95,302	-
Cenntro Holding Limited	1,339,654	3,774,544
Total	$3,481,984	$7,084,542

The balance of Due to related parties as of December 31, 2019 and December 31, 2018 consisted of:

1	Overpayment from Sinomachinery Holding Limited for certain purchase order;

2	Temporary borrowings from Zhejiang Kangchen Biotechnology Co., Ltd.,

3	Unpaid balances for purchasing of materials and equipment and temporary borrowing from Zhejiang Zhonggong Machinery Co., Ltd.;

4	Dividends declared but unpaid to Xinchang County Jiuxin Investment Management Partnership (LP).

5	Unpaid balances for purchasing of materials from Zhejiang Zhonggong Agricultural Equipment Co., Ltd.;;

6	Prepayment from Cenntro Smart Manufacturing Tech. Co., Ltd.

7	Zhuhai Hengzhong paid audit fee on behalf of Zhongchai Holding

8	Dividends declared but unpaid to Cenntro Holding Limited

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 – RELATED PARTY TRANSACTIONS (CONTINUED)

	For the year ended December 31,
	2019	2018
Due from related parties-current:
Cenntro Holding Limited	$36,042,829	$-
Total	$36,042,829	$-

Due from related parties-non-current:
Cenntro Holding Limited	$-	$36,636,262
Xinchang County Jiuxin Investment Management Partnership (LP)	430,034	-
Total	$430,034	$36,636,262

The balance of Due from related parties as of December 31, 2019 and December 31, 2018 consisted of:

Other receivable from Cenntro Holding Limited was $36.0 million and $36.6 million   as of December 31, 2019 and December 31, 2018 , respectively. The Company expects the amount due from our equity holder, Cenntro Holding will pay us back by the end of October 2020 in accordance with the original maturity date .

(c) Summary of Related Party Transactions:

A summary of trade transactions with related parties for the year ended December 31, 2019 and 2018 are listed below:

		For the year ended December 31,
		2019	2018
Purchases from related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	Purchase of materials and equipment	4,232	1,023,680

Sales to related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	Sale of goods	-	7,621
Cenntro Smart Manufacturing Tech. Co., Ltd.	Provide service and Sale of goods	348,725	611,282
Total		348,725	618,903

GREENLAND TECHNOLOGIES HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 – RELATED PARTY TRANSACTIONS (CONTINUED)

(d) Summary of Related Party Funds Lending:

A summary of funds lending with related parties for the year ended December 31, 2019 and 2018 are listed below:

	For the year ended December 31,
	2019	2018
Withdraw funds from related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	2,973,428	2,411,891
Cenntro Holding Limited	2,454,835

Deposit funds with related parties:
Zhejiang Zhonggong Machinery Co., Ltd.	2,900,905	2,411,891

(e) Summary of Related Party dividend payment:

A summary of dividend payment to related parties for the year ended December 31, 2019 and 2018 are listed below:

Dividend payment to related parties:
Xinchang County Jiuxin Investment Management Partnership (LP)	159,612	-

NOTE 22 – SUBSEQUENT EVENTS

On January 14, 2020, Greenland established its wholly owned subsidiary in the state of Delaware named Greenland Technologies Corporation (“Greenland Tech”). Greenland Tech is setup US operation and promote robotic enabled automated warehouse system for North American market.

The outbreak of COVID-19, the coronavirus, has grown both in the United States and globally, and related government and private sector responsive actions have adversely affected the Company’s business operations. COVID-19 originated in Wuhan, China, in December 2019. Effective February 3, 2020, the Company announced the temporary closure of its all operating offices in Zhejiang Province, including the manufactory in response to the emergency measures imposed by the local government to slow down the spread of COVID-19. Since the local government has imposed pandemic prevention policy, the subsidiaries were temporary shut down until the end of February 2020. The Company’s launch on robotic cargo carriers are also expected to be delay due to the uncertainty on customer demand. Moreover, the outbreak has significantly limited suppliers’ ability to provide low-cost, high-quality merchandise to the Company on a timely basis. Zhejiang Province, where we conduct a substantial part of our business, is one of the most affected areas in China. The World Health Organization has declared Covid-19 to be a global pandemic, resulting in an economic downturn and changes in global economic policy that will reduce demand for the Company’s products and have an adverse impact on the Company’s business, operating results and financial condition.

On March 20, 2020, we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, a new registration statement on Form-3 (File No. 333-237321), which allows us to (a) issue up to 2,461,000 ordinary shares issuable upon the exercise of the Warrants (as defined in the registration statement) and (b) register the resale by certain security holders named as such in the registration statement of 1,420,2000 ordinary shares of no par value in the Company. The registration statement is not declared effective by the SEC yet.

ALTERNATE PAGE FOR RESALE PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 6, 2020

1,681,200 Ordinary Shares

Greenland Technologies Holding Corporation

This prospectus relates to the possible offer and sale of 1,681,200 ordinary shares by the selling securityholders identified in this prospectus, or their permitted transferees, from time to time in amounts, at prices, and at terms that will be determined at the time of the offering. The ordinary shares include (a) 282,000 ordinary shares underlying 260,000 units issued to the Sponsor and 22,000 units issued to Chardan in a private placement in connection with the Initial Public Offering (“Private Unit Shares”), (b) 28,200 ordinary shares converted from 260,000 rights underlying the units issued to the Sponsor and 22,000 rights underlying the units issued to Chardan in a private placement in connection with the Initial Public Offering (“Private Unit Right Shares”), (c) 1,100,000 ordinary shares acquired by the Sponsor prior to the Initial Public Offering (“Founder Shares”), (d) 10,000 ordinary shares issued to SCCG in a private placement in connection with the Termination Agreement, (v) 120,000 ordinary shares issuable upon the exercise of UPO Warrants, and (vi) 141,000 ordinary shares issuable upon the exercise of Private Unit Warrants (“Termination Shares” and together with the shares issuable upon the exercise of the UPO Warrants and the Private Unit Warrants, the Private Unit Right Shares, the Private Unit Shares, and the Founder Shares, the “Securities”).

The selling securityholders may offer, sell or distribute all or a portion of their Securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses, and fees in connection with the registration of the Securities, including fees regarding compliance with state securities or “blue sky” laws. The selling securityholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Securities.

The Securities are being registered by the registration statement of which this prospectus forms a part, pursuant to a registration rights agreement, dated as of July 24, 2018 and entered into and by Greenland, Sponsor and any holder of registrable Securities as such term is defined therein (the “Registration Rights Agreement”), a unit purchase option agreement, dated as of July 27, 2018 and entered into and by Greenland and Chardan (the “Unit Purchase Option Agreement”), a unit subscription agreement, dated as of June 28, 2018 and entered into and by Greenland and Chardan (the “Unit Subscription Agreement”), and the Termination Agreement entered into and by Greenland and SCCG.

The ordinary shares to be offered by the selling securityholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the selling securityholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the selling securityholders. Subject to resale restrictions, the selling securityholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Capital Market or any other market on which our ordinary shares may subsequently be listed or quoted. When we refer to the selling securityholders in this prospectus, we mean the persons listed in the table below.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. The selling securityholders and any agents or broker-dealers that participate with the selling securityholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The following table sets forth, as of the date of this prospectus, the name of the selling securityholders, the beneficial ownership of Securities held by the selling securityholders, the aggregate amount of Securities that the selling securityholders may offer pursuant to this prospectus, and the number and percentage of Securities that the selling securityholders will beneficially own after this offering assuming they sell all such securities that they may offer pursuant to this prospectus. The percentage of Securities owned by the selling securityholders following the offering of any ordinary shares or warrants pursuant to this prospectus is based on 10,021,142 ordinary shares as of March 20, 2020. Unless otherwise indicated, we believe that the persons named in the table have the sole voting and investment power with respect to all ordinary shares they beneficially own.

Information with respect to beneficial ownership is based on information obtained from such selling securityholders and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of ordinary shares. Information about the selling securityholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

	Ordinary Shares
Name and Address of Beneficial Owner	Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Offered Pursuant to This Prospectus	Beneficially Owned After Offering (2)	Percentage Beneficially Owned After Offering (1) (2)
Greenland Asset Management Corporation (3)	1,337,000	1,516,000	—	—%
Chardan Capital Markets, LLC (4)	24,200	155,200	—	—%
Skyline Corporate Communications Group, LLC (5)	10,000	10,000	—	—%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person, ordinary shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Assuming that the selling securityholders dispose of all the ordinary shares covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling securityholders will sell all or any portion of the shares covered by this prospectus.

(3)	Representing (i) 130,000 ordinary shares issuable to the Sponsor upon exercise of its Private Unit Warrants, (ii) 260,000 Private Unit Shares currently owned by the Sponsor, (iii) 26,000 Private Unit Right Shares currently owned by the Sponsor, and (iv) 1,100,000 Founder Shares currently owned by the Sponsor. Greenland Asset Management Corporation is owned and managed by Mr. Yanming Liu, who holds the sole voting and dispositive power over the securities held by Greenland Asset Management Corporation. The business address of such selling securityholder is Suite 906, Tower W1, Oriental Plaza, No. 1 East Chang’an Street, Dongcheng District, Beijing, People’s Republic of China 100738.

(4)	Representing (i) 120,000 ordinary shares issuable to Chardan upon exercise of its UPO Warrants, (ii) 11,000 ordinary shares issuable to Chardan upon exercise of its Private Unit Warrants, (iii) 2,200 Private Unit Right Shares currently owned by Chardan, and (iii) 22,000 Private Unit Shares currently owned by Chardan. The business address of such selling securityholder is 17 State Street, Suite 1600, New York, NY, 10004.

(5)	Representing 10,000 ordinary shares currently owned by SCCG. The business address of such selling securityholder is 1 Welby Bedford, Suite 8, New Bedford, MA 02745.

Material Relationships with the Selling Securityholders

Relationships with Greenland

Mr. Yanming Liu served as the former Chairman and Chief Executive Officer of Greenland until the closing of the Business Combination. As of the date of the prospectus, Mr. Liu serves as a member of board of directors at Greenland (the “Board”) since the closing of the Business Combination on October 24, 2019.

Chardan served as the lead representative of the underwriters in the Initial Public Offering.

SCCG provided certain investor relations services to Greenland pursuant to a service agreement the two parties entered into on August 15, 2019 (the “Services Agreement”).

Agreements Related to the Initial Public Offering

Sponsor’s Founder Shares, part of the Private Unit Shares, Private Unit Right Shares, and Private Unit Warrants, and the Registration Rights Agreement

In March 2018, the Sponsor purchased an aggregate of 1,100,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.022 per share. The Sponsor (and/or its designees) also purchased an aggregate of 260,000 insider units, each consisting of one ordinary share, one right entitling the holder to receive one-tenth (1/10) of one ordinary share, and a warrant to purchase one-half (1/2) of one ordinary share, for an aggregate purchase price of $ 2,600,000.

In connection with the Initial Public Offering, Greenland and the Sponsor entered into the Registration Rights Agreement, as defined herein, with respect to the Sponsor’s Founder Shares, Private Unit Shares, Private Unit Right Shares, and Private Unit Warrants, pursuant to which the Sponsor and its designees, if any, were granted certain demand and piggyback registration rights. Greenland agreed to bear the expenses incurred in connection with the filing of any such registration statements.

Chardan’s UPO Warrants, part of the Private Unit Shares, Private Unit Right Shares, and Private Unit Warrants, the Unit Subscription Agreement, and the Warrant Agreement

In connection with the Initial Public Offering, Greenland issued Chardan a UPO to purchase 240,000 units, each consisting of one ordinary share, one right entitling the holder to receive one-tenth (1/10) of one ordinary share, and a warrant to purchase one-half (1/2) of one ordinary share.

Pursuant to the Unit Purchase Option Agreement entered into by Greenland and Chardan on June 27, 2018 with respect to the purchase of the 240,000 units, Chardan was granted certain demand and piggyback registration rights regarding its units and all the securities underlying such units. Greenland agreed to bear the expenses incurred in connection with the filing of any such registration statements.

Chardan also purchased an aggregate of 22,000 private units, each consisting of one ordinary share, one right entitling the holder to receive one-tenth (1/10) of one ordinary share, and a warrant to purchase one-half (1/2) of one ordinary share, for an aggregate purchase price of $ 220,000.

Pursuant to the unit subscription agreement entered into by Greenland and Chardan on June 28, 2018 (the “Unit Subscription Agreement”) with respect to the purchase of the 22,000 private units, Chardan was granted certain demand and piggyback registration rights regarding its private units and all the securities underlying such units. Greenland agreed to bear the expenses incurred in connection with the filing of any such registration statements.

Agreements Related to the Business Combination

Share Exchange Agreement

On July 12, 2019, Greenland entered into a share exchange agreement with Zhongchai Holding, the Sponsor in the capacity thereunder as the purchaser representative, and Zhongchai Equity Holder, whereby, among other things and subject to the terms and conditions contained therein, Greenland agreed to acquire all of the outstanding capital stock of Zhongchai Holding through a share exchange with Zhongchai Equity Holder, with Zhongchai Holding becoming a direct wholly owned subsidiary of Greenland.

Registration Rights Agreement

On July 12, 2019, Greenland entered into a registration rights agreement with Zhongchai Equity Holder and the Sponsor in the capacity thereunder as the purchaser representative (the “Registration Rights Agreement for the Business Combination”), pursuant to which Zhongchai Equity Holder holds registration rights that obligate us to register for resale under the Securities Act all or any portion of the 7,500,000 Greenland’s ordinary shares (the “Exchange Shares”) so long as such shares are not then restricted under the Lock-Up Agreement (as defined below). Zhongchai Equity Holder will be entitled to make a written demand for registration under the Securities Act of all or part of the Exchange Shares (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the closing of the Business Combination, Greenland proposes to file a registration statement under the Securities Act with respect to its securities, Greenland shall give notice to Zhongchai Equity Holder as to the proposed filing and offer Zhongchai Equity Holder an opportunity to register the sale of such number of Exchange Shares as requested by Zhongchai Equity Holder in writing. In addition, subject to certain exceptions, Zhongchai Equity Holder will be entitled under the Registration Rights Agreement for the Business Combination to request in writing that Greenland register the resale of any or all of such Exchange Shares on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement for the Business Combination, Greenland agreed to indemnify Zhongchai Equity Holder and certain persons or entities related to Zhongchai Equity Holder, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Exchange Shares, unless such liability arose from their misstatement or omission, and Zhongchai Equity Holder including registrable securities in any registration statement or prospectus agreed to indemnify Greenland and certain persons or entities related to Greenland such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

Lock-Up Agreement

On July 12, 2019, Zhongchai Equity Holder entered into a lock-up agreement with Greenland and the Sponsor in the capacity thereunder as the purchaser representative (the “Lock-Up Agreement”), with respect to the Exchange Shares to be received in the Business Combination. In the Lock-Up Agreement, Zhongchai Equity Holder has agreed that it will not, from the Closing of the Business Combination until the first anniversary of the Closing (or if earlier, the date on which Greenland consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Greenland’s shareholders having the right to exchange either equity holdings in us for cash, securities or other property), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any of the Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Exchange Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Zhongchai Equity Holder has further agreed that the ten percent (10%) of the Exchange Shares (“Escrow Shares”) will continue to be subject to such transfer restrictions until they are released from the escrow account. However, Zhongchai Equity Holder will be allowed to transfer any of the Exchange Shares (other than the Escrow Shares while they are held in the escrow account) by gift, will or intestate succession upon death of Zhongchai Equity Holder, pursuant to a court order or settlement agreement in connection with a divorce, or to any affiliate, to any immediately family members, trusts for the benefit of Zhongchai Equity Holder or its immediately family members, if Zhongchai Equity Holder is a trust, to the trustor or trust beneficiary, or as a liquidating distribution to limited partners or other equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement.

Non-Competition and Non-Solicitation Agreement

On July 12, 2019, Zhongchai Equity Holder entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”) with Greenland and the Sponsor in the capacity thereunder as the purchaser representative. Under the Non-Competition Agreement, for a period from the Closing of the Business Combination to four years thereafter (or if later, the date on which Zhongchai Equity Holder, its affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of Zhongchai Holding or its subsidiaries (the “Termination Date”)), Zhongchai Equity Holder and its affiliates will not, without Greenland’s prior written consent, anywhere in the PRC or any other markets in which, as of the Closing, Zhongchai Holding and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”) are engaged or actively contemplating to become engaged in the Business (as defined below) as of the Closing or during the restricted period, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the business of (i) manufacturing and selling transmission products in China or (ii) selling autonomous transmission products in China (collectively, the “Business”). However, Zhongchai Equity Holder and its affiliates will be permitted under the Non-Competition Agreements to own passive portfolio company investments in a competitor, so long as Zhongchai Equity Holder and its affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of Zhongchai Holding are not involved in the management or control of such competitor. Under the Non-Competition Agreements, during such restricted period, Zhongchai Equity Holder and its affiliates will not, without Greenland’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. Zhongchai Equity Holder and its affiliates also agreed not to disparage the Covered Parties during the restricted period and to keep confidential and not use the confidential information of the Covered Parties.

Agreements Related to the Termination

SCCG agreed to provide certain investor relations services to Greenland for a period of twelve months since August 15, 2019 pursuant to the Services Agreement the two parties entered into. On February 25, 2020, SCCG and Greenland entered into the Termination Agreement to terminate their respective obligations under the Services Agreement. Pursuant to the Termination Agreement, SCCG agreed to issue 10,000 Termination Shares to SCCG and register such shares within three months since the date of issuance described therein.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 6, 2020.

ALTERNATE PAGE FOR RESALE PROSPECTUS

Page

PROSPECTUS SUMMARY	1

THE OFFERING	84

SUMMARY FINANCIAL DATA	7

RISK FACTORS	10

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	85

ENFORCEABILITY OF CIVIL LIABILITY	25

USE OF PROCEEDS	86

DIVIDEND POLICY	27

CAPITALIZATION	28

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	30

INDUSTRY	39

BUSINESS	40

REGULATIONS	51

MANAGEMENT	55

EXECUTIVE COMPENSATION	61

PRINCIPAL SHAREHOLDERS	63

SELLING SHAREHOLDERS	87

RELATED PARTY TRANSACTIONS	65

DESCRIPTION OF SHARE CAPITAL	67

TAXATION	74

PLAN OF DISTRIBUTION	89

LEGAL MATTERS	82

EXPERTS	82

WHERE YOU CAN FIND MORE INFORMATION	82

INDEX TO FINANCIAL STATEMENTS	F-1

Until [●], 2020, all dealers that buy, sell, or trade our Ordinary Shares may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

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THE OFFERING

Shares offered by Selling Shareholders:	1,420,200 Ordinary Shares

Shares outstanding prior to completion of this offering:	10,021,142 Ordinary Shares

Nasdaq Capital Market Symbol:	“GTEC”

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Ordinary Shares.

Use of Proceeds:	We will not receive any proceeds from the sale of the Resale Shares.

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Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

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Use of Proceeds

The Selling Shareholders are selling the Resale Shares for their own account. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

We will not receive any of the proceeds from the sale of Founder Shares, Private Unit Shares, Private Unit Right Shares, and Termination Shares owned by the selling securityholders.

The selling securityholders will bear all commissions and discounts and transfer taxes, if any, attributable to their sale of the Securities. We will bear all costs, expenses and fees in connection with the registration of the Securities, including fees regarding compliance with state securities or “blue sky” laws.

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SELLING SHAREHOLDERS

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Ordinary Shares held by the Selling Shareholders, including:

●	the number of shares owned by the Selling Shareholders prior to this offering;

●	the percentage owned by the Selling Shareholders prior to completion of the offering;

●	the total number of shares that are to be offered for the Selling Shareholders;

●	the total number of shares that will be owned by the Selling Shareholders upon completion of the offering; and

●	the percentage owned by the Selling Shareholders upon completion of the offering.

We have agreed to register a total of 1,420,200 Ordinary Shares held by the Selling Shareholders. We are registering the shares under this prospectus.

The following table sets forth certain information with respect to the Selling Shareholder’s beneficial ownership of our Ordinary Shares as of the date of this registration statement. Although there was no agreement between the Company and the Selling Shareholders to register the Resale Shares, the Company believes the registration of the Resale Shares is beneficial to the Company.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Shareholder have sole voting and investment power with respect to all of the Ordinary Shares they beneficially own, subject to applicable community property laws. Based on the information provided to us by the Selling Shareholders, no Selling Shareholder is a broker-dealer or an affiliate of a broker-dealer.

The percentage ownership information shown in the table below is based on (i) 10,021,142 Ordinary Shares outstanding as of the date of this registration statement, and (ii) 12,482,142 Ordinary Shares outstanding immediately after the closing of this offering. None of the Selling Shareholders had a material relationship with the Company within the past three years.

	Beneficial Ownership Prior to this Offering (4)		Ordinary Shares Being Sold in this Offering	Beneficial Ownership After this Offering (5)
Name of Beneficial Owner	Ordinary Shares	%	Ordinary Shares	Ordinary Shares	%
Greenland Asset Management Corporation (1)	1,337,000	13.34	1,516,000	-	-
Chardan Capital Markets, LLC (2)	24,200	0.24	155,200	-	-
Skyline Corporate Communications Group, LLC (3)	10,000	0.1	10,000	-	-

(1)	the address of Greenland Asset Management Corporation is West Wing Yongda International Tower No. 2277 Longyang Road Pudong District Shanghai.

(2)	the address of Chardan Capital Markets, LLC is 17 STATE ST STE 1600 NEW YORK NY 10004-1501.

(3)	the address of Skyline Corporate Communications Group, LLC is Welby Office Park, 1 Welby Road, Suite #8, New Bedford, MA 02745.

(4)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person, ordinary shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(5)	Assuming that the selling securityholders dispose of all the ordinary shares covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling securityholders will sell all or any portion of the shares covered by this prospectus.

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PLAN OF DISTRIBUTION

The Selling Shareholders have represented to the Company that they will not offer or sell the Resale Shares prior to the closing of this public offering. After the public offering closes, the Selling Shareholder may sell the Resale Shares from time to time at the prevailing market price on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Shareholders may use any one or more of the following methods when selling the Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

●	any other method permitted pursuant to applicable law.

In connection with the sale of the Resale Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver these securities to close out short positions, or loan or pledge the shares to broker-dealers, which in turn may sell the securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Resale Shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities.

The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our Ordinary Shares for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Resale Shares by the Selling Shareholders or any other person.

Until [●], 2020, all dealers that effect transactions in these securities, whether or not participating in this public offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,420,200 Ordinary Shares

Greenland Technologies Holding Corporation

Prospectus dated May 6, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

See “Expenses Relating to This Offering” section beginning on page 82 of this registration statement.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

British Virgin Islands law does not limit the extent to which a Company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Company’s Amended and Restated Memorandum and Articles of Association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

No such existing or former director, secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment by way of advancement, for any legal costs incurred by an existing or former director, secretary, or officer of the Company in respect of any matter identified in above on condition that the director, secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director, secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since our inception on December 28, 2017, we did not have sales of unregistered securities other than those already disclosed in the quarterly reports on Form 10-Q in the fiscal years 2019 and 2018 and the current affair reports on Form 8-K and the following transactions.

Pursuant to the Service Agreement entered into and by The Company and Chineseinvestors.com, Inc., an Indiana corporation (“CIIX”) on August 21, 2019 (the “Service Agreement”), CIIX were to provide certain investor relations services to the Company for a period of three months beginning on August 21, 2019. Pursuant to the Service Agreement, the Company were to pay CIIX fees consisting of three equal monthly instalments of $12,000 and 5,000 restricted ordinary shares, no par value, of the Company on a quarterly basis during the term of the Consulting Agreement. On February 24, 2020, Greenland and CIIX entered into a termination agreement (the “CIIX Termination Agreement”) to terminate their respective obligations under the Service Agreement. Pursuant to the CIIX Termination Agreement, the Company agreed to issue 5,000 ordinary shares, no par value (the “CIIX Termination Shares”) to CIIX. Upon CIIX’s receipt of the CIIX Termination Shares, the Company will have fully satisfied its payment obligations under the Service Agreement. As of the date of this prospectus, the Company has issued the CIIX Termination Shares to CIIX and has fully satisfied its payment obligations.

Pursuant to the Investor Relations Consulting Agreement entered into and by The Company and Skyline Corporate Communication Group, LLC, a Massachusetts limited liability Company (“SCCG”) on August 15, 2019 (the “Consulting Agreement”), SCCG were to provide certain investor relations services to the Company for a period of twelve months beginning on August 15, 2019. Pursuant to the Consulting Agreement, the Company were to pay SCCG fees consisting of $5,000 per month and 1,250 restricted ordinary shares, no par value, of the Company on a quarterly basis during the term of the Consulting Agreement. On February 25, 2020, Greenland and SCCG entered into a termination agreement (the “SCCG Termination Agreement”) to terminate their respective obligations under the Consulting Agreement. Pursuant to the SCCG Termination Agreement, the Company agreed to issue 10,000 ordinary shares, no par value (the “SCCG Termination Shares”) to SCCG. Upon SCCG’s receipt of the SCCG Termination Shares, the Company will have fully satisfied its payment obligations under the Consulting Agreement. As of the date of this prospectus, the Company has issued the SCCG Termination Shares to SCCG and has fully satisfied its payment obligations.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, People’s Republic of China, on May 6, 2020.

Greenland Technologies Holding Corporation

By:	/s/ Jing Jin
Jing Jin
Chief Financial Officer and
Corporate Secretary

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jing Jin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond Z. Wang	Chief Executive Officer and President	May 6, 2020
Name: Raymond Z. Wang	(Principal Executive Officer)

/s/ Jing Jin	Chief Financial Officer	May 6, 2020
Name: Jing Jin	(Principal Accounting and Financial Officer)

/s/ Peter Zuguang Wang	Chairman of the Board	May 6, 2020
Name: Peter Zuguang Wang

/s/ Yanming Liu	Director	May 6, 2020
Name: Yanming Liu

/s/ Min Zhang	Director	May 6, 2020
Name: Min Zhang

/s/ Everett Xiaolin Wang	Director	May 6, 2020
Name: Everett Xiaolin Wang

/s/ Hong Liang Lu	Director	May 6, 2020
Name: Hong Liang Lu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on May 6, 2020.

Hunter Taubman Fischer & Li LLC

By:	/s/ Ying Li
Name: Ying Li
Title: Partner and Member

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Exchange Agreement dated as of July 12, 2019 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 8-K filed on July 12, 2019).

3.1	Amended and Restated Memorandum and Articles of Association, effective on October 24, 2019 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K filed on October 30, 2019).

4.1	Specimen Ordinary Shares Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No.1 to the Registration Statement filed on July 16, 2018).

4.2	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No.1 to the Registration Statement filed on July 16, 2018).

4.3	Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated July 24, 2018 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on July 30, 2018).

4.4	Registration Rights Agreement between the Registrant and certain holders identified therein, dated July 24, 2018 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 8-K filed on July 30, 2018).

4.5	Form of Unit Purchase Option between the Registrant and Chardan (Incorporated by reference to Exhibit 4.7 to the Registrant’s Amendment No.1 to the Registration Statement filed on July 16, 2018).

4.6	Unit Subscription Agreement between the Registrant and the Sponsor (Incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No.1 to the Registration Statement filed on July 16, 2018).

4.7	Unit Subscription Agreement between the Registrant and Chardan (Incorporated by reference to Exhibit 10.6 to the Registrant’s Registrant Statement filed on July 16, 2018).

4.8	Termination Agreement between the Registrant and SCCG, dated February 25, 2020 (Incorporated by reference to Exhibit 4.8 to the Registrant’s Registrant Statement filed on March 20, 2020).

5.1*	Opinion of Ogier.

23.2*	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP.

23.3*	Consent of Ogier (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

*	Filed herewith.